                                                                  EXHIBIT 4.2




                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                               (U.S. $250,000,000)


                          Dated as of January 30, 1998


                                      among


                                 OM GROUP, INC.

                                   as Borrower

                                       and

                     THE BANKS WHICH ARE SIGNATORIES HERETO,

                               NATIONAL CITY BANK

                                  as Agent and

                              Letter of Credit Bank

                                       and

                               ABN AMRO BANK N.V.

                                   as Co-Agent

                                TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----

1        DEFINITIONS AND ACCOUNTING TERMS
         1.1      Certain Defined Terms.........................................................................  1
         1.2      Computation of Time Periods................................................................... 16
         1.3      Accounting Terms.............................................................................. 16
         1.4      Dollar Equivalents............................................................................ 17

2        STATEMENT OF TERMS
         2.1      Revolving Credit Facility..................................................................... 17
                  (a)      Revolving Credit Loans............................................................... 17
                  (b)      Revolving Credit Borrowings.......................................................... 17
                  (c)      Revolving Credit Notes; Loan Account................................................. 17
                  (d)      Control Account Maintained by Agent.................................................. 18
         2.2      Credit Requests............................................................................... 18
                  (a)      Credit Requests Executed by the Borrower............................................. 18
                  (b)      Requests for Revolving Credit Borrowing Deemed Given................................. 19
         2.3      Funding of Revolving Credit Loans............................................................. 20
                  (a)      Disbursement of Funds Received....................................................... 20
         2.4      Availability of Funds......................................................................... 20
         2.5      Failure of Bank to Fund....................................................................... 20
                  (a)      Payment Constituting Ratable Portion................................................. 20
                  (b)      Treatment of Defaulting Bank......................................................... 21
                  (c)      Continuing Borrower Obligation....................................................... 21
                  (d)      Continuing Bank Obligation to Fund................................................... 21
         2.6      Repayments and Prepayments.................................................................... 21
                  (a)      Repayment............................................................................ 21
                  (b)      Mandatory Prepayment of Revolving Credit Loans....................................... 21
                  (c)      Mandatory Reduction of Revolving Credit Commitment................................... 22
                  (d)      Voluntary Reduction of Revolving Credit Commitment................................... 22
                  (e)      Permitted Prepayments................................................................ 23
                  (f)      Extension of Commitment Period....................................................... 23
         2.7      Rate Conversion and Rate Continuation......................................................... 24
         2.8      Letters of Credit............................................................................. 25
                  (a)      Term; Form and Conditions of Letters of Credit....................................... 25
                  (b)      Requests for Letters of Credit....................................................... 26
                  (c)      Participation by Banks in Letters of Credit.......................................... 26
                  (d)      Reimbursement........................................................................ 27
                  (e)      Failure to Reimburse................................................................. 27
                  (f)      Obligations Absolute................................................................. 27
                  (g)      Liability of Letter of Credit Bank................................................... 28
                  (h)      Letter of Credit Bank Indemnity...................................................... 29
                  (i)      Effect of Applicable Law or Custom................................................... 29

Section                                                                                                        Page
-------                                                                                                        ----

                  (j)      Termination of Letter of Credit Commitment........................................... 29
         2.9      Fees.......................................................................................... 30
                  (a)      Revolving Credit Commitment Fee...................................................... 30
                  (b)      Arrangement and Structuring.......................................................... 30
                  (c)      Annual Agent's Fee................................................................... 30
                  (d)      Letter of Credit Fees................................................................ 30
                  (e)      Late Charges......................................................................... 31
                  (f)      Applicable Risk Participation Percentage and Applicable Facility Fee Percentage...... 31
                  (g)      Payment of Fees; NonRefundable....................................................... 31
         2.10     Interest on Revolving Credit Loans............................................................ 31
                  (a)      Interest Rate........................................................................ 32
                  (b)      Applicable LIBOR Margin; Terms of Adjustment......................................... 32
                  (c)      Default Interest..................................................................... 33
                  (d)      Interest Rate Determination.......................................................... 33
         2.11     Payments and Computations..................................................................... 34
                  (a)      Payments............................................................................. 34
                  (b)      Payment Procedures................................................................... 34
                  (c)      Authorization to Charge Account...................................................... 34
                  (d)      Computations of Interest and Fees.................................................... 34
                  (e)      Payment not on Business Day.......................................................... 35
                  (f)      Presumption of Payment in Full by Borrower........................................... 35
         2.12     Change in Law; LIBOR Rate Loans Unlawful...................................................... 35
         2.13     Unavailability................................................................................ 36
                  (a)      Inadequate Rate...................................................................... 36
                  (b)      Unavailable Quotations............................................................... 36
                  (c)      Unavailable Deposits................................................................. 36
         2.14     Pro Rata Treatment............................................................................ 36

3        CONDITIONS OF LENDING.
         3.1      Conditions Precedent to Initial Loans......................................................... 36
                  (a)      This Agreement....................................................................... 36
                  (b)      Subsidiary Guaranties................................................................ 37
                  (c)      Corporate Action; Incumbency......................................................... 37
                  (d)      Domestic Subsidiary - Corporate Action; Incumbency................................... 37
                  (e)      Good Standing - Borrower............................................................. 37
                  (f)      Good Standing - Domestic Subsidiaries................................................ 37
                  (g)      Revolving Credit Notes............................................................... 37
                  (h)      Legal Opinions....................................................................... 38
                  (i)      Minimum Availability................................................................. 38
                  (j)      Assignment Agreement................................................................. 38
                  (k)      Consents............................................................................. 38
                  (l)      Delivery of Financial Statements; Officer's Certificate.............................. 38

Section                                                                                                        Page
-------                                                                                                        ----

                  (m)      Credit Request and Disbursement Direction Letter..................................... 38
                  (n)      Payment of Fees...................................................................... 38
                  (o)      Projections.......................................................................... 39
                  (p)      Insurance............................................................................ 39
                  (q)      Other Information.................................................................... 39
         3.2      Conditions Precedent to all Loans............................................................. 39
                  (a)      Representation Bringdown............................................................. 39
                  (b)      No Default; Compliance with Terms.................................................... 39
                  (c)      No Material Adverse Effect........................................................... 39

4        GENERAL REPRESENTATIONS AND WARRANTIES.
         4.1      Existence..................................................................................... 39
         4.2      Authorization................................................................................. 40
         4.3      Enforceability................................................................................ 40
         4.4      Litigation; Proceedings....................................................................... 40
         4.5      Taxes......................................................................................... 41
         4.6      Title......................................................................................... 41
         4.7      No Breach or Default.......................................................................... 41
         4.8      Consents; Approvals........................................................................... 41
         4.9      Lawful Operations............................................................................. 41
         4.10     Environmental Compliance...................................................................... 41
         4.11     ERISA......................................................................................... 42
         4.12     Adverse Obligations; Labor Disputes........................................................... 43
         4.13     Financial Statements.......................................................................... 43
         4.14     Value; Solvency............................................................................... 43
         4.15     Investment Company Act Status................................................................. 43
         4.16     Use of Proceeds; Regulation U/Regulation X Compliance......................................... 43
         4.17     Full Disclosure............................................................................... 44

5        COVENANTS OF THE BORROWER.
         5.1      Reporting and Notice Covenants................................................................ 44
                  (a)      Quarterly Financial Statements....................................................... 44
                  (b)      Annual Financial Statements.......................................................... 44
                  (c)      Officer's Certificates............................................................... 45
                  (d)      Annual Business Plan................................................................. 45
                  (e)      Other Information.................................................................... 45
                  (f)      Projections.......................................................................... 45
                  (g)      Notices.............................................................................. 46
                  (h)      Notice of Default under ERISA........................................................ 46
                  (i)      Environmental Reporting.............................................................. 46
                  (j)      Multiemployer Plan Withdrawal Liability.............................................. 47
         5.2      Affirmative Covenants......................................................................... 47
                  (a)      Corporate Existence.................................................................. 47

Section                                                                                                        Page
-------                                                                                                        ----

                  (b)      Compliance with Law.................................................................. 47
                  (c)      Insurance............................................................................ 47
                  (d)      Taxes................................................................................ 48
                  (e)      Properties; Financial Records........................................................ 48
                  (f)      Visitation........................................................................... 48
                  (g)      Domestic Subsidiaries as Subsidiary Guarantors....................................... 48
                  (h)      Interest Rate Protection Agreements.................................................. 48
         5.3      Negative Covenants............................................................................ 49
                  (a)      Mergers; Sales of Assets; Fundamental Transactions................................... 49
                  (b)      Credit Extensions; Investments....................................................... 49
                  (c)      Indebtedness......................................................................... 50
                  (d)      Liens; Leases........................................................................ 50
                  (e)      Dividends............................................................................ 51
                  (f)      Accounting Changes................................................................... 52
                  (g)      Use of Proceeds...................................................................... 52
                  (h)      Compliance with ERISA................................................................ 52
                  (i)      Change in Nature of Business......................................................... 53
         5.4      Financial Covenants........................................................................... 53
                  (a)      Consolidated Total Funded Debt to EBITDA Ratio....................................... 53
                  (b)      Consolidated Total Funded Debt....................................................... 53

6        EVENTS OF DEFAULT
         6.1      Payment Failure............................................................................... 53
         6.2      Representations and Warranties................................................................ 54
         6.3      Reporting and Notice Provisions; Violations of Certain Affirmative Covenants.................. 54
         6.4      Violation of Negative Covenants; Violation of Certain Other Covenants......................... 54
         6.5      Loan Documents................................................................................ 54
         6.6      Cross-Default................................................................................. 54
         6.7      Termination of Existence...................................................................... 55
         6.8      Control....................................................................................... 55
         6.9      Failure of Enforceability of this Agreement or any Loan Document.............................. 55
         6.10     Judgments..................................................................................... 55
         6.11     Forfeiture Proceedings........................................................................ 55
         6.12     Payments of Debts............................................................................. 55
         6.13     Voluntary Proceedings......................................................................... 55
         6.14     Involuntary Proceedings....................................................................... 56

7        REMEDIES
         7.1      Optional Defaults............................................................................. 56
         7.2      Automatic Defaults............................................................................ 56
         7.3      General Rights and Remedies of Agent and the Banks............................................ 56
         7.4      Set-off....................................................................................... 56

Section                                                                                                        Page
-------                                                                                                        ----

        7.5      Acions in Respect of the Letters of Credit upon Default........................................ 57
        7.6      Letter of Credit Collateral Account............................................................ 57
                 (a)        Application......................................................................... 57
                 (b)      No Borrower or Third Party Claims..................................................... 57
                 (c)      No Liens or Transfers of Account...................................................... 57
                 (d)      Reasonable Care....................................................................... 58
         7.7     Termination; Effect on Borrower Obligations.................................................... 58
         7.8     Equalization................................................................................... 58
         7.9     Remedies Cumulative............................................................................ 58

8        THE AGENT.
         8.1     The Agent...................................................................................... 58
         8.2     Nature of Appointment.......................................................................... 58
         8.3     Agent as a Bank; Other Transactions............................................................ 59
         8.4     Instructions from Banks........................................................................ 59
         8.5     Bank's Diligence............................................................................... 59
         8.6     No Implied Representations..................................................................... 59
         8.7     Sub-Agents..................................................................................... 59
         8.8     Agent's Diligence.............................................................................. 59
         8.9     Notice of Default.............................................................................. 60
         8.10    Agent's Liability.............................................................................. 60
         8.11    Agent's Indemnity.............................................................................. 61
         8.12    Resignation of Agent........................................................................... 61

9        TRANSFERS AND ASSIGNMENTS.
         9.1     Transfer of Commitments........................................................................ 61
                 (a)      Prior Consent......................................................................... 62
                 (b)      Agreement; Transfer Fee............................................................... 62
                 (c)      Revolving Credit Notes................................................................ 62
                 (d)      Parties............................................................................... 62
         9.2     Sale of Participations......................................................................... 63
                 (a)      Benefits of Participant............................................................... 63
                 (b)      Rights Reserved....................................................................... 63
                 (c)      No Delegation......................................................................... 63
         9.3     Confidentiality................................................................................ 63

10       INDEMNITIES.
         10.1    Increased Costs................................................................................ 64
         10.2    Risk-Based Capital............................................................................. 64
         10.3    Taxes.......................................................................................... 64
                 (a)      Taxes; Withholding.................................................................... 64
                 (b)      Stamp Taxes........................................................................... 65
                 (c)      Indemnification for Other Taxes....................................................... 65

Section                                                                                                        Page
-------                                                                                                        ----

                 (d)      Request for Refund.................................................................... 65
                 (e)      Furnishing of Certificate............................................................. 66
                 (f)      Exemption Certificate................................................................. 66
                 (g)      Survival of Provision................................................................. 67
         10.4    Losses......................................................................................... 67
         10.5    Indemnification for Requests................................................................... 67
         10.6    General Indemnity.............................................................................. 67
         10.7    Environmental Indemnity........................................................................ 68
         10.8    Certificate for Indemnification................................................................ 68
         10.9    Duty To Mitigate; Standard Treatment........................................................... 68

11       GENERAL
         11.1    Amendments and Waivers......................................................................... 68
         11.2    Cumulative Provisions; Integration............................................................. 69
         11.3    Binding Effect................................................................................. 69
         11.4    Costs and Expenses............................................................................. 70
         11.5    Survival of Provisions......................................................................... 70
         11.6    Immediate U.S. Funds........................................................................... 70
         11.7    Captions....................................................................................... 70
         11.8    Interest Rate Limitation....................................................................... 70
         11.9    Illegality..................................................................................... 70
         11.10   Notices........................................................................................ 71
         11.11   Governing Law.................................................................................. 71
         11.12   Entire Agreement............................................................................... 71
         11.13   JURY TRIAL WAIVER.............................................................................. 71
         11.14   Jurisdiction; Venue; Inconvenient Forum........................................................ 71
                 (a)      Jurisdiction.......................................................................... 71
                 (b)      Venue; Inconvenient Forum............................................................. 72
         11.15   Execution in Counterparts...................................................................... 72

                             EXHIBITS AND SCHEDULES


Exhibit A         (Form of Revolving Credit Note)
Exhibit B         (Form of Credit Request)
Exhibit C         (Form of Rate Conversion/Continuation Request)
Exhibit D         (Form of Subsidiary Guaranty)
Exhibit E         (Form of Acquisition Certificate)
Exhibit F         (Form of Bank Assignment)

Annex I           Commitments
Annex II          Supplemental Schedule

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                               (U.S. $250,000,000)

                          DATED AS OF JANUARY 30, 1998


         OM GROUP, INC., a Delaware corporation, the BANKS listed on the signature pages of this Agreement, NATIONAL CITY BANK, a national banking association, as Agent for the Banks under this Agreement and as Letter of Credit Bank and ABN AMRO BANK N.V., as Co-Agent, hereby agree as follows:

1        DEFINITIONS AND ACCOUNTING TERMS.

         1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCUMULATED FUNDING DEFICIENCY" has the meaning ascribed thereto in section 302(a)(2) of ERISA.

                  "ACQUISITIONS" means the acquisition by the Borrower of (i) Auric Corporation (d/b/a Fidelity Chemical Products Corporation), for a purchase price not to exceed Eighty-Five Million Dollars ($85,000,000) and (ii) Dussek Campbell Limited, for a purchase price not to exceed Fifteen Million Dollars ($15,000,000).

                  "ACQUISITION CERTIFICATE" means the certificate attached hereto as Exhibit E with respect to the Acquisitions.

                  "ACQUISITION DOCUMENTS" means, with respect to each of the Acquisitions, the purchase agreement and all documents or agreements or instruments delivered by the Borrower or Domestic Subsidiary in connection therewith.

                  "ADVANTAGE" means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other Indebtedness or otherwise) received by a Bank in respect of the Obligations if the payment results in any other Bank's having more than its Ratable Portion of the Obligations in question.

                  "AFFILIATE" means, with respect to a specified Person, any other Person: (a) which Controls, or is Controlled by, or is under common Control with such specified Person.

                  "AGENT" means National City Bank, its successors and assigns, in its capacity as administrative agent for the Banks.

                  "AGENT FEE LETTER" means that certain letter, dated January 30, 1998, from the

         Agent addressed to the Borrower and accepted by the Borrower.

                  "AGREEMENT" means this Amended and Restated Credit Agreement, which amends and restates in its entirety the Existing Credit Agreement, and each amendment, supplement or modification, if any, to this Amended and Restated Credit Agreement.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the higher of: (a) the rate of interest which is established from time to time by NCB at its principal office in Cleveland, Ohio as its "prime rate" or "base rate" in effect, such rate to be adjusted automatically, without notice, as of the opening of business on the effective date of any change in such rate (it being agreed that: (i) such rate is not necessarily the lowest rate of interest then available from NCB on fluctuating rate loans and (ii) such rate may be established by NCB by public announcement or otherwise) and (b) the Federal Funds Rate in effect on such day plus one half of one percent (1/2 of 1%).

                  "ALTERNATE BASE RATE LOAN" means an Loan which bears interest as provided in Section 0(a)(i) of this Agreement.

                  "ALTERNATE BASE RATE BORROWING" means a Borrowing consisting of Alternate Base Rate Loans.

                  "APPLICABLE LIBOR MARGIN" means, with respect to any Margin Adjustment Date, the percentage applicable to a LIBOR Rate Loan corresponding to the Consolidated Total Funded Debt to EBITDA Ratio set forth below (determined on the basis of the Consolidated Total Funded Debt to EBITDA Ratio for the Cumulative Four Quarter Period ending on the Determination Date applicable to such Margin Adjustment Date and calculated in accordance with Section 0 of this Agreement):

=============================================================
Consolidated Total                       LIBOR Rate
Funded Debt to                           Margin
EBITDA Ratio
=============================================================
> 2.5 to 1.0 but < 3.0 to 1.0              .80%
-
-------------------------------------------------------------
> 2.0 to 1.0 but < 2.5 to 1.0              .65%
-
-------------------------------------------------------------
> 1.5 to 1.0 but < 2.0 to 1.0              .55%
-
-------------------------------------------------------------
< 1.5 to 1.0                               .40%
=============================================================

                  "APPLICABLE RISK PARTICIPATION PERCENTAGE"; "APPLICABLE COMMITMENT FEE

         PERCENTAGE" means, with respect to the risk participation fee applicable to Standby Letters of Credit required by Section 0 of this Agreement and the commitment fee required by Section 0(a) of this Agreement, as the case may be, the percentage set forth in the column below which is applicable to such risk participation fee or commitment fee, as the case may be, and which corresponds to the Consolidated Total Funded Debt to EBITDA Ratio set forth below (in each case determined on the basis of the Consolidated EBITDA for the Cumulative Four Quarter Period ending on the Determination Date applicable to such risk participation fee or commitment fee, as the case may be, and calculated in accordance with Section 0 of this Agreement):

================================================================================
Consolidated Total                     Risk                      Commitment
Funded Debt to                         Participation             Fee Percentage
EBITDA Ratio                           Margin
===============================================================================
> 2.5 to 1.0 but < 3.0 to 1.0             .80%                     0.30%
-
--------------------------------------------------------------------------------
> 2.0 to 1.0 but < 2.5 to 1.0             .65%                     0.25%
-
--------------------------------------------------------------------------------
> 1.5 to 1.0 but < 2.0 to 1.0             .55%                     0.20%
-
--------------------------------------------------------------------------------
< 1.5 to 1.0                              .40%                     0.15%
================================================================================

                  "BANK ASSIGNMENT AGREEMENT" has the meaning specified in
         Section 0 of this Agreement.

                  "BANKS" means the banks listed on the signature pages hereof and the successors thereto and assignees thereof.

                  "BORROW" means to obtain a Revolving Credit Borrowing.

                  "BORROWER" means OM Group, Inc., a Delaware corporation.

                  "BORROWING" means a group of Revolving Credit Loans of a single Type made by the Banks on a single date and as to which a single Interest Period is in effect (i.e., any group of Loans made by the Banks of a different Type, or having a different Interest Period (regardless of whether such Interest Period commences on the same date as another Interest Period), or made on a different date shall be considered to comprise a different Borrowing).

                  "BUSINESS DAY" means: (i) a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and (ii) if the applicable Business Day relates to

         LIBOR Rate Loans, a day of the year which is a Business Day described in clause (i) above and which is also a day on which dealings in Dollar deposits are carried on in the London interbank market and banks are open for business in London.

                  "CAPITALIZED LEASES" means, in respect of any Person, any lease of property imposing obligations on such Person, as lessee of such property, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq.

                  "CHANGE IN CONTROL" means, if (x) any "person" or "group" shall become the "beneficial owner" (as those terms are respectively used in the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder) of more than fifty percent (50%) of the outstanding voting stock of the Borrower or shall otherwise acquire the power (whether by contract, by proxy or otherwise) to elect a majority of the Borrower's board of directors or (y) during any twelve
         (12) month period, individuals who were directors of the Borrower at the beginning of such period or were elected to the Board of Directors of the Borrower with the approval of a majority of such directors shall cease to constitute a majority of the Board of Directors.

                  "CLOSING DATE" means the date and the time the initial Revolving Credit Borrowing is advanced under this Agreement.

                  "CO-AGENT" means ABN Amro Bank N.V., its successors and assigns, in its capacity as Co-Agent.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONSOLIDATED EBITDA" means, at the time and for any Cumulative Four Quarter Period, the Consolidated Net Income for such period plus the consolidated interest expense for such period for the Borrower and its Subsidiaries plus the consolidated federal, state and local income taxes for such period for the Borrower and its Subsidiaries plus the consolidated depreciation and amortization expense for such period for the Borrower and its Subsidiaries, each as determined in accordance with GAAP.

                  "CONSOLIDATED LEASE EXPENSE" means, for any period, the amount of lease expense of the Borrower and its Subsidiaries for such period incurred or accrued by the Borrower and its Subsidiaries in connection with operating leases, as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP, after taxes and after extraordinary items, but without giving effect to any gain resulting from any reappraisal or write-up of any asset.

                  "CONSOLIDATED NET WORTH" means, as of the date of determination, all amounts that would be included under the caption "shareholders' equity" (or any like caption) on a balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP as at such date.

                  "CONSOLIDATED TOTAL FUNDED DEBT" means, Indebtedness of the Person in question, including, without limitation, (a) any Capitalized Lease, (b) any Guaranty of Indebtedness owing by another Person and (c) any long-term Indebtedness secured by a Lien encumbering any property owned or being acquired by the Person in question even if the full faith and credit of that person or entity is not pledged to the payment thereof.

                  "CONSOLIDATED TOTAL FUNDED DEBT TO EBITDA RATIO" means, as at the end of any Fiscal Quarter, the ratio of: (a) the aggregate principal amount of the Consolidated Funded Debt outstanding as of the end of such Fiscal Quarter to (b) the Consolidated EBITDA for the Cumulative Four Quarter Period then ended.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "CONTROL ACCOUNT" has the meaning set forth in Section 0 of this Agreement and maintained by the Agent in respect of Revolving Credit Borrowings.

                  "CREDIT EVENT" means: (a) the incurrence of the obligation of each Bank to make a Revolving Credit Loan on the occasion of each Revolving Credit Borrowing or Rate Conversion or Rate Continuation; (b) the making by any Bank of a Revolving Credit Loan or the issuance by the Letter of Credit Bank of any Letter of Credit; (c) the delivery by the Borrower of (i) a Credit Request requesting a Revolving Credit Borrowing or the issuance of a Letter of Credit or (ii) a Rate Conversion/Continuation Request requesting the conversion or continuation of Revolving Credit Borrowings; (d) a Rate Conversion or Rate Continuation, and (e) the acceptance by the Borrower of proceeds of any Revolving Credit Borrowing.

                  "CREDIT REQUEST" has the meaning specified in Section 0(a) of this Agreement with respect to a request by the Borrower for a Revolving Credit Borrowing.

                  "CUMULATIVE FOUR QUARTER PERIOD" means, with respect to any date of determination, the period consisting of the four consecutive Fiscal Quarters immediately preceding any such date of determination, whether such quarters are in the same Fiscal Year of the Borrower or different Fiscal Years of the Borrower.

                  "DEEMED CREDIT REQUEST" has the meaning specified in Section 0(b) of this Agreement.

                  "DEFAULT UNDER ERISA" means (a) the occurrence or existence of a material Accumulated Funding Deficiency in respect of any of the Borrower's or its Subsidiaries' Pension Plans, (b) any material failure by the Borrower or any of its Subsidiaries to make a full and timely payment of premiums required by ERISA for insurance against any employer's liability in respect of any such plan, (c) any material breach of a fiduciary duty by the Borrower or any of its Subsidiaries or any trustee in respect of any such plan or (d) the existence of any action for the forcible termination of any such plan.

                  "DETERMINATION DATE" has: (i) in respect of a Margin Adjustment Date in respect of an Applicable LIBOR Margin, the meaning specified in Section 0, (ii) in respect to any Fee Adjustment Date in respect of an Applicable Risk Participation Percentage or an Applicable Facility Fee Percentage, the meaning specified in Section 0(f) of this Agreement.

                  "DOLLAR EQUIVALENT" means, on any date of determination, with respect to any amount in any covenant and relating to a Subsidiary which is not a Domestic Subsidiary, the equivalent in Dollars of such amount, determined by the Agent using the Exchange Rate with respect to such currency then in effect.

                  "DOLLARS", "U.S. DOLLARS" and the sign "$" each means lawful money of the United States.

                  "DOMESTIC SUBSIDIARY" means each Subsidiary of the Borrower which is (i) wholly-owned by the Borrower, directly or through one or more other wholly-owned Subsidiaries and (ii) organized under the laws of any state of the United States.

                  "DOMESTIC SUBSIDIARY CERTIFICATE" means a certificate, together with all of the attachments thereto, substantially in the form of the certificates delivered by the Borrower pursuant to Section 0

                  "ENVIRONMENTAL LAWS" means CERCLA, the Hazardous Material Transportation Act (49 USC 1801 et seq.), RCRA, the Federal Water Pollution Control Act (33 USC 1251 et seq.), the Toxic Substances Control Act (15 USC 2601 et seq.) and the Occupational Safety and Health Act (29 USC 651 et seq.), as such laws have been or hereafter may be amended, and any and all analogous present or future environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (Public Law 93-406), as amended, and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be reference to that section as amended, supplemented, replaced or otherwise modified.

                  "ERISA AFFILIATE" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Code.

                  "ERISA REGULATOR" means any governmental agency (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any Employee Benefit Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EUROCURRENCY RESERVE PERCENTAGE" means, for any Interest Period in respect of any LIBOR Rate Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentages shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which the Agent or any Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extension of credit or other assets that include the LIBOR Rate Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Rate Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Bank under said Regulation D.

                  "EVENT OF DEFAULT" has the meaning specified in Section 0 of this Agreement.

                  "EXCHANGE RATE" means, with respect to any currency other than Dollars on a particular date, the rate at which such currency may be exchanged into Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 a.m. London time, on such date. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" with respect to such currency shall be determined by reference to such other publicly available service for exchange rates as may be agreed upon by the Agent and the Borrower or, in the absence of such agreement, such "Exchange Rate" shall instead be the Agent's spot rate of exchange in the market which its foreign currency exchange operations are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of Dollars with such Alternate Currency, for delivery two (2) Business Days later; provided, that if at the time of any such determination, no such spot rate can be reasonably quoted, the Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

                  "EXISTING CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement, dated as of January 21, 1997, among the Borrower, NCB as Agent, and the banks which are signatories thereto.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one hundredth of one percent (1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that: (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such a rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average of quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

                  "FEE ADJUSTMENT DATE" has the meaning specified in Section 0 of this Agreement.

                  "FEE DETERMINATION DATE" has the meaning specified in Section 0 of this Agreement.

                  "FISCAL QUARTER" means any of the four consecutive three-month fiscal accounting periods of the Borrower ending on March 31, June 30, September 30 and December 31 of each calendar year.

                  "FISCAL YEAR" means the Borrower's regular annual accounting period for federal income tax purposes ending on December 31 of each calendar year.

                  "GAAP" means generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 0 of this Agreement and otherwise consistently applied.

                  "GUARANTOR" means a Person who pledges his credit or property in any manner for the payment or other performance of Indebtedness, agreements or other obligation of another Person including, without limitation, any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the account of another Person, any surety, any co-maker, any endorser, and any Person who agrees conditionally or otherwise to make any loan, purchase or investment in order to enable another Person to prevent or correct a default of any kind or otherwise to assure a creditor against loss in respect of such Indebtedness, agreements or obligations.

                  "GUARANTY" means the obligations undertaken by a Guarantor.

                  "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) indebtedness for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person for the deferred purchase price of property or services with a stated maturity of greater than twelve (12) months, (d) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations of such Person as an account party in respect of letters of credit or banker's acceptances,
         (f) obligations of a third party secured by any Lien on the properties or assets of such Person and (g) obligations under any direct or indirect Guaranty in respect of indebtedness or obligations of a third party of the kinds referred to in clauses (a) through (g) above.

                  "INTELLECTUAL PROPERTY" means all inventions, designs, patents, and applications therefor, trademarks, service marks, trade names, and registrations and applications therefor, copyrights, any registrations therefor, and any licenses thereof, whether now owned or existing or hereafter arising or acquired other than those which are owned, existing or acquired outside of the United States.

                  "INTEREST PERIOD" means, for each LIBOR Rate Loan comprising a Borrowing, the period commencing on the date of such LIBOR Rate Loan or the date of the Rate Conversion or Rate Continuation of any Loans into such LIBOR Rate Loan and ending on the numerically corresponding day of the period selected by the Borrower pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such LIBOR Rate Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions hereof; provided, however, that the duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may select by delivery to the Agent of a Credit Request therefor in accordance with Section 0 of this Agreement and; provided, further, that:

                  (i) Interest Period for each LIBOR Rate Loan comprising part of the same Borrowing shall be of the same duration;

                  (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

                  (iii) if the Interest Period commences on a Business Day for which there is no numerical equivalent in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of that calendar month; and

                  (iv) with respect to LIBOR Rate Loans comprising any Revolving Credit Borrowing, no Interest Period may end on a date later than the Revolving Credit Termination Date.

                  "LAW" means any law, treaty, regulation, statute or ordinance, common law, civil law, or any case precedent, ruling, requirement, directive or request having the force of law of any foreign or domestic governmental authority, agency or tribunal.

                  "LC COMMITMENT" means the obligation of the Letter of Credit Bank under this Agreement to issue Letters of Credit for the account of the Borrower in an aggregate amount of up to Ten Million Dollars ($10,000,000).

                  "LC EXPOSURE" means, with respect to any Bank, at any time of determination, such Bank's Ratable Portion of the sum of: (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate amount that has been drawn under such Letters of Credit which the Letter of Credit Bank or the Banks, as the case may be, have not at such time been reimbursed by the Borrower.

                  "LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Lending Office" under its name on the signature pages hereto, or such other office of such Bank as such Bank may from time to time specify in writing to the Borrower and the Agent as the office at which Loans are to be made and maintained.

                  "LETTER OF CREDIT" means any Trade Letter of Credit or Standby Letter of Credit.

                  "LETTER OF CREDIT BANK" means National City Bank, its successors and assigns, in its capacity as issuer of Letters of Credit.

                  "LETTER OF CREDIT COLLATERAL ACCOUNT" has the meaning specified in Section 0 of this Agreement.

                  "LIBOR RATE LOAN" means a Loan which bears interest as provided in Section 0(a)(ii) of this Agreement.

                  "LIBOR RATE BORROWING" means a Borrowing consisting of LIBOR Rate Loans.

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "LOAN" means a Revolving Credit Loan.

                  "LOAN ACCOUNT" has the meaning specified in Section 0 of this Agreement.

                  "LOAN DOCUMENTS" means any note, security agreement, or other lien instrument, reimbursement agreement, financial statement, audit report, environmental audit, notice, request of advance, interest rate swap or hedge agreement, officer's certificate or other writing of any kind which is now or hereafter required to be delivered by or on behalf of the Borrower to the Agent or the Banks under this Agreement and includes, without limitation, the Revolving Credit Notes and the other writings referred to in Sections 0 and 0 of this Agreement.

                  "LONDON INTERBANK OFFERED RATE" means, for any Interest Period with respect to a LIBOR Rate Borrowing, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of: (x) the per annum rate of interest, determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Loan, appearing on Page 3750 of the Telerate Service (or any successor or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period divided by (y) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (x) hereof) shall be the rate, determined by the Agent as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of the per annum rates at which Dollar deposits in immediately available funds in an amount comparable to NCB's Ratable Portion of such LIBOR Borrowing and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

                  "MARGIN ADJUSTMENT DATE" has the meaning specified in Section 0 of this Agreement.

                  "MATERIAL ADVERSE EFFECT" means, as to any event, occurrence or condition, if the result thereof would, either singly or in the aggregate, have a material adverse effect on: (i) the business, operations, profitability or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the Borrower's ability to repay the Obligations or (iii) the legality, validity or enforceability of this Agreement or the Loan Documents or the rights and remedies of the Agent and the Banks.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

                  "NET PROCEEDS" means (i) the cash proceeds (including cash proceeds subsequently received in respect of non-cash consideration initially received) from any sale, transfer or other disposition (other than (a) any sale of Inventory in the ordinary course, (b) disposition in the ordinary course of Borrower's business of assets that are obsolete, worn out or no longer used or useful in the Borrower's or its Subsidiaries' business and (c) disposition of capital assets the proceeds of which are reinvested within a reasonable period of time in capital assets of the Borrower or its Subsidiaries) of any asset of the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any other Subsidiary of the Borrower) the value of which asset or assets exceeds Five Million Dollars ($5,000,000) in any calendar year net of (x) selling expenses, including without limitation any reasonable broker's fees or commissions, costs of discontinuing operations associated with such assets and sales, transfer and similar taxes, and (y) the repayment of any Indebtedness secured by a purchase money Lien on such assets that is permitted under this Agreement; and
         (ii) the cash proceeds from the issuance and/or sale of pari passu debt securities of the Borrower pursuant to any public offering, private placement, net of transaction costs and net of expenses including, without limitation, underwriters' or placement agents' discounts and commissions and transfer and similar taxes.

                  "NCB" means National City Bank, its successors and assigns, in its capacity as a Bank.

                  "NOTE PURCHASE AGREEMENT" means that certain Note Purchase Agreement dated as of August 30, 1995, as amended by that certain Amendment to Note Purchase Agreement, dated as of January 21, 1997, entered into between and among the Borrower and the Noteholders.

                  "NOTEHOLDERS" means the Great-West Life and Annuity Insurance Company, The Mutual Life Insurance Company of New York, and Nationwide Life Insurance Company.

                  "OBLIGATIONS" means the present and future obligations of the Borrower and its Subsidiaries under this Agreement including, without limitation, (a) the outstanding principal and accrued interest (including interest accruing after a petition for relief under the federal bankruptcy laws has been filed) in respect of any Revolving Credit Loans; (b) fees owing to the Banks or the Agent under this Agreement or any Loan Document; (c) any costs and expenses reimbursable to the Banks, the Letter of Credit Bank and the Agent pursuant to
         Section 0 of this Agreement; (d) Taxes, Other Taxes, compensation, indemnification obligations or other amounts owing by the Borrower to the Agent, the Letter of Credit Bank or the Banks under this Agreement or any Loan Document; and (e) the amounts owing to any of the Banks by the Borrower and its Subsidiaries under any interest rate swap agreement or similar interest rate hedge in connection with Loans under this Agreement.

                  "OPERATING ACCOUNT" means an account maintained by and in the name of the Borrower at the Payment Office of the Agent, as Agent for the benefit of the Banks, for the purposes of disbursing the proceeds of Revolving Credit Loans, which account shall in no case be a payroll account.

                  "OTHER TAXES" has the meaning specified in Section 0 of this Agreement.

                  "PAYMENT OFFICE" means such office of the Agent as set forth on the signature page of the Agent or such offices as may be from time to time selected by the Agent and notified in writing by the Agent to the Borrower and the Banks as the office to which payments are to be made to the Agent by the Borrower or the Banks, as the case may be.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any other governmental authority succeeding to any of its functions.

                  "PENSION PLAN" means a defined benefit plan (as defined in section 3(35) of ERISA) of a Company and includes, without limitation, any such plan that is a multi-employer plan (as defined in section 3(37) of ERISA) applicable to any of the Borrower or its Subsidiaries' employees.

                  "PERMITTED FOREIGN INVESTMENTS" means certificates of deposit issued by any Bank or by any other financial institution not organized under the laws of the United States or any state thereof having a combined capital and surplus aggregating at least Three Hundred Fifty Million Dollars ($350,000,000), or any other money-market investment if it carries the highest quality of rating of any nationally recognized rating agency or any repurchase agreements issued by banks continuously secured by obligations issued or guaranteed and backed by the full faith and credit of the central bank or national treasury of a country other than the United States of America; provided, however, that no such security shall mature more than ninety (90) days after the date when made.

                  "PERMITTED US INVESTMENTS" means securities that are direct obligations of the United States of America or any agency thereof, or certificates of deposit issued by any Bank or by any other financial institution organized under the laws of the United States or any state thereof having a combined capital and surplus aggregating at least Three Hundred Fifty Million Dollars ($350,000,000), or any other money-market investment if it carries the highest quality of rating of any nationally recognized rating agency or any repurchase agreements issued by banks continuously secured by obligations issued or guaranteed and backed by the full faith and credit of the United States of America; provided, however, that no such security shall mature more than ninety (90) days after the date when made.

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "POTENTIAL DEFAULT" means an event, condition or thing which with the lapse of any applicable grace period or with the giving of notice or both would constitute, an Event of Default referred to in
         Section 0 of this Agreement and which has not been appropriately waived in writing in accordance with this Agreement or fully corrected, prior to becoming an actual Event of Default.

                  "PROFORMA COVENANT COMPLIANCE" means compliance by Borrower and its Subsidiaries with the general financial standards contained in
         Section 0 of this Agreement as of the time of the event in question and for the following twelve (12) month period based upon the Projections delivered by Borrower in contemplation of such event pursuant to
         Section 0 if the same are requested by a Bank and otherwise consistent with Borrower's internally generated and used projections.

                  "PROJECTIONS" has the meaning ascribed to that term in Section 0.

                  "PROPERTIES" has the meaning specified in Section 0 of this Agreement.

                  "RATABLE PORTION" means, in respect of any Bank, the quotient (expressed as a percentage) obtained at any time by dividing: (i) such Bank's Revolving Credit Commitment at such time by (ii) the sum of the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time; provided; however, if all of the Revolving Credit Commitments are terminated pursuant to the terms hereof, then, Ratable Portion means the quotient (expressed as a percentage) obtained by dividing (x) the aggregate amount of such Bank's Revolving Credit Loans by (y) the aggregate amount of Revolving Credit Loans of all of the Banks outstanding at such time.

                  "RATE CONTINUATION" means, in respect of LIBOR Rate Loans having a particular Interest Period, a continuation of such LIBOR Rate Loans pursuant to Section 0 of this Agreement as LIBOR Rate Loans with an Interest Period of the same duration.

                  "RATE CONVERSION" means a conversion pursuant to Section 0 of this Agreement of Loans of one Type into Loans of another Type and, with respect to LIBOR Rate Loans, from one permissible Interest Period to another permissible Interest Period.

                  "RATE CONVERSION/CONTINUATION REQUEST" has the meaning specified in Section 0 of this Agreement.

                  "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.

                  "REGULATORY CHANGE" means, as to any Bank, any change in United States federal, state or foreign Laws or regulations or the adoption or making of any interpretations, directives or requests of or under any United States federal, state or foreign Laws or regulations (whether or not having the force of Law) by any court or governmental authority charged with the interpretation or administration thereof.

                  "REIMBURSEMENT AGREEMENT" has the meaning set forth in Section 0 of this Agreement.

                  "REPORTABLE EVENT" means any of the events set forth in
         Section 4043 of ERISA excluding those events for which the requirement of notice has been waived by the PBGC.

                  "REQUIRED BANKS" means, at any time, (a) Banks (excluding, for the purposes of this definition, Banks then constituting "defaulting Banks" under Section 0) holding at least sixty six and two thirds percent (66-2/3rds%) of the aggregate outstanding principal amount of Loans of all of the Banks at such time or (b) if no principal amount is then outstanding, Banks having at least sixty six and two thirds percent (66-2/3rds%) of the Revolving Credit Commitments at such time, of all of the Banks at such time.

                  "REVOLVING CREDIT BORROWING" means an Alternate Base Rate Borrowing or a LIBOR Rate Borrowing, as the case may be.

                  "REVOLVING CREDIT COMMITMENT" means, in respect of a Bank, the obligation of such Bank hereunder to make Revolving Credit Loans as hereinafter provided, and to participate in the risks of all Letters of Credit issued by the Letter of Credit Bank up to an amount equal to the Revolving Credit Commitment of such Bank as set forth in Annex I and as further specified in Section 0 of this Agreement and as such Revolving Credit Commitment may be reduced from time to time in accordance with Section 0 hereof.

                  "REVOLVING CREDIT LOAN" means an Loan made by a Bank to the Borrower pursuant to Section 0 of this Agreement.

                  "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit A-1 hereto and in the original principal amount of such Bank's Revolving Credit Commitment, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the Revolving Credit Loans made by such Bank.

                  "REVOLVING CREDIT TERMINATION DATE" means the earlier of: (i) __________ __, 2003, as extended pursuant to Section 0 of this Agreement or (ii) the earlier date of the termination of the Revolving Credit Commitments pursuant to Section 0 or Section 0 of this Agreement.

                  "SOLVENT" means, with respect to any Person, on any date of determination, that on such date: (a) fair value of the property of the Person is greater than the total amount of liabilities (including contingent liabilities) of the Person, (b) the present fair salable value of the assets of the Person is not less than the amount that will be required to pay the probable liability of the Person on its debts as they become absolute and matured, (c) the Person is able to pay all liabilities of the Person as those liabilities mature, and (d) the Person does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

                  "STANDBY LETTER OF CREDIT" means any letter of credit issued by the Letter of Credit Bank from time to time at the request of the Borrower pursuant to the terms of this Agreement which letter of credit is not a Trade Letter of Credit.

                  "SUBSIDIARY" means, in respect of a corporate Person, a corporation or other business entity the shares constituting a majority of the outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) of which are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by such Person or another subsidiary of such Person or any combination of the foregoing.

                  "SUBSIDIARY GUARANTOR" means each of OMG Americas, Inc., an Ohio corporation, OMG Apex, Inc., a Delaware corporation, SCM Metal Products Inc., a Delaware corporation, and any other Domestic Subsidiary of the Borrower existing on the Closing Date or thereafter created.

                  "SUBSIDIARY GUARANTY" means, the form of guaranty agreement attached hereto as Exhibit D.

                  "SUPPLEMENTAL SCHEDULE" means the schedule which is attached hereto as Annex II and is incorporated into this Agreement.

                  "TAXES" has the meaning specified in Section 0(a) of this Agreement.

                  "TRADE LETTER OF CREDIT" means any trade letter of credit issued by the Letter of Credit Bank from time to time at the request of the Borrower pursuant to the terms of this Agreement for the purpose of purchasing goods or services in the ordinary course of business.

                  "TYPE" means, when used in respect of any Loan, the London Interbank Offered Rate or the Alternate Base Rate in effect in respect of such Loan.

                  "UCC" means the Uniform Commercial Code in effect in the State of Ohio from time to time.

                  "UNITED STATES" and "U.S." each means United States of
         America.

         1.2 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

         1.3 ACCOUNTING TERMS. All accounting and financial terms not specifically defined herein shall be construed in accordance with GAAP as in effect from time to time. In all cases, such accounting and financial terms shall be applied on a basis consistent with those applied in the preparation of the Borrower's audited financial statements for the Fiscal Year ending December 31, 1996; provided, however, (a) that all financial statements shall reflect the Borrower's adoption of FAS 106 and (b) if any change in GAAP in itself materially affects the calculation of any financial covenant in Section 0 of this Agreement, the Borrower may by written notice to the Agent, or the Agent (upon request by the Required Banks), may by written notice to the Borrower, require that such covenant thereafter be calculated in accordance with GAAP as in effect. If any such notice is given, the compliance certificates delivered pursuant to Section 0 of this Agreement after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs.

         1.4 DOLLAR EQUIVALENTS. Each reference herein to an amount stated Dollars shall be a reference to Dollars or the Dollar Equivalent of such amount unless the context dictates otherwise.

2        STATEMENT OF TERMS.

         2.1      REVOLVING CREDIT FACILITY.

                  (a) REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to make, from time to time on and after the Closing Date and up to but excluding the Business Day immediately preceding the Revolving Credit Termination Date, advances to or for the account of the Borrower on a revolving credit basis (each a "Revolving Credit Loan"); that the outstanding principal amount of Revolving Credit Loans made by or on behalf of such Bank, when taken together with the outstanding principal amount of all Revolving Credit Loans made by or on behalf of such Bank, shall not exceed the amount of such Bank's Revolving Credit Commitment in effect at such time minus the LC Exposure of such Bank at such time. Within the limits set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.

                  (b) REVOLVING CREDIT BORROWINGS. Each Revolving Credit Borrowing shall be: (i) if comprised of Alternate Base Rate Loans, in an aggregate amount of not less than One Hundred Thousand Dollars ($100,000) or an integral multiple thereof and (ii) if comprised of LIBOR Rate Loans, in an aggregate amount of not less than One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof. The Borrower shall be entitled to have more than one Revolving Credit Borrowing outstanding at one time; provided, however, that the Borrower shall not be entitled to request any Revolving Credit Borrowing which, together with all outstanding Revolving Credit Borrowings, would result in any Bank's having an aggregate of more than six (6) LIBOR Rate Loans outstanding at any one time.

                  (c) REVOLVING CREDIT NOTES; LOAN ACCOUNT. Each Bank's Revolving Credit Loans shall be evidenced at all times by a Revolving Credit Note. Each Revolving Credit Note shall: (i) be executed and delivered by the Borrower and payable to the order of such Bank, (ii) be in a stated principal amount equal to the amount of such Bank's Revolving Credit Commitment in effect at the execution and delivery of such Bank's Revolving Credit Note, (iii) mature on the Revolving Credit Termination Date, (v) bear interest as provided in Section 0, (vi) be subject to mandatory repayment as provided in Sections 0 and 0 of this Agreement and (vii) be entitled to the benefits of this Agreement and the Loan Documents. Whenever the Borrower obtains a Revolving Credit Borrowing, each Bank shall endorse an appropriate entry on such Bank's Revolving Credit Note or make an appropriate entry in a loan account (the "Loan Account") maintained in such Bank's books and records, or both, to evidence such Bank's Revolving Credit Loans comprising part of a Revolving Credit Borrowing. The Loan Account shall also evidence: (i) accrued interest on the Revolving Credit Loans of such Bank, (ii) all other amounts due to such Bank in respect of such Revolving Credit Loans and (iii) all payments made by the Borrower received by such Bank from the Agent for application to such Revolving Credit Borrowings. Each entry on such Bank's Revolving Credit Note or in such Bank's books and records or Loan Account shall be prima facie evidence of the data entered. Such entries shall not be a condition to the Borrower's obligation to repay the Obligations.

                  (d) CONTROL ACCOUNT MAINTAINED BY AGENT. The Agent shall maintain on its books and records a control account (the "Control Account") in respect of the Borrower and the Revolving Credit Borrowings hereunder in which the Agent shall record: (i) advances of Revolving Credit Borrowings to the Borrower, (ii) the Ratable Portion of each Bank in the outstanding Revolving Credit Borrowings, (iii) the amounts of any Collections and Remittances received and credited to reduce the Revolving Credit Loans and (iv) the Ratable Portion of each Bank in such credited Collections and Remittances. Each entry by the Agent in the Control Account shall be prima facie evidence of the data entered, absent manifest error.

         2.2 CREDIT REQUESTS. Each Revolving Credit Loan shall be made upon request of a Borrower in accordance with clause (a) below or upon a request deemed to be made pursuant to clause (b) below:

                  (a) CREDIT REQUESTS EXECUTED BY THE BORROWER. Requests for Revolving Credit Loans comprising a Revolving Credit Borrowing shall be given by the Borrower to the Agent not later than 12:00 noon (Cleveland, Ohio time): (i) on the Business Day which is the requested date of a proposed Alternate Base Rate Borrowing comprised of Alternate Base Rate Loans (the Revolving Credit Borrowing made on the Closing Date must consist entirely of Alternate Base Rate Loans) and (ii) on the Business Day which is three (3) Business Days before the requested date of a proposed LIBOR Rate Borrowing. Except as herein after permitted, each such request (a "Credit Request") for a Revolving Credit Borrowing shall be in writing signed by the Borrower and transmitted by the Borrower to the Agent by telecopier, telex or cable (in the case of telex or cable, confirmed in writing prior to the date of the requested Revolving Credit Borrowing), in substantially the form of Exhibit B hereto. Each Credit Request shall specify: (A) the requested date of the Revolving Credit Borrowing, (B) the aggregate amount of such Revolving Credit Borrowing, (C) whether such Revolving Credit Borrowing is to be comprised of Alternate Base Rate Loans or LIBOR Rate Loans, and (D) in the case of a proposed LIBOR Rate Borrowing, the initial Interest Period for such LIBOR Rate Borrowing. Each Credit Request shall be irrevocable and binding on the Borrower and be subject to the indemnification provisions of Section 0 of this Agreement. The Borrower may give a Credit Request telephonically so long as: (I) a written Credit Request confirmation is received by the Agent by 1:00 p.m. (Cleveland, Ohio time) on the same day such telephonic Credit Request was given and (II) that the other requirements of this Section are satisfied. The Agent may rely on such telephonic Credit Request to the same extent that the Agent may rely on a written Credit Request. The

         Borrower shall bear all risks related to the giving of a Credit Request by the Borrower whether given telephonically or by such other method of transmission as the Borrower shall elect.

                  (b) REQUESTS FOR REVOLVING CREDIT BORROWING DEEMED GIVEN. The Borrower shall be deemed to have made a request for a Borrowing (a "Deemed Credit Request"), which Deemed Credit Request shall be deemed to be irrevocable, upon the occurrence of any of the following and the Banks agree that on the specified date of such occurrence, the Banks will make the requested Loans pursuant to the Deemed Credit Request and that the Banks' obligation to make such Loans is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Potential Default or Event of Default hereunder or the failure of any condition precedent set forth in Section 0 of this Agreement to be satisfied and each such payment shall be made without any offset, abatement, withholding or reduction whatsoever:

                           (i) LETTER OF CREDIT DRAWING. As specified in Section
                  0 of this Agreement, upon a drawing under a Letters of Credit, the Borrower shall be deemed to have made a request for an Alternate Base Rate Borrowing in an amount equal to the amount necessary either to reimburse the Letter of Credit Bank for such drawing upon the Letter of Credit together with accrued interest thereon or, if reimbursement of the Letter of Credit Bank is made by the Banks for any reason, reimburse the Banks for such payment.

                           (ii) PAYMENT OF INTEREST AND OBLIGATIONS. Unless
                  payment is otherwise made by the Borrower, upon any such interest or fee hereunder becoming due without payment by the Borrower, the Borrower shall be deemed to have made a request for an Alternate Base Rate Borrowing in an amount equal to the amount necessary to pay such interest or fee.

Each Bank acknowledges and agrees that its obligation to participate in and make Loans comprising a Borrowing pursuant to a Deemed Credit Request is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Potential Default or Event of Default hereunder or the failure of any condition precedent set forth in Section 0 of this Agreement to be satisfied at the time of the making of such Deemed Credit Request, and each Loan made by a Bank in satisfaction of its obligation shall be made without any offset, abatement, withholding or reduction whatsoever.

         2.3 FUNDING OF REVOLVING CREDIT LOANS. The Agent shall notify each Bank of such Credit Request promptly on the date received by telecopy, telephone or similar form of transmission. Each Bank shall, before 3:00 p.m. (Cleveland, Ohio time) on the date of each Revolving Credit Borrowing requested, make available to the Agent, in immediately available funds at the account of the Agent maintained at the Payment Office of the Agent, such Bank's

Ratable Portion of the Revolving Credit Borrowing. On the date requested by the Borrower for a Revolving Credit Borrowing, after the Agent's receipt of the funds representing a Bank's Ratable Portion of such Revolving Credit Borrowing and subject to the terms of this Agreement and the Borrower's fulfillment of the conditions set forth in Section 0 of this Agreement, the Agent will make such Revolving Credit Loan of such Bank available to the Borrower in immediately available funds, by wire transfer or intrabank transfer: (A) to the Operating Account or (B such other account of the Borrower as the Agent and the Borrower shall have agreed upon from time to time in writing.

                  (a) DISBURSEMENT OF FUNDS RECEIVED. On the date requested by the Borrower for a Revolving Credit Borrowing, after the Agent's receipt of the funds representing a Bank's Ratable Portion of such Revolving Credit Borrowing and subject to the terms and conditions set forth in this Agreement, the Agent shall make such Revolving Credit Advance of such Bank available to the Borrower, in immediately available funds, by wire transfer or intrabank transfer to the Operating Account.

         2.4 AVAILABILITY OF FUNDS. Unless the Agent shall have received notice from a Bank on a Business Day prior to the date (or, in the case of Alternate Base Rate Loans, prior to the time) of any Revolving Credit Borrowing that such Bank will not make available to the Agent such Bank's Ratable Portion of the Revolving Credit Borrowing, the Agent may assume that such Bank has made its Ratable Portion of the Revolving Credit Borrowing available to the Agent on the date of the Revolving Credit Borrowing in accordance with Section 0 of this Agreement. In reliance upon such assumption, the Agent may, but shall not be obligated to, make available to the Borrower on such date, a portion of the Revolving Credit Borrowing corresponding to such Bank's Ratable Portion. Any disbursement by the Agent in reliance on such assumption shall be deemed to be an advance of a Revolving Credit Loan by such Bank.

         2.5 FAILURE OF BANK TO FUND. If and to the extent that any Bank shall not have made available to the Agent such Bank's Ratable Portion of any Revolving Credit Borrowing, such Bank and the Borrower severally agree to repay to the Agent, immediately upon demand by the Agent, an amount equal to such Bank's Ratable Portion of such Revolving Credit Borrowing, as the case may be, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at:
(a) in the case of the Bank, (i) Federal Funds Rate for the first three (3) days from and after the date of the Revolving Credit Borrowing and (ii) thereafter, at the Interest Rate then applicable to Alternate Base Rate Loans and (b) in the case of the Borrower, the interest rate applicable at the time to Alternate Base Rate Loans.

                  (a) PAYMENT CONSTITUTING RATABLE PORTION. If such Bank pays to the Agent the Bank's Ratable Portion of such Revolving Credit Borrowing prior to repayment of such amount by the Borrower, the amount so repaid shall constitute such Bank's Ratable Portion of such Revolving Credit Borrowing and the Borrower shall have no further obligation to make the payment required by this Section.

                  (b) TREATMENT OF DEFAULTING BANK. The Agent shall not be obligated to transfer to a defaulting Bank any payments made by the Borrower to the Agent for the benefit of such defaulting Bank if such Bank has not made available to the Agent such Bank's Ratable Portion of any Revolving Credit Borrowing advanced pursuant to this Agreement. Until the earlier of such defaulting Bank's cure of such failure or the termination of the Commitments, all amounts repaid to the Agent by the Borrower which would otherwise be required to be applied to such Bank's Ratable Portion of the Obligations shall be advanced to the Borrower by the Agent on behalf such defaulting Bank to cure, in full or in part, the failure by such Bank, but shall nevertheless be deemed to have been paid to such defaulting Bank in satisfaction of the Obligations to which such payment would otherwise have been applied. Notwithstanding anything contained herein to the contrary, no such defaulting Bank shall have any voting or consent rights under or with respect to the Loan Documents or constitute a "Bank" (or be included in the calculation of "Required Banks" hereunder) for any voting or consent rights under or with respect to any Loan Document. The terms of this
         Section 0 shall: (i) remain effective with respect to such defaulting Bank until such time as the defaulting Bank shall no longer be in default of any of its obligations under this Agreement and (ii) shall not relieve or excuse the performance by the Borrower of any of its duties or obligations hereunder.

                  (c) CONTINUING BORROWER OBLIGATION. Failure of any Bank to fund its Ratable portion of any Borrowing shall not relieve or excuse the performance by the Borrower of any of its duties or obligations hereunder.

                  (d) CONTINUING BANK OBLIGATION TO FUND. It is understood that:
         (i) a Bank shall not be responsible for any failure by any other Bank to perform its obligation to make any Loans hereunder, (ii) the Revolving Credit Commitment of a Bank shall not be increased or decreased as a result of any failure by any other Bank to perform its obligation to make any Loans hereunder, (iii) failure by any Bank to perform its obligation to make any Loans hereunder shall not excuse any other Bank from its obligation to make any Revolving Credit Loans hereunder, and (iv) the obligations of each Bank hereunder shall be several, not joint and several.

         2.6 REPAYMENTS AND PREPAYMENTS; REDUCTION OF COMMITMENTS, EXTENSION OF COMMITMENTS.

                  (a) REPAYMENT. The Borrower shall repay to the Agent, for the account of the Banks, the outstanding principal amount of the Revolving Credit Loans on the Revolving Credit Termination Date in accordance with Section 0(a).

                  (b) MANDATORY PREPAYMENT OF REVOLVING CREDIT LOANS. If, on any Business Day, (x) the sum of: (A) the aggregate Revolving Credit Loans outstanding at such time plus (B) the aggregate LC Exposure of the Banks outstanding at such time exceeds (y) the aggregate Revolving Credit Commitments of all of the Banks then in effect, then the Borrower shall on such day prepay to the Agent for the account of the Banks an aggregate principal amount of such Revolving Credit Loans in an amount at least equal to such excess plus any amounts required pursuant to the provisions of
         Section 0 of this Agreement.

                  (c) MANDATORY REDUCTION OF REVOLVING CREDIT COMMITMENT. The Borrower shall apply all Net Proceeds acquired in connection with transactions permitted by this Agreement promptly upon receipt thereof to prepay the Revolving Credit Loans outstanding at the time of such receipt and to permanently reduce the Revolving Credit Commitments (rounded down to the nearest One Hundred Thousand Dollars ($100,000) amounts in excess of such rounded amount shall be applied to the outstanding Revolving Credit Loans only): provided, however, that the Borrower shall not be permitted at any time to reduce the Revolving Credit Commitments to an amount less than the aggregate LC Exposure of the Banks outstanding at such time. In the event that the reduction in the Revolving Credit Commitments required by this Section 0 would cause the remaining Revolving Credit Commitments to be less than the LC Exposure of the Banks after giving effect to such reduction, the Agent shall hold such excess fund in a non-interest bearing account until such time that the requirements of the immediately preceding sentence shall not be violated. Each reduction in the aggregate Revolving Credit Commitments hereunder shall be made among the Banks ratably in accordance with their Revolving Credit Commitments. On the date of each reduction, the Borrower shall pay to the Agent for the account of the Banks (x) the commitment fees and interest accrued through the date of such reduction in respect of the aggregate Revolving Credit Commitments and (y) any amounts required pursuant to the provisions of Section 0 of this Agreement. Any reduction in the Revolving Credit Commitments shall be a permanent reduction and no amount in excess of such reduced commitment may be borrowed or reborrowed.

                  (d) VOLUNTARY REDUCTION OF REVOLVING CREDIT COMMITMENT. Upon three (3) Business Days prior written notice to the Agent, the Borrower may in accordance with the terms of this Agreement request that the Banks permanently reduce, in whole or in part, the aggregate Revolving Credit Commitment. Each reduction shall be subject to the following:
         (i) each such reduction shall be in an aggregate principal amount of not less than Five Million Dollars ($5,000,000) or any integral multiple of One Million Dollars ($1,000,000) in excess thereof, (ii) the Borrower shall not be permitted to reduce the aggregate Revolving Credit Commitments unless, concurrently with any reduction, the Borrower shall make a principal payment on each Bank's then outstanding Revolving Credit Loans in an amount equal to the excess, if any, of (A) the sum of such Revolving Credit Loans and aggregate LC Exposure over
         (B) the Revolving Credit Commitment of such Bank as so reduced and
         (iii) the Borrower shall not be permitted at any time to reduce the Revolving Credit Commitments to an amount less than the aggregate LC Exposure of the Banks outstanding at such time. Each reduction in the aggregate

         Revolving Credit Commitments hereunder shall be made among the Banks ratably in accordance with their Revolving Credit Commitments. On the date of each reduction, the Borrower shall pay to the Agent for the account of the Banks (x) the commitment fees and interest accrued through the date of such reduction in respect of the aggregate Revolving Credit Commitments and (y) any amounts required pursuant to the provisions of Section 0 of this Agreement. Any reduction in the Revolving Credit Commitments shall be a permanent reduction and no amount in excess of such reduced commitment may be borrowed or reborrowed.

                  (e) PERMITTED PREPAYMENTS. The Borrower may prepay all or any part of Revolving Credit Loans by giving notice to the Agent for the account of the Banks stating the proposed date of prepayment, the Type of Borrowing being prepaid and the aggregate principal amount of the prepayment not later than 12:00 noon (Cleveland, Ohio time) on the Business Day immediately preceding the Business Day on which such prepayment is to be made. Upon such notice, the Borrower shall: (A) in respect of Alternate Base Rate Loans comprising part of the same Revolving Credit Borrowing, prepay the outstanding aggregate principal amount thereof in whole or ratably in part and (B) in respect of LIBOR Rate Loans comprising part of the same Revolving Credit Borrowing, prepay the outstanding aggregate principal amount thereof in whole and the interest accrued to the date of such prepayment on the principal amount of such Borrowing so prepaid; provided, however, that: (I) each partial prepayment of Alternate Base Rate Loans shall be (x) in an aggregate principal amount of One Hundred Thousand Dollars ($100,000) or any multiple thereof or (y) in an amount equal to the aggregate principal amount of Alternate Base Rate Loans then outstanding, (II) each partial prepayment of LIBOR Rate Loans shall be (a) in an aggregate principal amount not less than One Million Dollars ($1,000,000), or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof or (b) in an amount equal to the aggregate principal amount of LIBOR Rate Loans then outstanding, and (III) any prepayment of any LIBOR Rate Loans made on other than the last day of an Interest Period shall obligate the Borrower to reimburse the Bank in respect thereof pursuant to Section 0 of this Agreement.

                  (f) EXTENSION OF COMMITMENT PERIOD. During the thirty (30) day period following delivery by the Borrower pursuant to Section 0 of this Agreement of its consolidated financial statements for its Fiscal Year ending December 31, 1998, and annually thereafter during the thirty
         (30) day period following delivery by the Borrower of its consolidated financial statements pursuant to Section 0, the Borrower may request the Agent to determine if all of the Banks are then willing to extend the Revolving Credit Termination Date for a single additional year. If the Borrower so requests the Agent will advise the Banks. If all of the Banks in their sole discretion are willing to extend the Revolving Credit Termination Date, the Borrower, the Agent and the Banks shall execute a definitive written amendment extending the Revolving Credit Termination Date. No extension shall be effective for any purpose unless such definitive written instrument is signed by all of the Banks and delivered within sixty (60) days following the notice from the Agent to the Banks that the Borrower has requested such an extension. No Bank shall be obligated to grant the Borrower any such extension, and unanimous written consent of all the Banks shall be required to extend the Revolving Credit Termination Date. In the event of the failure of any of the Banks to so respond affirmatively or negatively in writing within such sixty (60) day period, such request for extension shall be deemed to have been denied.

         2.7 RATE CONVERSION AND RATE CONTINUATION. The Borrower shall have the right to convert or continue any Revolving Credit Borrowing as a LIBOR Rate Borrowing or an Alternate Base Rate Borrowing, upon request delivered by the Borrower to the Agent not later than 12:00 noon (Cleveland time): (a) on the Business Day that Borrower desires to convert any LIBOR Rate Borrowing into an Alternate Base Rate Borrowing, (b) three Business Days prior to the Business Day on which the Borrower desires to convert any Alternate Base Rate Borrowing into a LIBOR Rate Borrowing for a given Interest Period, (c) three Business Days prior to the Business Day on which Borrower desires to continue any LIBOR Rate Borrowing as a LIBOR Rate Borrowing for an additional Interest Period of the same duration, and (d) three Business Days prior to the Business Day on which Borrower desires to convert any LIBOR Rate Borrowing having a particular Interest Period into a LIBOR Rate Borrowing having a different permissible Interest Period; provided, however, that each such Rate Conversion or Rate Continuation shall be subject to the following:

                  (i) each Rate Conversion or Rate Continuation shall be made among the Banks based upon such Bank's Ratable Portion of such converted or continued Revolving Credit Borrowing;

                  (ii) if less than all the outstanding principal amount of a Revolving Credit Borrowing is converted or continued, the aggregate principal amount of such Revolving Credit Borrowing converted or continued shall be: (A) in the case of a LIBOR Rate Borrowing, not less than One Million Dollars ($1,000,000), or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof and (B) in the case of an Alternate Base Rate Borrowing, One Hundred Thousand Dollars ($100,000);

                  (iii) each Rate Conversion or Rate Continuation shall be effected as if each Bank were applying the proceeds of Loans resulting from such Rate Conversion or Rate Continuation to Loans being converted or continued, as the case may be, and the accrued interest on any such Loans (or portion thereof) being converted or continued shall be paid to the Agent on behalf of each Bank by the Borrower at the time of such Rate Conversion or Rate Continuation;

                  (iv) LIBOR Rate Loans shall not be converted or continued at a time other than the end of an Interest Period applicable thereto unless the Borrower shall pay to the Agent for the benefit of the Banks, upon demand, any amounts due to any of the Banks pursuant to Section 0.4 of this Agreement;

                  (v) a Revolving Credit Borrowing may not be converted into or continued as a LIBOR Rate Borrowing if the Interest Period applicable thereto will expire less than one month prior to the Revolving Credit Termination Date;

                  (vi) after and during the continuance of a Potential Default, and after the occurrence of an Event of Default which has not been waived or otherwise consented to by the Required Banks, a Revolving Credit Borrowing may not be converted or continued as a LIBOR Rate Borrowing; and

                  (vii) any LIBOR Rate Borrowing that cannot be continued as a LIBOR Rate Borrowing by reason of clause (iv), (v), (vi) or (vi) of this definition shall be automatically converted at the end of the Interest Period in effect for each LIBOR Rate Borrowing into an Alternate Base Rate Borrowing.

Each such request for a conversion or continuation (a "Rate Conversion/Continuation Request") in respect of a Revolving Credit Borrowing shall be transmitted by the Borrower to the Agent by telecopier, telex or cable (in the case of telex or cable, confirmed in writing prior to the effective date of the Rate Conversion or Rate Continuation requested), in substantially the form of Exhibit C hereto. The Rate Conversion/Continuation Request shall specify: (A) the identity and amount of the Loans comprising a Revolving Credit Borrowing that the Borrower requests be converted or continued, (B) the Type of Loans into which such Loans are to be converted or continued, (C) if such notice requests a Rate Conversion, the date of the Rate Conversion (which shall be a Business Day) and (D) in the case of a Revolving Credit Borrowing converted into or continued as a LIBOR Rate Borrowing, the Interest Period for such LIBOR Rate Loans. The Borrower may make Rate Conversion/Continuation Requests telephonically so long as written confirmation of such Revolving Credit Borrowing is received by the Agent by 1:00 p.m. (Cleveland, Ohio time) on the same day of such telephonic Rate Conversion/Continuation Request. The Agent may rely on such telephonic Rate Conversion/Continuation Request to the same extent that the Agent may rely on a written Rate Conversion/Continuation Request. Each Rate Conversion/Continuation Request, whether telephonic or written, shall be irrevocable and binding on the Borrower and subject the Borrower to the indemnification provisions of Section 0 of this Agreement. The Borrower shall bear all risks related to giving any Rate Conversion/Continuation Request telephonically or by such other method of transmission as Borrower shall elect.

         2.8 LETTERS OF CREDIT. Subject to the terms and conditions set forth in this Agreement, the Letter of Credit Bank agrees, at any time and from time to time, from and including the Closing Date but in no event after the thirtieth calendar day immediately preceding the Revolving Credit Termination Date, to issue and deliver, or to extend the expiration of, Letters of Credit for the account of the Borrower; provided, however, that, the aggregate LC Exposure of the Banks shall not at any time exceed the lesser of: (x) Ten Million Dollars ($10,000,000) outstanding at any time and (y) the difference between (I) the aggregate Revolving

Credit Commitments of the Banks as then in effect and (II) the sum of (a) the aggregate outstanding Revolving Credit Loans of the Banks at such time plus (b) the aggregate LC Exposure of the Banks at such time.

                  (a) TERM; FORM AND CONDITIONS OF LETTERS OF CREDIT. Each Letter of Credit shall be issued in such form as the Letter of Credit Bank may reasonably require subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof. Each Letter of Credit shall: (A) permit drawings upon presentation of one or more sight drafts and such other documents as specified by the Borrower in the Credit Request delivered pursuant to
         Section 0 of this Agreement and agreed to by the Letter of Credit Bank, which drawings shall occur on or prior to the applicable expiration date of such Letter of Credit, (B) by its terms expire not later than the earlier of one (1) year after the date of the Letter of Credit or the third (3rd) Business Day prior to the Revolving Credit Termination Date and (C) by its terms provided for payment of drawings in Dollars.

                  (b) REQUESTS FOR LETTERS OF CREDIT. Letters of Credit shall be issued upon request given by the Borrower to the Agent not later than 12:00 noon (Cleveland, Ohio time) three (3) Business Days prior to the specified date for the issuance of the requested Letter of Credit. Each such request for a Letter of Credit shall be made in the form of a Credit Request transmitted by the Borrower to the Agent by telecopier, telex or cable (in the case of telex or cable, confirmed in writing prior to the date of the requested issuance of the Letter of Credit), specifying with respect to each Letter of Credit requested: (i) the face amount thereof, (ii) the beneficiary, (iii) the intended date of issuance, (iv) the terms of the Letter of Credit, and shall be promptly forwarded by the Agent to the Letter of Credit Bank. Concurrently with each Credit Request requesting a Letter of Credit, the Borrower shall execute and deliver to the Letter of Credit Bank a Reimbursement Agreement, in the Letter of Credit Bank's then standard form of application for and reimbursement agreement with respect to letters of credit (such documents being hereinafter collectively referred to as a "Reimbursement Agreement"); provided, however, that in the event of any conflict between the provisions of any such Reimbursement Agreement and this Agreement, the provisions of this Agreement shall govern.

                  (c) PARTICIPATION BY BANKS IN LETTERS OF CREDIT. By the issuance of a Letter of Credit by the Letter of Credit Bank and without further action on the part of the Letter of Credit Bank or any Bank, the Letter of Credit Bank hereby grants to each Bank, and each Bank hereby acquires from the Letter of Credit Bank, a participation in each Letter of Credit equal to such Bank's Ratable Portion, effective on the date of the issuance of each Letter of Credit. In consideration, each Bank hereby absolutely and unconditionally agrees to pay to the Agent for the account of such Letter of Credit Bank such Bank's Ratable Portion of each disbursement made by such Letter of Credit Bank in respect of such Letter of Credit and not reimbursed by the Borrower as hereinafter provided or not reimbursed by reason of the illegality of such reimbursement, or any reimbursement payment required to be refunded to the Borrower for any reason. Each Bank acknowledges and agrees that its obligation to acquire risk participations pursuant to this Section 0 is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Potential Default or Event of Default hereunder or the failure of any condition precedent set forth in Section 0 of this Agreement to be satisfied and each payment in satisfaction thereof shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that the foregoing shall not be construed to excuse the Letter of Credit Bank from liability to any Bank to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each of the Banks to the fullest extent permitted by applicable Law) suffered by such Bank that are caused by such Letter of Credit Bank's gross negligence or wilful misconduct.

                  (d) REIMBURSEMENT; INTEREST. The Borrower agrees that whenever there is a drawing on a Letter of Credit issued by the Letter of Credit Bank, the Borrower shall pay to the Agent on the date of such drawing, an amount equal to such drawing. The Agent shall promptly remit any such payment to the Letter of Credit Bank. If there is a drawing on a Letter of Credit, then, unless the Borrower shall reimburse such amount in full on such date, the unpaid amount thereof shall bear interest for the account of the Letter of Credit Bank for each day from and including the date of such drawing, to but excluding the earlier of the date of reimbursement or the date on which such drawing is reimbursed by a Revolving Credit Borrowing, at the rate per annum that would apply to such amount if such amount were an Alternate Base Rate Loan by a Bank.

                  (e) FAILURE TO REIMBURSE. In the event that the Borrower fails to make a timely reimbursement, together with any interest thereon, to the Agent on the date of any drawing on a Letter of Credit pursuant to this Section, such failure shall constitute a Deemed Credit Request requesting an Alternate Base Rate Loan in an aggregate amount equal to the amount reimbursable to the Letter of Credit Bank plus any interest thereon. The Agent shall disburse all such loan proceeds directly to the Letter of Credit Bank to satisfy the Borrower's aforesaid reimbursement liability. The obligations of the Banks to the Agent under this Section are in addition to and not in limitation of the obligations of the Banks under Section 0 of this Agreement. In the event that an Loan cannot be legally made pursuant to this Section 0 for any reason, each of the Banks shall reimburse the Letter of Credit Bank in an amount equal to such Bank's Ratable Portion of the drawing on the Letter of Credit.

                  (f) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the Letter of Credit Bank shall, in each case, be absolute and unconditional and shall be performed under all circumstances including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit, (ii) the existence of any claim, offset, defense or other right that the Borrower may have against the beneficiary of any Letter of Credit or any successor in interest thereto, (iii) the existence of any claim, offset, defense or other right that any Bank or the Agent may have against the Borrower or against the beneficiary of any Letter of Credit or against any successor in interest thereto, (iv) the existence of any fraud or misrepresentation in the presentment of any draft or other item drawn and paid under any Letter of Credit by any person other than the Letter of Credit Bank, (v) any payment of any draft or other item by the Letter of Credit Bank which does not strictly comply with the terms of any Letter of Credit issued by the Letter of Credit Bank, so long as, in each case, such payment shall not have constituted gross negligence or willful misconduct on the part of the Letter of Credit Bank, (vi) any improper use which may be made of the Letter of Credit or any improper acts or omissions of any beneficiary or transferee of the Letter of Credit in connection therewith, (vii) any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever,
         (viii) the insolvency of any Person issuing any documents in connection with the Letter of Credit, (ix) any irregularity in the transaction with respect to which a Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit, (x) any errors, omissions, interruptions or delays in transmission or delivery of any messages, (xi) any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Letter of Credit Bank, or (xii) any other circumstances arising from causes beyond the control of the Letter of Credit Bank.

                  (g) LIABILITY OF LETTER OF CREDIT BANK. It is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse disbursements in respect of Letters of Credit issued by a Letter of Credit Bank shall not be construed to excuse a Letter of Credit Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower or any Subsidiary of the foregoing that are caused by the gross negligence or willful misconduct of the Letter of Credit Bank in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties agree that the Letter of Credit Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided, however, that the Letter of Credit Bank shall have the right in its sole discretion to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit. In making any payment under any Letter of Credit, the Letter of Credit Bank's (i) exclusive reliance on the documents, appearing on their face to be in order, as well as signatures and endorsements presented to it under such Letter of Credit, in each case as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether the amount due to the beneficiary thereunder equals the amount of such draft, any document presented pursuant to such Letter of Credit proves to be in order, or any other statement or any other document or any signature or endorsement with respect thereto presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (ii) making payment upon presentation of documents not complying in any immaterial respect with the terms of the Letter of Credit shall, in each case, not be deemed to constitute willful misconduct or gross negligence of the Letter of Credit Bank. Any action, inaction or omission on the part of the Letter of Credit Bank or any of its correspondents, under or in connection with any Letter of Credit issued by the Letter of Credit Bank or any renewal or extension thereof or the related instruments or documents, if taken in good faith and in conformity with applicable Laws and regulations governing Letters of Credit generally and the terms of this
         Section 0, shall be binding upon the Borrower and shall not place the Letter of Credit Bank or any of its correspondents under any liability to the Borrower. The Letter of Credit Bank's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising rights, powers, privileges and immunities, whether by statute or rule of Law or contract.

                  (h) LETTER OF CREDIT BANK INDEMNITY. The Borrower shall indemnify the Letter of Credit Bank from and against: (i) any loss or liability (other than any caused by such Letter of Credit Bank's gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction) incurred by the Letter of Credit Bank in respect of this Agreement and the Letters of Credit and (ii) any out-of-pocket expenses incurred by the Letter of Credit Bank in defending itself or otherwise related to this Agreement or any Letter of Credit (other than any caused by the Letter of Credit Bank's gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction) including, without limitation, reasonable fees and expenses of legal counsel incurred by such Letter of Credit Bank (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies.

                  (i) EFFECT OF APPLICABLE LAW OR CUSTOM. All Letters of Credit issued hereunder, all reimbursement obligations hereunder and all reimbursement obligations under any Reimbursement Agreement will, except to the extent otherwise expressly provided in this Agreement, the Reimbursement Agreements or the Letters of Credit, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof.

                  (j) TERMINATION OF LETTER OF CREDIT COMMITMENT. In the event that: (i) any restriction is imposed on the Letter of Credit Bank (including, without limitation, any legal lending or acceptance limits imposed by the United States of America or any political subdivision thereof or of any foreign government or central bank) which in the judgment of the Letter of Credit Bank would prevent the Letter of Credit Bank from issuing Letters of Credit or maintaining its commitment to issue Letters of Credit or (ii) there shall have occurred, at any time during the term of this Agreement: (A) any outbreak of hostilities or other national or international crisis or change in economic conditions if the effect of such outbreak, crisis or change would make the creation of Letters of Credit impracticable, (B) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which would materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement, or (C) the taking of any action by any government or agency in respect of its monetary or fiscal affairs which would have a material adverse effect on the issuance of Letters of Credit, then the Letter of Credit Bank, in the case of the occurrence of any event described hereinabove, shall give written notice of the occurrence of such event to the Borrower and the Agent whereupon the commitment of the Letter of Credit Bank to issue Letters of Credit shall be suspended on the effective date of such notice and shall continue suspended until the effect of such event shall cease to exist.

         2.9 FEES. The Borrower shall pay to the Agent for its own account, or for the account of the Letter of Credit Bank or the Banks, as the case may be, the fees set forth in this Section 0. All fees set forth in this
Section 0 shall be paid on the date due, in immediately available funds, to the Agent for distribution as appropriate to itself, the Letter of Credit Bank, and the Banks and once paid, none of such fees shall be refundable under any circumstances.

                  (a) REVOLVING CREDIT COMMITMENT FEE. The Borrower agrees to pay to the Agent for the benefit of the Banks, allocable to the Banks in accordance with the Ratable Portion of the Banks, a commitment fee equal to: (x) the Applicable Commitment Fee Percentage then in effect multiplied by (y) the average daily unused portion of the total of the Revolving Credit Commitments of the Banks outstanding on the Fee Percentage Determination Date immediately preceding the applicable Fee Percentage Adjustment Date. The annual fee shall be payable quarterly in arrears on the first day of each Fiscal Quarter commencing April 1, 1998, until the Revolving Credit Termination Date.

                  (b) ARRANGEMENT AND STRUCTURING. The Borrower agrees to pay to the Agent on the Closing Date for its sole account a one time fee for arranging and structuring the financing transaction contemplated by this Agreement in the amount specified in the commitment letter executed by the Borrower and the Agent, dated December 9, 1997.

                  (c) ANNUAL AGENT'S FEE. The Borrower agrees to pay to the Agent for its sole account an annual agent fee as set forth in the Agent's Fee Letter.

                  (d) LETTER OF CREDIT FEES. The Borrower agrees to pay fees in respect of Letters of Credit issued for the account of the Borrower as follows:

                      (i) ANNUAL LETTER OF CREDIT RISK PARTICIPATION FEE.
                  The Borrower agrees to pay to the Agent for the benefit of the Banks, allocable to the Banks in accordance with the Ratable Portion of the Banks, in advance on the date of issuance of each Standby Letter of Credit issued for its account and on any renewal or extension date thereafter, an annual risk participation fee (adjusted for Standby Letters of Credit having terms less than one year) equal to: (x) the Applicable Risk Participation Fee then in effect multiplied by (y) the face amount of the Standby Letter of Credit issued by the Letter of Credit Bank.

                      (ii) ANNUAL LETTER OF CREDIT BANK FEE.  Commencing on
                  April 1, 1998, the Borrower agrees to pay to the Agent for the sole benefit of the Letter of Credit Bank, payable quarterly in arrears, an issuance fee equal to: (x) one-eighth of one percent (1/8%) multiplied by (y) the average daily face amount of each Standby Letter of Credit outstanding during the immediately preceding quarter.

                      (iii) OTHER FEES RELATING TO LETTERS OF CREDIT.  The
                  Borrower agrees to pay to the Agent for the sole benefit of the Letter of Credit Bank upon issuance of any Letters of Credit issued for its account any standard fees, amendment and modification fees and any other standard fees and charges customarily charged by the Letter of Credit Bank in connection with Standby Letters of Credit.

                  (e) LATE CHARGES. If the Borrower fails to pay any amount due under this Agreement, or any fee in connection herewith, in full within ten (10) days after its due date, the Agent shall be entitled to, in addition to its remedies under Section 0 hereof, and the Borrower will incur and shall pay to the Agent for the benefit of the Banks, in each such case, a late charge equal to one percent (1%) of the amount failed to be paid. The payment of a late charge will not cure or constitute a waiver of any Potential Default or Event of Default under this Agreement.

                  (f) APPLICABLE RISK PARTICIPATION PERCENTAGE AND APPLICABLE FACILITY FEE PERCENTAGE. The Applicable Risk Participation Percentage or Applicable Commitment Fee Percentage, as the case may be, shall be calculated as herein specified as of the Closing Date and as of the first day of the calendar quarter (each an "Fee Adjustment Date") commencing after the date the Agent shall have received (A) financial statements required by Sections 0, 0 or 0, as the case may be, for the period ending as of the last day of the Fiscal Quarter or Fiscal Year immediately preceding such Fee Adjustment Date (each a "Fee Determination Date") and (B) a certificate complying with Section 0 certifying the Borrower's Consolidated Total Funded Debt to EBITDA Ratio as of any such Fee Determination Date. On each Fee Adjustment Date, the Applicable Risk Participation Percentage or Applicable Commitment Fee Percentage, as the case may be, shall be the percentage set forth in the definition of "Applicable Risk Participation Percentage" and "Applicable Facility Fee Percentage" which corresponds to the Borrower's Consolidated Total Funded Debt to EBITDA Ratio as of the Fee Determination Date applicable to such Fee Adjustment Date. The Applicable Risk Participation Percentage and Applicable Commitment Fee Percentage effective as of a particular Fee Adjustment Date shall remain effective only until the next succeeding Fee Adjustment Date at which time the Applicable Risk Participation Percentage and Applicable Commitment Fee Margin shall be recalculated pursuant to this Section 0; except, however, that, if an Event of Default shall have occurred which has not been waived in writing by all of the Banks, or if the Borrower shall not have delivered as of such Margin Adjustment Date the financial statements in accordance with Sections 0, 0 and 0 of this Agreement, the Applicable Risk Participation Fee Percentage shall be eight-tenths of one percent (.80%) per annum and the Applicable Commitment Fee Percentage shall be three-tenths of one percent (.30%) per annum.

                  (g) PAYMENT OF FEES; NONREFUNDABLE. All fees set forth in this
         Section 0 shall be paid on the date due, in immediately available funds, to the Agent for distribution, if and as appropriate, to the Banks or the Letter of Credit Bank. Once paid, to the extent permitted by applicable Law, none of such fees shall be refundable under any circumstances.

         2.10     INTEREST ON REVOLVING CREDIT LOANS.

                  (a) INTEREST RATE. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Loan made by each Bank from the date of such Revolving Credit Loan until such principal amount shall be paid in full as follows:

                      (i) ALTERNATE BASE RATE LOANS. During such periods as
                  any Alternate Base Rate Loan comprising a Revolving Credit Borrowing is outstanding, the Borrower shall pay interest on such Alternate Base Rate Loan at a rate per annum equal at all times to the sum of the Alternate Base Rate, payable quarterly, in arrears, on the first day of each calendar quarter and on the date such Alternate Base Rate Loan comprising a Revolving Credit Borrowing shall be converted or paid in full (whether at maturity, by reason of acceleration or otherwise) and, after maturity, on demand.

                      (ii) LIBOR RATE LOANS. During such periods as any
                  LIBOR Rate Loan comprising a Revolving Credit Borrowing is outstanding, the Borrower shall pay interest on such LIBOR Rate Loan at a rate per annum equal to the sum of the London Interbank Offered Rate plus the Applicable LIBOR Margin in effect as of the most recently preceding Margin Adjustment Date occurring prior to the date of the making of such LIBOR Rate Loan, or the conversion or continuation of such LIBOR Rate Loan in accordance with Section 0, payable: (A) on the last day of each Interest Period and (B) if such Interest Period has a duration of more than three months, three months after the first day of such Interest Period and (C) on the date such LIBOR Rate Loan comprising a Revolving Credit Borrowing shall be converted to an Alternate Base Rate Loan or paid in full (whether at maturity, by reason of acceleration or otherwise) and (D) after maturity, on demand.

                  (b) APPLICABLE LIBOR MARGIN; TERMS OF ADJUSTMENT.

                      (i) COMMENCEMENT; CONDITIONS. So long as no Event of
                  Default shall have occurred which has not been waived in writing by all of the Banks, the Applicable LIBOR Margin shall be calculated as herein specified as of the Closing Date and effective as of the first day of the Fiscal Quarter (each an "Margin Adjustment Date") during which the Agent shall have received (A) financial statements required by Sections 0, 0 or 0, as the case may be, for the period ending as of the last day of the Fiscal Quarter or Fiscal Year immediately preceding such Margin Adjustment Date (each a "Determination Date") and
                  (B) a certificate complying with Section 0 certifying the Borrower's Consolidated Funded Debt to EBITDA Ratio as of any such Determination Date.

                       (ii) CALCULATION AND DURATION OF ADJUSTMENT. On each
                  Margin Adjustment Date, the Applicable LIBOR Margin shall be the Applicable LIBOR Margin set forth in the definition of "Applicable LIBOR Margin" which corresponds to the Borrower's Consolidated Total Funded Debt to EBITDA Ratio as of the Determination Date applicable to such Margin Adjustment Date. The Applicable LIBOR Margin effective as of a particular Margin Adjustment Date shall remain effective only until the next succeeding Margin Adjustment Date at which time the Applicable LIBOR Margin shall be recalculated pursuant to this Subsection (b); provided, however, that: (I) if at any time an Event of Default shall have occurred that has not been waived in writing by all of the Banks, or if the Borrower shall not have delivered as of any Margin Adjustment Date the financial statements required to have been delivered under Sections 0 and 0 of this Agreement, then, at the election of the Required Banks, the Applicable LIBOR shall immediately adjust to be eight-tenths of one percent (0.80%) per annum and (II) if an Event of Default shall have occurred which has not been waived in writing by the Required Banks, the interest rate shall, upon the request of the Required Banks, be the interest rate applicable pursuant to Section 0 of this Agreement.

                  (c) DEFAULT INTEREST. Following the occurrence of an Event of Default which has not been waived in writing by all of the Banks, (i) the principal thereof and the unpaid interest and fees thereon shall, upon the request of the Required Banks, bear interest, payable on demand, for Alternate Base Rate Loans and LIBOR Rate Loans, at a rate per annum which shall be equal at all times to two percent (2.0%) in excess of the Alternate Base Rate and (ii) the Applicable Risk Participation Fee shall be two percent (2%) per annum.

                  (d) INTEREST RATE DETERMINATION.

                      (i) AGENT DETERMINATION; NOTICE.  The Agent shall
                  determine the London Interbank Offered Rate in accordance with the definition of London Interbank Offered Rate set forth in Section 0 of this Agreement. The Agent shall give prompt notice to each of the Banks and the Borrower of the applicable interest rate determined by the Agent for purposes of Sections 0 and 0 of this Agreement.

                      (ii) FAILURE OF BORROWER TO ELECT. If no Interest Period
                  is specified in any Credit Request or any Rate Conversion/Continuation Request for any LIBOR Rate Loans, the Borrower shall be deemed to have selected an Interest Period with a duration of one month. If the Borrower shall not have given notice in accordance with Section 0 of this Agreement to continue any LIBOR Rate Loans into a subsequent Interest Period (and shall not have otherwise delivered a Rate Conversion/Continuation Request in accordance with Section 0 of this Agreement to convert such Loans), such LIBOR Rate Loans shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically convert into Alternate Base Rate Loans.

         2.11     PAYMENTS AND COMPUTATIONS.

                  (a) PAYMENTS; APPLICATION OF PAYMENTS. Except to the extent otherwise provided herein, all payments of Obligations shall be made in Dollars, in immediately available funds, without setoff, counterclaim, defense or deduction of any kind, to the Agent not later than 12:00 noon (Cleveland, Ohio time) on the day on which such payment shall become due by deposit of such funds to the Agent's account maintained at the Payment Office of the Agent. Payments received after 12:00 noon (Cleveland, Ohio time) shall be deemed to have been received on the next succeeding Business Day. The Borrower shall at the time of making a payment hereunder specify to the Agent the Obligations to which such payment is to be applied. If the Borrower does not specify an application or if an Event of Default has occurred which has not been waived in writing by the Required Banks, the Agent may, subject to
         Section 0 of this Agreement, distribute a payment to the Letter of Credit Bank or the Banks for application to such Obligations as the Agent, in its sole discretion, elects or as the Required Banks shall have directed; provided, however, the Agent will use reasonable efforts to avoid an application of a payment which causes early prepayment of a LIBOR Rate Borrowing prior to expiration of its applicable Interest Period. Each payment received by the Agent for the account of the Letter of Credit Bank or a Bank shall be paid on the day of such receipt, in immediately available funds, to the Letter of Credit Bank or Bank for the account of its respective Lending Office.

                  (b) PAYMENT PROCEDURES. The Control Account of the Borrower will be charged with all Advances made by the Banks to the Borrower and all other Obligations of the Borrower under this Agreement or any other Loan Document. The Borrower hereby authorizes each Bank to charge the Loan Account of the Borrower with such Obligations. The Control Account of the Borrower will be credited in accordance with this Section 0 with all payments received by the Agent directly from such Borrower or for the account of the Borrower. The Agent shall send the Borrower statements in accordance with the Bank's standard procedures. Absent manifest error, each such statement shall be final, conclusive and binding on the Borrower. The Loan Accounts of each Bank shall reflect the activity in the Control Account applicable to such Bank's Loan Account.

                  (c) AUTHORIZATION TO CHARGE ACCOUNT. If and to the extent payment owed to the Agent or any Bank is not made when due hereunder or under the Revolving Credit Notes, the Borrower hereby authorizes the Agent and each Bank to charge from time to time against any or all of the Borrower's accounts with the Agent or such Bank, as the case may be, any amount so due. Notice of any such charge shall be given promptly to the Borrower by the Agent or such Bank, as the case may be.

                  (d) COMPUTATIONS OF INTEREST AND FEES. All computations of interest on LIBOR Rate Loans, as well as fees and other compensation hereunder, shall be made by the Agent on the basis of a year of 360 days and for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. All computations of interest on Alternate Base Rate Loans shall be made by the Agent on the basis of a year of 365 or 366 days and in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of interest, fees or other amounts of compensation due hereunder shall be, absent manifest error, prima facie evidence thereof.

                  (e) PAYMENT NOT ON BUSINESS DAY. Whenever any payment hereunder or under the Revolving Credit Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Any such extension of time shall in such case be included in the computation of payment of interest, fees or other compensation, as the case may be.

                  (f) PRESUMPTION OF PAYMENT IN FULL BY BORROWER. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date. In reliance upon such assumption, the Agent may, but shall not be obligated to, distribute to each Bank on such due date the amount then due such Bank. If and to the extent the Borrower shall not have made such payment in full to the Agent, each Bank shall repay to the Agent promptly upon demand the amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate for the first three (3) days from and after such date and thereafter at the Interest Rate then applicable to Alternate Base Rate Loans.

         2.12 CHANGE IN LAW; LIBOR RATE LOANS UNLAWFUL. Notwithstanding any other provision of this Agreement, if any Bank determines that any applicable Law, or any change therein, or any change in the interpretation or administration of any Law by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible, or any such governmental authority, central bank or agency asserts that it is unlawful, for any Bank or its Lending Office to perform its obligations hereunder to make LIBOR Rate Loans or to fund or maintain LIBOR Rate Loans hereunder, then, upon notice to the Agent and the Borrower by such Bank: (a) the obligation of all of the Banks to make, or to convert Loans into, LIBOR Rate Loans shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist and (b) the Borrower shall immediately, or at such later date, if any, as may thereafter be permitted by relevant Law, prepay in full the then outstanding principal amount of all LIBOR Rate Loans of all Banks, together with interest accrued thereon and any other amounts payable to the Banks hereunder unless the Borrower, upon notice from the Agent, converts all LIBOR Rate Loans of all Banks then outstanding into Loans of another Type in accordance with Section 0 of this Agreement as to which such circumstances do not exist. Any such payment or Rate Conversion shall be subject to the provisions of Section 0 of this Agreement.

         2.13 UNAVAILABILITY. Notwithstanding any other provision in this Agreement, if at any time with respect to any LIBOR Rate Loans:

                  (a) INADEQUATE RATE. Any Bank notifies the Agent that the London Interbank Offered Rate for any Interest Period for such LIBOR Rate Loans will not adequately reflect the cost to such Bank of making, funding or maintaining its LIBOR Rate Loans for such Interest Period, the Agent shall promptly notify the Borrower and the Banks;

                  (b) UNAVAILABLE QUOTATIONS. The Agent determines (which determination shall be conclusive) that quotations of interest rates for Dollar deposits are not being provided in the relevant amounts or for the relevant maturities to, or the circumstances affecting the London interbank market of deposits in Dollars make it impracticable to, determine the London Interbank Offered Rate, or

                  (c) UNAVAILABLE DEPOSITS. Any Bank determines that Dollar deposits of the relevant amount for the relevant Interest Period are not available in the London interbank market of deposits of Dollars for the purpose of funding the LIBOR Rate Loans, then: (i) each LIBOR Rate Loan will automatically, on the last day of the then existing Interest Period therefor, convert into an Alternate Base Rate Loan and
(ii) the obligation of the Banks to make or to convert Loans into LIBOR Rate Loans or continue LIBOR Rate Loans shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

         2.14 PRO RATA TREATMENT. Except as set forth in Sections 0, 0 and 0 of this Agreement, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the fees provided for hereunder, each Rate Conversion or Rate Continuation of Loans comprising a Borrowing shall be allocated among the Banks in accordance with each Bank's Ratable Portion (or if the Commitments shall have expired or been terminated, in accordance with the respective principal amounts of each Bank's Loans).

3        CONDITIONS OF LENDING.

         3.1 CONDITIONS PRECEDENT TO INITIAL LOANS. The effectiveness of this Agreement, the obligation of each Bank to make a Revolving Credit Loan on the occasion of each Revolving Credit Borrowing and each Rate Conversion or Rate Continuation, and the obligation of the Letter of Credit Bank to issue any Letter of Credit are subject to the condition precedent that the Agent shall have received on or before the Closing Date the following:

                  (a) THIS AGREEMENT. Counterparts of this Agreement executed and delivered by or on behalf of each of the parties hereto.

                  (b) SUBSIDIARY GUARANTIES. Subsidiary Guaranties appropriately completed and executed by each of the Domestic Subsidiaries.

                  (c) CORPORATE ACTION; INCUMBENCY. A certificate executed by an authorized officer of the Borrower certifying: (i) the resolutions of the Board of Directors of the Borrower authorizing the execution, performance and delivery of (A) this Agreement, (B) the Revolving Credit Notes, (C) all Loan Documents to which the Borrower is a party and (D) each other document executed in connection therewith or in connection with any of the transactions contemplated herein or therein,
         (ii) as true and correct the Articles of Incorporation and By-Laws of the Borrower, (iii) the names and signatures of the officers of the Borrower executing or attesting to such documents, (iv) compliance by the Borrower with all representations, warranties, covenants and conditions under this Agreement and each of the documents executed in connection herewith, (v) the absence of any Potential Default or Event of Default and (vi) the absence of any material litigation with respect to this Agreement and the transactions contemplated thereby. The Agent and each Bank may conclusively rely on such certificates until receipt of notice in writing from the Borrower to the contrary.

                  (d) DOMESTIC SUBSIDIARY - CORPORATE ACTION; INCUMBENCY. A certificate executed by an authorized officer of each Domestic Subsidiary certifying: (i) the resolutions of the Board of Directors of such Subsidiary authorizing the execution, performance and delivery of
         (A) its respective Subsidiary Guaranty and (B) each other document executed in connection therewith or in connection with any of the transactions contemplated herein or therein, (ii) as true and correct the Articles or Certificate of Incorporation and By-Laws or Regulations of such Subsidiary, (iii) the names and signatures of the officers of such Subsidiary executing or attesting to such documents, (iv) compliance by such Subsidiary with all representations, warranties, covenants and conditions under its respective the Subsidiary Guaranty and each of the documents executed in connection herewith, (v) the absence of any Potential Default or Event of Default and (vi) the absence of any material litigation with respect to its Subsidiary Guaranty Agreement and the transactions contemplated thereby. The Agent and each Bank may conclusively rely on such certificates until receipt of notice in writing from the Borrower to the contrary.

                  (e) GOOD STANDING - BORROWER. A certificate, as of a recent date, from the Secretary of State of Delaware as to the good standing of the Borrower in such jurisdiction.

                  (f) GOOD STANDING - DOMESTIC SUBSIDIARIES. Certificates, as of a recent date, from appropriate governmental authorities for the jurisdiction of incorporation with respect to each Domestic Subsidiary as to the good standing of such Domestic Subsidiary in such jurisdiction.

                  (g) REVOLVING CREDIT NOTES. The Revolving Credit Notes, in favor of each of the Banks, in the principal amount of such Bank's Revolving Credit Commitment, each duly executed by the Borrower.

                  (h) LEGAL OPINIONS. An opinion of Squire, Sanders & Dempsey, counsel to the Borrower, in form and substance satisfactory to the Agent, the Banks and their counsel, (i) with respect to the Borrower, relating to corporate authority under Delaware law, the enforceability of this Agreement and the Loan Documents under Ohio law and other matters customarily addressed in opinions rendered in transactions of this type and (ii) with respect to the Domestic Subsidiaries, relating to corporate authority in the jurisdiction in which each such Domestic Subsidiary is organized, the enforceability of the Subsidiary Guaranty of each Domestic Subsidiary against such Domestic Subsidiary, and such other matters customarily addressed in opinions rendered in transactions of this type.

                  (i) MINIMUM AVAILABILITY. After the disbursement of the Loan proceeds necessary to repay the Existing Lenders and to consummate the Acquisitions, the Borrower shall have the ability to borrow at least Twenty Million Dollars ($20,000,000) in Revolving Credit Loans.

                  (j) ASSIGNMENT AGREEMENT. The parties hereto and the parties to the Existing Credit Agreement shall have executed and delivered an assignment and acceptance agreement in form and substance satisfactory to the Agent.

                  (k) CONSENTS. Evidence satisfactory to the Agent that the Borrower has obtained, as certified by an officer of the Borrower, all documents and instruments, including all consents, authorizations, novations and filings required under law or under any material contractual obligations of the Borrower as may be necessary for consummation of the transactions contemplated by this Agreement and the Loan Documents.

                  (l) DELIVERY OF FINANCIAL STATEMENTS; OFFICER'S CERTIFICATE.
         (i) Company prepared financial statements of the Borrower as of September 30, 1997, and the audited financial statements of the Borrower as of December 31, 1996, each in form and substance satisfactory to the Agent and the Banks and (ii) a certificate of the chief financial officer of the Borrower, in his or her capacity as chief financial officer, setting forth the calculations necessary to determine which of the financial standards specified in definitions of "Applicable LIBOR Margin" and "Applicable Risk Participation Percentage" and "Applicable Commitment Fee Percentage" have been satisfied by the Borrower.

                  (m) CREDIT REQUEST AND DISBURSEMENT DIRECTION LETTER. A Credit Request and a letter from the Borrower directing the Agent to disburse the proceeds of the Loans.

                  (n) PAYMENT OF FEES. Evidence of the payment (or disbursement direction for such payment delivered pursuant to Section 0 of this Agreement): (i) to the Agent for its own account, the structuring and arrangement fee and facility fee payable to the Agent and (ii) the legal fees and out-of-pocket expenses of legal counsel to the Agent through the time of Closing.

                  (o) PROJECTIONS. Acceptance by the Agent and the Banks of projections for Fiscal Year 1998 and each of the next succeeding two Fiscal Years of the Borrower.

                  (p) INSURANCE. Evidence satisfactory to the Agent and the Banks, together with insurance certificates, that the Borrower has adequate personal and real property, liability, business interruption and product liability insurance.

                  (q) OTHER INFORMATION. Such other information, financial or otherwise, as the Agent, any Bank or respective counsel thereto may request, in its reasonable discretion.

         3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of each Bank to make a Revolving Credit Loan on the occasion of each Revolving Credit Borrowing, Rate Conversion and Rate Continuation, and the obligation of the Letter of Credit Bank to issue any Letter of Credit, are subject to the condition precedent that, as of the date of any such Loan or issuance, and before and after giving effect thereto:

                  (a) REPRESENTATION BRINGDOWN. The representations and warranties contained in Sections 0 of this Agreement are true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

                  (b) NO DEFAULT; COMPLIANCE WITH TERMS. The Borrower shall be in compliance with all other terms and provisions set forth herein and in each other Loan Documents on its part to be observed or performed, and at the time of and immediately after such Credit Event, No Potential Default or Event of Default shall have occurred which has not been waived by the Required Lenders; and

                  (c) NO MATERIAL ADVERSE EFFECT. There has been no event and there exists no condition which would or which might reasonably be expected to have a Material Adverse Effect, as determined by the Required Banks.

Each Credit Event and each receipt by the Borrower of the proceeds of any Loan shall constitute a representation and warranty by the Borrower that on the date of such Credit Event or receipt, as the case may be, the foregoing statements are true and correct as of such date.

4        GENERAL REPRESENTATIONS AND WARRANTIES.

         So long as the Obligations shall remain outstanding, the Banks shall have any Revolving Credit Commitment and LC Exposure hereunder, and the Letter of Credit Bank shall have any LC Commitment hereunder, the Borrower represents and warrants to the Agent and each of the Banks as follows:

         4.1 EXISTENCE. The Borrower and each of its subsidiaries is (a) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (b) has all requisite corporate power and authority , and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted. The Borrower has no Subsidiaries other than as listed in the Supplemental Schedule. The Borrower and each of its Domestic Subsidiaries is duly qualified or licensed to transact business in each jurisdiction where such qualification or licensure is necessary and a failure to so qualify or be licensed will have a Material Adverse Effect.

         4.2 AUTHORIZATION. The execution, delivery, and performance of this Agreement, the Loan Documents to which the Borrower or any Domestic Subsidiary is a party: (a) are within Borrower's or such Domestic Subsidiary's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) are not in contravention of Law or the terms of Borrower's or such Domestic Subsidiary's Certificate of Incorporation or By-Laws or of any indenture or other document or instrument evidencing Indebtedness for borrowed money or any other material agreement or undertaking to which the Borrower or such Domestic Subsidiary is a party or by which it or its property is bound and
(d) do not required any waivers, consents or approvals by any of the creditors (including, without limitation, the Note Holders) or trustees for creditors of the Borrower or such Domestic Subsidiary or any other Person. The execution, delivery, and performance of the Acquisition Documents, upon the consummation of the Acquisitions: (a) are within Borrower's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) are not in contravention of Law or the terms of Borrower's Certificate of Incorporation or By-Laws or of any indenture or other document or instrument evidencing Indebtedness for borrowed money or any other material agreement or undertaking to which the Borrower is a party or by which it or its property is bound and (d) do not required any waivers, consents or approvals by any of the creditors (including, without limitation, the Note Holders) or trustees for creditors of the Borrower or any other Person.

         4.3 ENFORCEABILITY. This Agreement and the Loan Documents constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms thereof subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Upon consummation of the Acquisitions, the Acquisition Documents will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms thereof subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.4 LITIGATION; PROCEEDINGS. Except as disclosed in the Supplemental Schedule, there is no action, suit, investigation or proceeding, and no order, writ, injunction, judgment or decree, now pending, existing or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, affecting any property of the Borrower or any of its Subsidiaries or with respect to this Agreement or any Loan Document or any Acquisition Document, whether at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

         4.5 TAXES. The Borrower has filed all federal, state and local tax returns which are required to be filed by the Borrower or its Subsidiaries and, except to the extent permitted by Section 0 of this Agreement, has paid all taxes and assessments due as shown on such returns, including interest, penalties and fees. There are no material tax disputes or contests pending as of the Closing Date. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

         4.6 TITLE. The Borrower and each of its Subsidiaries has good title to all personal property assets reflected in, and good and marketable title to all real property assets reflected in, the financial statements referred to in Sections 0 and 0 of this Agreement and in the financial statements delivered from time to time pursuant to Section 0 of this Agreement. There are no Liens on any real or personal property of the Borrower, other than as permitted by Section 0. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property material to its business.

         4.7 NO BREACH OR DEFAULT. Neither the execution and delivery of this Agreement and the Loan Documents, nor the consummation of the transactions contemplated hereby and thereby, nor the compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or constitute a default under: (a) the articles and By-Laws of the Borrower or any of its Subsidiaries, (b) any applicable law or regulation, (c) any order, writ, warrant, injunction or decree of any court or governmental authority or agency,
(d) any material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which it is bound or its property subject, or (e) result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or its Subsidiaries pursuant to the terms of any such agreement or instrument.

         4.8 CONSENTS; APPROVALS. Except as set forth on the Supplemental Schedule, no action, consent or approval of, registration or filing with or any other action by any governmental authority or other Person is or will be required in connection with execution and delivery of this Agreement, the Loan Documents or the Acquisition Documents and the transactions contemplated hereby and thereby, except such as have been made or obtained and are in full force and effect.

         4.9 LAWFUL OPERATIONS. The Borrower and each of its Subsidiaries, and each of the operations of the Borrower and such Subsidiaries, are in full compliance with all requirements imposed by Law (whether statutory, administrative, judicial or other and whether federal, state, or local but excluding Environmental Laws to the extent addressed in Section 0 below), except to the extent any such noncompliance, when taken singly or with all other such noncompliance, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect.

         4.10 ENVIRONMENTAL COMPLIANCE. Except for copper emissions from the Subsidiary's plant in Durham, North Carolina (which emissions do no violate applicable Environmental Laws), hazardous materials have not been released or disposed of on any property owned or leased by a the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, any property adjoining any such properties. All environmental permits have been obtained and are in effect for the operations conducted at all property owned or leased by the Borrower or any of its Subsidiaries. The Borrower and each of its Subsidiaries are in material compliance with all applicable Environmental Laws and all environmental permits. The Borrower and each of its Subsidiaries have disposed of all wastes generated, including wastes containing hazardous materials, in material compliance with all applicable Environmental Laws and environmental permits. There are no past, pending or, to the actual knowledge of the Borrower, threatened environmental claims against the Borrower or any of its Subsidiaries that individually or in the aggregate could have a Material Adverse Effect. No property owned or leased by the Borrower or any of its Subsidiaries, or to the best knowledge of the Borrower, any property adjoining any such property, is listed or proposed for listing on the National Priorities List under CERCLA or on any other list maintained by any governmental authority of sites requiring environmental investigation or cleanup. Neither the Borrower nor any if its Subsidiaries has transported or arranged for the transportation of any hazardous materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on any other analogous list or, to the best knowledge of the Borrower, to any location that is the subject of any environmental claim. To the best knowledge of the Borrower, there are no circumstances with respect to any property owned or leased by the Borrower or any of its Subsidiaries or the operations of any of the Borrower or its Subsidiaries that could reasonably be anticipated (i) to form the basis of an environmental claim against the Borrower or such Subsidiary or any property owned or leased by the Borrower or any Subsidiary that individually or in the aggregate might result in a Material Adverse Effect or (ii) to cause any property owned or leased by the Borrower or any Subsidiary to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

         4.11 ERISA. The Supplemental Schedule sets forth all of the Employee Benefit Plans of the Borrower and its Subsidiaries as of the Closing Date. The Borrower and each ERISA Affiliate of the Borrower are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. No Accumulated Funding Deficiency exists in respect of any Employee Benefit Plan of Borrower or any of its ERISA Affiliates. No Reportable Event has occurred in respect of any Employee Benefit Plan which is continuing and which (i) constitutes grounds either for termination of the plan or for court appointment of a trustee for the administration thereof or (ii) has resulted or could result in a Material Adverse Effect. No "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred that: (A) could cause the Borrower or any of its ERISA Affiliates to incur a material liability or (B) has resulted or could reasonably be expected to result in a Material Adverse Effect. None of the Borrower or any of its ERISA Affiliates has (i) had an obligation to contribute to any Multiemployer Plan except as disclosed in the Supplemental Schedule or
(ii) incurred or reasonably expects to incur any material liability for the withdrawal from such a Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate of the Borrower has failed to make any contribution or payment to any Employee Benefit Plan or Multiemployer Plan, or made any amendment to any Employee Benefit Plan, which has resulted or could reasonably be expected to result in the imposition of a Lien on the assets of the Borrower or the posting of a bond or other security under ERISA or the Code

         4.12 ADVERSE OBLIGATIONS; LABOR DISPUTES. Neither the Borrower nor any of its US Subsidiaries is subject to any contract, agreement, corporate restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise. The Borrower is not in default of any indenture or other agreement evidencing indebtedness or any other material agreement where such default has or could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the Borrower is not a party to any labor dispute (other than grievance disputes which do not individually or in the aggregate materially and adversely affect any of its operations, financial condition, or business). There are no material strikes, slow downs, walkouts or other concerted interruptions of operations by employees whether or not relating to any labor contracts.

         4.13 FINANCIAL STATEMENTS. The audited balance sheets of the Borrower for the Fiscal Year ending December 31, 1996, and the related statements of income, shareholder's equity, and cash flows, and, as applicable, changes in financial position or cash flows for such Fiscal Years, and the notes to such financial statements, reported upon by _______________, certified public accountants, together with the unaudited internal financial statements consisting of balance sheet and statements of income, shareholder's equity and cash flows as of the Fiscal Quarter ending September 30, 1997, certified by an executive officer of the Borrower: (a) have been prepared in accordance with GAAP, applied on a consistent basis with the Borrower's financial statements from prior Fiscal Years and (b) fairly present in all material respects (subject to routine year-end audit adjustments in the case of the unaudited financial statements) the financial condition of the

Borrower as of the respective dates thereof (including a full disclosure of liabilities, contingent or otherwise, if any) and the results of its operations for the respective fiscal periods then ending. As of the Closing Date, the Borrower has not experienced a Material Adverse Effect since the December 31, 1996 financial statements nor any change in the Borrower's accounting procedures used therein. The Borrower and its Subsidiaries did not as of December 31, 1996, and will not as of the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected in said audited balance sheet or subsequent 10Q.

         4.14 VALUE; SOLVENCY. The Borrower has received fair consideration and reasonably equivalent value for the obligations and liabilities incurred to the Banks hereunder. The Borrower is Solvent.

         4.15 INVESTMENT COMPANY ACT STATUS. Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or a "promoter" or "principal underwriter" for an "investment company" ( as such terms are defined in the Investment Company Act of 1940, as amended
(15 U.S.C. Section 80(a)(1), et seq.)).

         4.16 USE OF PROCEEDS; REGULATION U/REGULATION X COMPLIANCE. The proceeds of Loans made to the Borrower pursuant to this Agreement will be used only for general corporate purposes of the Borrower and as more specifically provided for in this Agreement. No part of the proceeds of Loans made to the Borrower pursuant to this Agreement will be used, directly or indirectly, to purchase or carry any "margin stock" or for a purpose which violates any law, rule, or regulation including, without limitation, the provisions of Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System, as amended. Neither the Borrower nor any of its Subsidiaries owns any "margin stock," as that term is defined in Regulation U and Regulation X of the Board of Governors of the Federal Reserve System.

         4.17 FULL DISCLOSURE. The Borrower has provided all information requested by the Agent and the Banks. None of the written information, exhibits or reports furnished by the Borrower to the Agent or the Banks contain any untrue material fact or omit to state any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances and purposes for which such information was furnished; provided, however, that, with respect to the projections furnished to the Agent, although the Borrower is not aware of facts that would make the projections incorrect and believes that the assumptions underlying the projections were developed in good faith.

5        COVENANTS OF THE BORROWER.

         So long as any of the Obligations shall remain unpaid, the Banks shall have any Revolving Credit Commitments and LC Exposure hereunder, or the Letter of Credit Bank shall have any LC Commitment hereunder, the Borrower will comply with the following provisions unless the Banks shall otherwise consent in writing:

         5.1      REPORTING AND NOTICE COVENANTS.

                  (a) QUARTERLY FINANCIAL STATEMENTS. The Borrower shall furnish to the Banks within forty-five (45) days after the end of each of the first three Fiscal Quarters of the Borrower, consolidated balance sheets of the Borrower as at the end of such Fiscal Quarter and the statements of income and cash flows for such Fiscal Quarter, prepared on an unaudited comparative basis with the comparable period during the prior year and in accordance with GAAP.

                  (b) ANNUAL FINANCIAL STATEMENTS. The Borrower shall furnish to the Banks as soon as available (and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower), a complete copy of the audited consolidated, and internally prepared consolidating, balance sheets of the Borrower as at the end of such Fiscal Year and the related consolidated statements of income, retained earnings, statements of shareholder's equity and cash flows for such Fiscal Year, and the notes thereto) for that Fiscal Year: (i) prepared on a comparative basis with the prior year and in accordance with GAAP except as disclosed therein, (ii) audited and certified (without qualification) by any nationally recognized independent public accountants selected by the Borrower and meeting the reasonable satisfaction of the Agent and the Banks to the effect that such consolidated financial statements present fairly in all material respects the financial condition and income of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (iii) accompanied by the accountants' management report relating thereto, if any.

                  (c) OFFICER'S CERTIFICATES. The Borrower shall furnish to the Agent and the Banks, concurrently with the financial statements delivered in connection with Section 0 above and within sixty (60) days after the end of the fourth Fiscal Quarter of the Borrower, a certificate of the chief financial officer of the Borrower, in his or her capacity as chief financial officer, certifying that: (A) with respect to the first three Fiscal Quarters of the Borrower, to the best of his knowledge and belief, those financial statements fairly present in all material respects the financial condition and results of operations of the Borrower subject (in the case of interim financial statements) to routine year-end audit adjustments, (B) no Potential Default or Event of Default then exists or, if any Potential Default or Event of Default does exist, a brief description of the Potential Default or Event of Default and the Borrower's intentions in respect thereto and (C) setting forth the calculations necessary to determine which of the financial standards specified in definition of Applicable LIBOR Margin, Applicable Commitment Fee Percentage and Applicable Risk Participation Percentage have been satisfied by the Borrower pursuant to Section 0 of this Agreement and whether the Borrower is in compliance with the financial covenants specified in Section 0 of this Agreement.

                  (d) ANNUAL BUSINESS PLAN. Within sixty (60) days after the end of each Fiscal Year of the Borrower, the Borrower shall provide the Agent and the Banks with forecasts prepared by Borrower's management, in form and substance satisfactory to the Agent and the Banks, of consolidated and consolidating income statements and consolidated and consolidating cash flow statements for the Borrower and its Subsidiaries on a quarterly basis for the next succeeding Fiscal Year.

                  (e) OTHER INFORMATION. The Borrower shall furnish to the Agent, promptly upon the Agent's written request, such other information about the financial condition, properties and operations of the Borrower, its Subsidiaries and its Employee Benefit Plans as the Agent may from time to time reasonably request.

                  (f) PROJECTIONS. The Borrower shall furnish to each of the Banks, not less than ten (10) days nor more than forty-five (45) days prior to (1) an acquisition by Borrower of substantially all the assets or equity interests of another corporation or business enterprise, (2) a merger or consolidation by the Borrower or any of its Subsidiaries with any other Person (other than a merger or consolidation referred to in clause (B) of Section 0, (3) a joint venture with another corporation or business enterprise, or (4) an investment in or advance or loan to any person or entity made after the date of this Agreement pursuant to clause (C) of Section 0 or (iv) below, oral notification to each Bank regarding such event of the type referred to in clauses (1) through (4) above and, if any Bank shall request in respect thereto, twelve (12) month financial projections (the "Projections"), including a projected balance sheet and cash flow and income statements, prepared by Borrower's chief financial officer, controller or another officer reasonably satisfactory to the Required Banks. Notwithstanding the foregoing, Banks agree that they shall not request Projections in the event the aggregate dollar amount of such events for a given fiscal year do not exceed ten percent (10%) of the consolidated Stockholders Equity of the Companies as of the end of the prior fiscal year. The Projections shall be prepared on the basis of the historical operations of the Borrower and its Subsidiaries (and any entity to be acquired or merged or consolidated with) after giving effect to the event in question and all reasonable related assumptions. The officer preparing such Projections shall certify to Banks and the Agent that to the best of his knowledge and belief such financial information is not misleading and is accurate in all material respects. The Borrower shall promptly notify the Banks of any change in the assumptions upon which the Projections are based between the date of preparation and the date of the event in question.

                  (g) NOTICES. The Borrower will cause its chief financial officer, or in his absence another officer designated by him, to give the Agent and each Bank prompt written notice (and in any event within ten (10) Business
         Days) whenever: (i) the Borrower or any of its Subsidiaries receives notice from any court, agency or other governmental authority of any alleged non-compliance with any Law or order which could reasonably be expected to have or result in, if such noncompliance is found to exist, a Material Adverse Effect, (ii) the Internal Revenue Service or any other federal, state or local taxing authority shall allege any default by the Borrower or any of its Subsidiaries in the payment of any tax material in amount or shall threaten or make any assessment in respect thereof, (iii) any litigation or proceeding shall be brought against the Borrower or any of its Subsidiaries before any court or administrative agency which could, if successfully brought against the Borrower, reasonably be expected to have or result in a Material Adverse Effect, (iv) any material adverse change or development in connection with any such litigation proceeding, or (v) such officer reasonably believes that any Potential Default or Event of Default has occurred or that any other representation or warranty made herein shall for any reason have ceased to be true and complete in any material respect.

                  (h) NOTICE OF DEFAULT UNDER ERISA. If Borrower shall receive notice from any ERISA Regulator or otherwise have actual knowledge that a Default under ERISA exists with respect to any Employee Benefit Plan, Borrower shall notify the Agent and each Bank of the occurrence of such Default under ERISA, within ten (10) Business Days after receiving such notice or obtaining such knowledge (the disclosures contained in the Supplemental Schedule being such notice of each Default under ERISA disclosed therein to the extent of the disclosure therein) and shall:
         (i) so long as the Default under ERISA has not been corrected to the satisfaction of, or waived in writing by the party giving notice, the Borrower shall thereafter treat as a current liability (if not otherwise so treated) all liability of Borrower or its Subsidiary that would arise by reason of the termination of or withdrawal from such Employee Benefit Plan if such plan was then terminated, and (ii) within forty-five (45) days of the receipt of such notice or obtaining such knowledge, furnish to the Agent and each Bank a current consolidated balance sheet of Borrower with the amount of the current liability referred to above.

                  (i) ENVIRONMENTAL REPORTING. The Borrower shall promptly deliver to the Agent and each Bank, and in any event within ten (10) Business Days after receipt or transmittal by the Borrower or any of its Subsidiaries, as the case may be, copies of all material communications with any government or governmental agency relating to Environmental Laws and all material communications with any other Person relating to Environmental Claims brought against the Borrower or its Subsidiaries which could, in either case, if successfully brought against the Borrower or such Subsidiaries, reasonably be expected to result in a Material Adverse Effect.

                  (j) MULTIEMPLOYER PLAN WITHDRAWAL LIABILITY. The Borrower shall

         (i) once in each calendar year beginning 1996, request a current statement of withdrawal liability from each Multiemployer Plan to which the Borrower or any ERISA Affiliate is or has been obligated to contribute during such year and (ii) within fifteen (15) days after the Borrower receives the such current statement, transmit a copy of such statement to the Agent and each Bank.

         5.2      AFFIRMATIVE COVENANTS.

                  (a) CORPORATE EXISTENCE. The Borrower and each Subsidiary shall at all times maintain its corporate existence, rights and franchises.

                  (b) COMPLIANCE WITH LAW. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, with all Laws and with every lawful governmental order (whether administrative or judicial). Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws and handle all hazardous materials in material compliance therewith; keep in full effect each permit, approval, certification, license or other authorization required by any Environmental Law for the conduct of any material portion of its business; and comply in all other material respects with all Environmental Laws (including the undertaking of any cleanup, remedial or other action necessary in order to comply with any directive of a governmental authority or Environmental Law); (b) make a full and timely payment of premiums required by ERISA and perform and observe all such further and other requirements of ERISA such that no Default Under ERISA shall occur or begin to exist and no Lien shall be created; and (c) comply with all material requirements of all occupational health and safety laws and federal and state securities laws; provided, however, that, this Section shall not apply to any of the foregoing (i) if and to the extent that (x) the same shall be contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which a bond has been posted or appropriate reserves shall have been established and as to which no Lien has been created and (y) non-compliance therewith would not have a Material Adverse Effect or
         (ii) if non-compliance would not have a Material Adverse Effect.

                  (c) INSURANCE. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance with sound and responsible insurance companies in such amounts, on such properties and against such risks as is usually carried by companies of established repute engaged in the same or similar businesses, owning similar properties, and located in the same general areas as the Borrower. The Borrower shall, on the Closing Date and within ten (10) Business Days of the request by the Agent thereafter, provide evidence (including, without limitation, full policies if so requested) satisfactory to the Agent that the Borrower has adequate personal and real property, liability, business interruption and product liability insurance.

                  (d) TAXES. The Borrower shall pay in full, and shall cause each of its Subsidiaries to pay in full, prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and all lawful claims which, if unpaid, might become a Lien upon its property; provided, however, that no such tax, assessment, charge or levy need be paid so long as and to the extent that it is contested in good faith and by timely and appropriate proceedings effective to stay, during the pendency of such proceedings, the enforcement thereof and the creation of any Lien, and appropriate reserves, as required by GAAP, are made on the books of the Borrower and its Subsidiaries.

                  (e) PROPERTIES; FINANCIAL RECORDS. The Borrower will keep, and will cause each of its Subsidiaries to keep, all of its properties necessary in its business in good working order and condition, ordinary wear and tear excepted. The Borrower shall maintain at all times, true and complete financial records in accordance with GAAP, consistently applied, and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities as required under GAAP.

                  (f) VISITATION. The Borrower shall promptly upon written or oral request of the Agent or any Bank permit, and shall cause each of its Subsidiaries to permit, the Agent or such Bank, as the case may be, during normal business hours: (i) to examine, with the guidance and supervision of the Borrower, the Borrower's financial records and to make copies of and extracts from such records and (ii) upon prior reasonable notice to the Borrower, to consult with the Borrower's and its Subsidiaries' officers, directors, accountants, actuaries, trustees and plan administrators, as the case may be, in respect of the Borrower's and its Subsidiaries' financial condition, each of which parties is hereby authorized by the Borrower to make such information available to such Bank to the same extent that it would to the Borrower subject only to such professional and legal restrictions to which such parties may be bound and which cannot be waived by the Borrower or its Subsidiaries.

                  (g) DOMESTIC SUBSIDIARIES AS SUBSIDIARY GUARANTORS. Within thirty (30) days after the creation or acquisition of any Domestic Subsidiary, the Borrower shall cause such Domestic Subsidiary to execute and deliver to the Agent and each of the Banks, an appropriately executed Subsidiary Guaranty, together with a Domestic Subsidiary Certificate.

                  (h) INTEREST RATE PROTECTION AGREEMENTS. Prior to the execution of any interest rate protection agreement, the Borrower shall, and shall cause each of its Subsidiaries to, submit such agreement to the Agent for its review for compliance with the current ISDA documentation standards.

         5.3      NEGATIVE COVENANTS.

                  (a) MERGERS; SALES OF ASSETS; FUNDAMENTAL TRANSACTIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to,
         (i) merge or consolidate with or into, or enter into any agreement to merge or consolidate with or into, any other Person or otherwise be a party to any merger or consolidation, (ii) purchase (whether in one transaction or a series of transactions) all or substantially all of the assets and business or equity of any other Person, (iii) acquire any Subsidiary other than the Subsidiaries set forth on the Supplemental Schedule, or (iv) lease as lessor, sell, sell-leaseback or otherwise transfer (whether in one transaction or a series of transactions) its business or assets (whether now owned or hereafter acquired); except, that, if immediately after giving effect to such transaction no Event of Default or Potential Default shall have occurred, the Borrower and its Subsidiaries may from and after the Closing Date: (A) enter into a merger or consolidation involving only Subsidiaries of the Borrower or any merger involving only the Borrower and one or more of its Subsidiaries in which the Borrower is the surviving corporation, (B) acquire all or substantially all of the assets or equity of other Persons (other than the Acquisitions) other than as set forth in clause (A) above (whether by merger or purchase and whether in one transaction or a series of transactions) so long as
         (x) the target or resulting entity is in the same, substantially similar or a complementary line of business, (y) the Borrower shall have establish Pro Forma Covenant Compliance and, to the extent Projections are requested, the Required Banks do not reasonably object to the assumptions or other information upon which the relevant Projections were based and (z) prior to the consummation thereof, the Agent shall have received copies of the acquisition documents together with an acquisition certificate, (C) acquire all or substantially all of the equity of other Persons in connection with the Acquisitions other than as set forth in clause (A) above so long as prior to the consummation thereof, the Agent shall have received copies of the Acquisition Documents together with an Acquisition Certificate and (D) lease as lessor, sell, sell-leaseback or otherwise transfer its assets (other than the sale or transfer by the Borrower of any of the capital stock of any of the Borrower's Subsidiaries) so long as (I) such sale, lease or transfer is for not less than the fair market value of such assets, (II) the consideration received therefor is cash or cash equivalents and (III) the aggregate amount of such transactions entered into during the term of this Agreement does not exceed Five Million Dollars ($5,000,000).

                  (b) CREDIT EXTENSIONS; INVESTMENTS. The Borrower shall not, except as disclosed in the Supplemental Schedule, and shall not permit any of its Subsidiaries to, (i) loan any money to or Guaranty or assume any obligation of any other Person or (ii) make prepayments or advances to others (except to the Bank in accordance with this Agreement); except, that this Section shall not apply to: (A) any existing or future advance, commission or relocation payment, or other loan or advance made to an employee or to a director or officer of the Borrower or its Subsidiaries in the ordinary course of business and consistent with past practice, (B) any Permitted US Investments or

         (C) any Permitted Foreign Investments; provided, however, that the aggregate amount of such Permitted Foreign Investments in clause (C) outstanding at any time shall not exceed Thirty-Five Million Dollars ($35,000,000), (D) any existing investment, advance, loan or Guaranty fully disclosed in the Companies' December 31, 1996 consolidated audited financial statements or in the Supplemental Schedule, (E) any other investment, advance or loan provided that (x) the entity invested in or to which an advance or loan is made is in the same, substantially similar or a complementary line of business and (y) the Borrower is able to establish Proforma Covenant Compliance and, to the extent Projections are requested, the Required Banks do not reasonably object to the assumptions or other information upon which the relevant Projections were based, (F) any intercompany loan by the Borrower (not otherwise permitted by clause (D) above) to, any investment by the Borrower in, or any Guaranty by the Borrower of any indebtedness of, any Subsidiary of the Borrower in which the Borrower owns one hundred percent (100%) of the outstanding common stock (except for shares owned by directors as required by law); provided, however, that,(X) at the time of and after giving effect to any such loan or Guaranty (I) no Potential Default or Event of Default shall have occurred and be continuing and (II) if such loan or Guaranty exceeds ten percent (10%) of the Borrower's Consolidated Net Worth, then the Borrower shall establish Proforma Covenant Compliance and, to the extent Projections are requested, the Required Banks do not reasonably object to the assumptions or other information upon which the relevant Projections were based and (Y) this subsection shall not prohibit any intercompany loan by the Borrower to, investment by the Borrower in or Guaranty by the Borrower of the indebtedness of, any joint venture of any Subsidiary of the Borrower or any of its Subsidiaries with respect to a Congo smelter project so long as the aggregate amount of any such loans, investments or guaranties does not exceed Forty Million Dollars ($40,000,000), (G) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business, or (H) pre-payment for raw materials in the ordinary course of business and trade accounts arising and outstanding in the ordinary course of business unless represented by a promissory note or other instrument.

                  (c) INDEBTEDNESS. The Borrower shall not, and shall not permit any Subsidiary to, create, assume, incur, suffer to exist or have outstanding at any time any indebtedness for borrowed money or any Funded Indebtedness or other debt of any kind to the extent (i) the same would cause a violation of the financial covenants set forth in
         Section 0 or otherwise violate any other term or provision of this Agreement or any of the Loan Documents and (ii) the same has covenants or defaults materially more restrictive on the Borrower and its Subsidiaries than those set forth in this Agreement.

                  (d) LIENS; LEASES. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) acquire or hold any property subject to any Lien, (ii) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by a Lien, (iii) sell or otherwise transfer receivables with recourse; except, that this Section shall not prohibit: (A) any lien for a tax, assessment or government charge or levy for taxes, assessments or charges not yet due and payable or not yet required to be paid pursuant to Section 0, (B) any deposits or cash pledges securing only workers' compensation, unemployment insurance or similar obligations (other than Liens arising under ERISA) in the ordinary course of business, (C) any mechanic's, carrier's, landlord's or similar common law or statutory lien incurred in the normal course of business for amounts that are not yet due and payable or which are being diligently contested in good faith, so long as the Agent has been notified thereof and adequate reserves are maintained for their payment, (D) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no adverse affect as a practical matter on the ownership or use of any of the property in question, (E) any Lien (1) which arises in connection with judgments or attachments the occurrence of which does not constitute an Event of Default under Section 0 and (2) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, (F) deposits or cash pledges securing performance of contracts, bids, tenders, leases (other than Capitalized Leases), statutory obligations, surety and appeal bonds; provided, that, clauses (A) through (G) shall only apply to Liens arising by operation of law and in the ordinary course of business and shall not apply to any Lien that secures indebtedness for borrowed money or any Guaranty thereof or any obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay the enforcement of such Lien and against which a bond has been posted or appropriate reserves shall have been established), (G) any Lien in favor of the Bank or any existing Lien fully disclosed in the Supplemental Schedule, (H) any Lien (including any Lien in respect of a Capitalized Lease of real property) which is created or assumed in purchasing, constructing or improving any real property or to which any real property is subject when purchased; provided, however, that: (x) the mortgage, security interest or other lien is confined to the property in question and (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement and (z) the aggregate outstanding Indebtedness secured by such Liens (when taken together with any secured Indebtedness permitted to be secured pursuant to clause (L) of this subsection) does not at any time exceed Five Million Dollars ($5,000,000), (I) any transfer of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business, (J) any financing statement perfecting a security interest that would be permissible under this subsection or (J) any Lien (including any Lien in respect of a Capitalized Lease of personal property) which is created in purchasing personal property; provided, however, that: (x) the Lien is confined to the property in question,
         (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, and (z) the aggregate outstanding Indebtedness secured by such Liens (when taken together with any secured Indebtedness permitted to be secured pursuant to clause (H) of this subsection) does not at any time exceed Five Million Dollars ($5,000,000).

                  (e) DIVIDENDS. The Borrower shall not make or commit itself to make any

         Distribution (other than stock dividends) to its shareholders at any time; except that, if immediately after giving effect to such transaction no Event of Default or Potential Default shall have occurred, the Borrower may, during any Fiscal Year: (i) make Distributions consisting of dividends payable solely in cash in an aggregate amount not to exceed the greater of (x) Twelve Million Dollars ($12,000,000) or (y) twenty-five percent (25%) of the Consolidated Net Income for such Fiscal Year.

                  (f) ACCOUNTING CHANGES. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit any change in its accounting policies or financial reporting practices and procedures, except as required or permitted by GAAP or any changes in financial reporting practices and procedures which are required or permitted by GAAP, in each case as to which the Borrower shall have delivered to the Agent prior to the effectiveness of any such change a report prepared by a responsible officer of the Borrower describing such change and explaining in reasonable detail the basis therefor and effect thereof.

                  (g) USE OF PROCEEDS. The Borrower shall not use the proceeds of the Loans for any purpose other than: (i) to refinance Indebtedness owing to the Borrower's existing banking facility, (ii) to finance the consummation of the Acquisitions, (iii) to finance acquisitions (whether of assets or stock, by purchase or merger) as permitted by
         Section 0 of this Agreement, and (iv) for working capital and other general corporate purposes.

                  (h) COMPLIANCE WITH ERISA. The Borrower shall not and shall not permit any ERISA Affiliate to: (i) engage in any transaction in connection with which the Borrower or any ERISA Affiliate could reasonably be expected to be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Employee Benefit Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Employee Benefit Plan (including, without limitation, a substantial cessation of business operations or an amendment of an Employee Benefit Plan within the meaning of section 4041(e) of ERISA), which could reasonably be expected to result in any liability of the Company or any ERISA Affiliate to the PBGC, to the Department of Labor or to a trustee appointed under section 4042(b) or
         (c) of ERISA, incur any liability to the PBGC on account of a withdraw from or a termination of an Employee Benefit Plan under section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in section 3(1) of ERISA) other than as required by applicable statute, fail to make full payment when due of all amounts which, under the provisions of any Employee Benefit Plan or applicable Law, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Employee Benefit Plan (other than a Multiemployer Plan); provided, however, that such engagement, termination, withdrawal, action, incurrence, failure or permitting shall not be deemed to have violated this clause (i) unless such engagement, termination, withdrawal, action, incurrence, failure or permitting, when taken singly or together with other such engagements, terminations, withdrawals, actions, incurrences, failures or permittings, has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under section 401(a) and 501(a) of the Code; provided, however, that such termination shall not be deemed to have violated this clause (ii) unless (A) the value of all benefit liabilities (as defined in section 4001(a)(16) of ERISA) upon the termination date of all such terminated defined benefit pension plans of the Borrower, its Subsidiaries and their ERISA Affiliates exceeds the then current value (as defined in section 3 of ERISA) of all assets in such terminated defined benefit pension plans by an amount in excess of One Million Dollars ($1,000,000) in the aggregate or (B) the payment of such amount has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iii) if the Borrower or any ERISA Affiliate becomes obligated under a Multiemployer Plan (except with respect to the potential liabilities now existing as disclosed in the Supplemental Schedule), effect a complete or partial withdrawal such that the Borrower, its Subsidiaries or their ERISA Affiliates incur Withdrawal Liability under Title IV of ERISA with respect to Multiemployer Plans or otherwise have liability under Title IV of ERISA; provided, however, that the incurrence of such Withdrawal Liability or other liability under Title IV of ERISA shall not be deemed to be a violation of this clause (iii) unless, the amount the payment by the Borrower of such Withdrawal Liability or other liability has resulted or could reasonably be expected to result in a Material Adverse Effect or could reasonably be expected to result in the imposition of a Lien.

                  (i) CHANGE IN NATURE OF BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature of its business as carried on at the date hereof.

                  (j) REGULATION U COMPLIANCE. The Borrower shall not use any portion of the proceed of any Loan for the purpose of purchasing or carrying any Margin Stock or for any other purpose in violation of any requirement of Law or of the terms and conditions of this Agreement.

         5.4      FINANCIAL COVENANTS.

                  (a) CONSOLIDATED TOTAL FUNDED DEBT TO EBITDA RATIO. The Borrower shall not permit the Consolidated Total Funded Debt to EBITDA Ratio as at the end of any Fiscal Quarter to exceed 3.00 to 1.00 for the Cumulative Four Quarter Period then ending.

                  (b) CONSOLIDATED TOTAL FUNDED DEBT. The Borrower shall not permit the Consolidated Total Funded Debt to exceed fifty percent (50%) of the sum of the Consolidated Total Funded Debt plus Consolidated Net Worth as at the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 1998.

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

6        EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

         6.1 PAYMENT FAILURE. Failure by the Borrower to: (a) make payment of principal on the Revolving Credit Notes or (b) pay interest on the Revolving Credit Notes or pay any other Obligation when required to be paid hereunder to the extent such failure is not remedied within Five (5) Business Days after such required date of payment hereunder; or

         6.2 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by the Borrower in respect of the Borrower or any Subsidiary of the Borrower in this Agreement, any Loan Document or any certificate, document or financial or other statement furnished at any time in compliance with or in reference to this Agreement shall prove to have been false or inaccurate in any material respect when made or deemed to have been made; or

         6.3 REPORTING AND NOTICE PROVISIONS; VIOLATION OF CERTAIN AFFIRMATIVE COVENANTS. Failure by the Borrower (in respect of the Borrower or any Subsidiary of the Borrower): (a) to perform, keep, or observe any other term, provision, condition or covenant contained in Section 0(e) through 0(i) of this Agreement which is required to be performed, kept, or observed by the Borrower (in respect of the Borrower or any Subsidiary of the Borrower) and such failure shall continue without remedy for a period of ten (10) Days after written notice from the Agent and (b) to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement (other than those provisions, terms or conditions referenced in Sections 0, 0 and 0 of this Agreement) which is required to be kept or observed by the Borrower (in respect of the Borrower or any Subsidiary of the Borrower) and such failure shall continue without remedy for a period of Thirty (30) Days; or

         6.4 VIOLATION OF NEGATIVE COVENANTS; VIOLATION OF CERTAIN OTHER COVENANTS. Failure by the Borrower (in respect of the Borrower or any Subsidiary of the Borrower) to perform, keep, or observe any other term, provision, condition or covenant contained in Section 0(a) through 0(d), 0 or 0 of this Agreement which is required to be performed, kept, or observed by the Borrower (in respect of the Borrower or any Subsidiary of the Borrower); or

         6.5 LOAN DOCUMENTS. Failure by the Borrower or any of its Subsidiaries to perform, keep, or observe any other term, provision, condition or covenant contained in this Agreement or any of the Loan Documents which is required to be performed, kept, or observed by the Borrower (in respect of the Borrower or any Subsidiary of the Borrower), subject to any cure periods set forth therein; or

         6.6 CROSS-DEFAULT. Any indebtedness of the Borrower or any of its Subsidiaries for borrowed money (regardless of maturity) or any of its Funded Indebtedness shall be or become

"in default" (as defined below), unless the aggregate unpaid principal balance of all such indebtedness in default does not exceed Five Million Dollars ($5,000,000) at any one time outstanding or if any Event of Default occurs pursuant to the Note Purchase Agreement or upon the prepayment of the senior notes issued pursuant thereto upon a Change in Control as provided in Section
8.4 of the Note Purchase Agreement. In this subsection, "in default" means that
(a) there shall have occurred (or shall exist) in respect of the indebtedness in question (either as in effect at the date of this Agreement or as in effect at the time in question) any event, condition or other thing which constitutes, or which with the giving of notice or the lapse of any applicable grace period or both would constitute, a default which would permit any creditor or creditors or representative or creditors to accelerate the maturity of any such indebtedness; or (b) any such indebtedness (other than any payable on demand) shall not have been paid in full at its stated maturity; or (c) any such indebtedness payable on demand shall not have been paid in full within ten (10) Banking Days after any actual demand for payment; or

         6.7 TERMINATION OF EXISTENCE. The dissolution or termination of existence of the Borrower or the discontinuation of the business of the Borrower; or

         6.8      CONTROL.  The occurrence of any Change in Control; or

         6.9 FAILURE OF ENFORCEABILITY OF THIS AGREEMENT OR ANY LOAN DOCUMENT. If: (a) any material covenant, agreement or obligation of the Borrower (in respect of the Borrower or any Subsidiary of the Borrower) contained in or evidenced by this Agreement or any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms or (b) the Borrower or any Subsidiary of the Borrower shall deny or disaffirm its obligations under this Agreement or any of the Loan Documents; or


         6.10 JUDGMENTS. Any judgment for the payment of money (other than one which is covered by insurance and as to which the insurance carrier shall have acknowledged coverage in the amount of the insurance without any reservation of rights or shall have been ordered by a court of competent jurisdiction to pay such judgment) involving at any time an amount, when taken together with other such money judgments, in excess of Five Million Dollars ($5,000,000) in the aggregate, shall be rendered against the Borrower or any of its Subsidiaries and either: (a) such money judgment is not discharged, vacated, fully bonded or stayed within thirty (30) days after such judgment rendered, (b) any money judgment is docketed to become a Lien against assets of the Borrower or any of its Subsidiaries in an amount, when taken together with other such money judgments, in excess of Five Million Dollars ($5,000,000) or (c) any action shall be taken by a judgment creditor to attach or levy upon the assets of the Borrower or any of its Subsidiaries to enforce such judgment; or

         6.11 FORFEITURE PROCEEDINGS. The institution against the Borrower of any criminal proceedings for which forfeiture of any asset or assets; or

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

         6.12 PAYMENT OF DEBTS. The Borrower or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

         6.13 VOLUNTARY PROCEEDINGS. The Borrower or any of its Subsidiaries shall: (a) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee or liquidator for the Borrower or any of its Subsidiaries or for all or a substantial part of its assets, (b) make a general assignment for the benefit of creditors, (c) commence a voluntary case or proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (d) consent to the institution of, acquiesce in writing to, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Subsection 0 below,
(e) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (f) take any action for the purpose of effecting any of the foregoing; or

         6.14 INVOLUNTARY PROCEEDINGS. The Borrower or any of its Subsidiaries shall have commenced or filed against it an involuntary proceeding or an involuntary petition seeking: (a) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries, its debts or all or a substantial part of its assets under any Federal, state or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any of its Subsidiaries or for a substantial part of its assets, and, in any such case, either (i) such proceeding or petition shall continue undismissed for sixty (60) days or (ii) an order or decree approving or ordering any of the foregoing shall be entered.

7        REMEDIES.

         7.1 OPTIONAL DEFAULTS. Upon the occurrence of an Event of Default described above in Sections 0 through 0 above, inclusive, the Agent may, with the consent of the Required Banks, and shall, upon the direction of the Required Banks, (a) declare all of the Obligations due or to become due from the Borrower to the Agent and the Banks, whether under this Agreement, the Revolving Credit Notes or otherwise, at the option of the Agent, immediately due and payable, anything in the Revolving Credit Notes or other evidence of the Obligations or in any of the other Loan Documents to the contrary notwithstanding and (b) terminate each Bank's Revolving Credit Commitment whereupon none of the Banks shall have any further obligation to make any Revolving Credit Loan hereunder.

         7.2 AUTOMATIC DEFAULTS. If any Event of Default referred to in Sections 0 or 0 above shall occur, (a) each Bank's Revolving Credit Commitment shall automatically and immediately terminate (if not already expired or terminated by the Borrower or terminated pursuant to this Section 0) whereupon no Bank shall have any obligation thereafter to make any Revolving Credit Loan hereunder and (b) all of the Obligations and all other Indebtedness, if any, then owing to the Banks (other than Indebtedness, if any, already due and payable) shall thereupon become, and thereafter be, immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower.

         7.3 GENERAL RIGHTS AND REMEDIES OF AGENT AND THE BANKS. The Agent and the Banks shall have all other legal and equitable rights to which the Agent and the Banks may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Loan Documents. Each Bank hereby expressly agrees that, unless requested by the Agent with the concurrence of the Required Banks, such Bank shall not take or cause to be taken, in respect of the Loans or the other Obligations, any action or remedy that is independent from the actions or remedies taken or to be taken by the Agent, except for any actions taken by any Bank in connection with any Event of Default described in Sections 0 or 0 of this Agreement.

         7.4 SET-OFF. If any Event of Default referred to in Section 0 of this Agreement shall occur which has not been waived in writing by the Required Banks, each Bank shall have the right (in addition to such other rights as it may have by operation of Law or otherwise but subject to Section 0 of this Agreement) at any time to set off against and to appropriate and apply toward the payment of the Obligations and all other Indebtedness then owing to it (and any participation purchased or to be purchased pursuant to Section 0 below) whether or not the same shall then have matured, any and all deposit balances then owing by that Bank to or for the credit or account of the Borrower, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived.

         7.5 ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. Upon the occurrence of Event of Default (unless waived in writing by the Banks in accordance with this Agreement), to the extent that any Letters of Credit have been issued which then are outstanding, the Agent, for the benefit of the Letter of Credit Bank and the Banks, may, and upon the direction of the Required Bank's shall (whether in addition to taking any of the actions described in this Section 0 or otherwise), make demand upon Borrower to, and forthwith upon such demand the Borrower will, pay to the Agent in same day funds, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account"), to secure the obligations of the Borrower in respect of any outstanding Letters of Credit, to be maintained at such office of the Agent as Agent shall direct, an amount equal to the maximum amount available to be drawn under the Letters of Credit. In the event that Borrower shall not deposit such funds upon demand by the Agent, the Agent may, in its sole discretion, deposit any other funds of Borrower in the possession of the Agent, to the Letter of Credit Collateral Account until the amount deposited in such account equals the maximum amount available to be drawn under the Letters of Credit. The Letter of Credit Collateral Account shall be in the name of Agent (as a cash collateral account), but under the sole dominion and control of the Agent and subject to the terms of this Agreement.

         7.6      LETTER OF CREDIT COLLATERAL ACCOUNT.

                  (a) APPLICATION. The Agent may, at any time or from time to time after

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

         funds are deposited in the Letter of Credit Collateral Account, apply funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Agent may elect or shall be directed by the Banks, as shall have become or shall become due and payable by the Borrower to the Letter of Credit Bank under this Agreement or any Reimbursement Agreement first, in respect of the Letters of Credit and second, after the occurrence and during the continuance of any Event of Default, in respect of all other amounts constituting Obligations.

                  (b) NO BORROWER OR THIRD PARTY CLAIMS. Neither the Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account.

                  (c) NO LIENS OR TRANSFERS OF ACCOUNT. The Borrower agrees that it will not: (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral Account or any funds held therein, or (ii) create or permit to exist any lien, security interest or other charge or encumbrances upon or with respect to the Letter of Credit Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement.

                  (d) REASONABLE CARE. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

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

         7.7 TERMINATION; EFFECT ON BORROWER OBLIGATIONS. Any termination by the Agent and\or any Bank of its performance pursuant to this Section 0 shall not absolve, release, or otherwise affect the liability of the Borrower in respect of transactions prior to such termination or affect any of the Liens, rights, powers, and remedies of the Agent or such Bank, which such Liens, rights, powers and remedies shall, in all events, continue until all Obligations of the Borrower to the Agent and the Banks are satisfied.

         7.8 EQUALIZATION. Each Bank agrees with the other Banks that if at any time it shall obtain any Advantage over the other Banks or any thereof in respect of the Loans it will purchase from such other Bank or Banks, for cash and at par, such additional participation in the Loans owing to the other or others as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (with interest and other charges if and to the extent actually incurred by the Bank receiving the Advantage) ratably to the extent of the recovery. During the existence of any Potential Default, any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) of any Indebtedness owing by the Borrower to any Bank shall be applied to the Obligations owing to that Bank until the same shall have been paid in full before any thereof shall be applied to other Indebtedness owing to that Bank.

         7.9 REMEDIES CUMULATIVE. The above-stated remedies are not intended to be exhaustive and the full or partial exercise of any of such remedies shall not preclude the full or partial exercise of any other remedy by the Agent under this Agreement, under any Loan Document, or at equity or under at law.

8        THE AGENT.

         8.1 THE AGENT. Each Bank irrevocably appoints the Agent to act as agent under this Agreement and the Loan Documents for the benefit of such Bank, with full authority to take such actions, and to exercise such powers, on behalf of the Banks in respect of this Agreement and the Loan Documents as are herein and therein respectively delegated to the Agent or as are reasonably incidental to those delegated powers. The Agent in such capacity shall be deemed to be an independent contractor of the Banks.

         8.2 NATURE OF APPOINTMENT. The Agent shall have no fiduciary relationship with any Bank by reason of this Agreement and the Loan Documents. The Agent shall not have any duty or responsibility whatsoever to any Bank except those expressly set forth in this Agreement and the Loan Documents. Without limiting the generality of the foregoing, each Bank acknowledges that the Agent is acting as such solely as a convenience to the Banks and not as a manager of the commitments or the Obligations evidenced by the Revolving Credit Notes. This Section 0 does not confer any rights upon the Borrower or anyone else (except the Banks), whether as a third party beneficiary or otherwise.


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

         8.3 AGENT AS A BANK; OTHER TRANSACTIONS. The Agent's rights as a Bank under this Agreement and the Loan Documents shall not be affected by its serving as the Agent. The Agent and its Affiliates may generally transact any banking, financial, trust, advisory or other business with the Borrower (including, without limitation, the acceptance of deposits, the extension of credit and the acceptance of fiduciary appointments) without notice to the Banks, without accounting to the Banks, and without prejudice to the Agent's rights as a Bank under this Agreement and the Loan Documents except as may be expressly required under this Agreement.

         8.4 INSTRUCTIONS FROM BANKS. The Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the Loan Documents (including, without limitation, collection and enforcement actions in respect of any Obligations under the Revolving Credit Notes or this Agreement and any collateral therefor), except that the Agent shall take such action, or omit to take such action (other than actions referred to in Section 0 of this Agreement), as may be reasonably requested, with instructions in writing, by the Required Banks or all of the Banks, as applicable pursuant to Section 0 of this Agreement and which actions and omissions shall be binding upon all of the Banks; provided, however, that the Agent shall not be required to act (or omit any act) if, in its judgment, any such action or omission might expose the Agent to personal liability or might be contrary to this Agreement, any Loan Document or any applicable Law.

         8.5 BANK'S DILIGENCE. Each Bank: (a) represents and warrants that it has made its own decision to enter into this Agreement and the Loan Documents and (b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the Loan Documents; in each case without reliance on the Agent or any other Bank and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and material.

         8.6 NO IMPLIED REPRESENTATIONS. The Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by any Borrower in this Agreement or any Loan Document or by a Bank in any notice or other communication or by anyone else or otherwise.

         8.7 SUB-AGENTS. The Agent may employ agents and shall not be liable (except as to money or property received by it or its agents) for any negligence or misconduct of any such agent selected by it with reasonable care.

         8.8 AGENT'S DILIGENCE. The Agent shall not be required: (a) to keep itself informed as to any Person's compliance with any provision of this Agreement or any Loan Document, (b) to make any inquiry into the properties, financial condition or operation of the Borrower or any other matter relating to this Agreement or any Loan Document, (c) to report to any Bank any information (other than which this Agreement or any Loan Document expressly requires to be so


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

reported) that the Agent or any of its Affiliates may have or acquire in respect of the properties, business or financial condition of the Borrower or any other matter relating to this Agreement or any Loan Document or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or any Loan Document.

         8.9 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge of any Potential Default or Event of Default unless and until it shall have received a written notice from the Borrower or any Bank describing it and citing the relevant provision of this Agreement or any Loan Document. The Agent shall give each Bank prompt notice of any such written notice other than the Bank that shall have given the written notice of the Event of Default.

         8.10 AGENT'S LIABILITY. Neither the Agent nor any of its directors, officers, employees, attorneys, and other agents shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(a) may treat the payee of any Revolving Credit Note as the holder thereof until the Agent receives a fully executed copy of the Assignment Agreement required by
Section 0 of this Agreement signed by such payee and in form satisfactory to the Agent and the fee required by Section 0 of this Agreement; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice or such counsel, accountants or experts which have been selected by the Agent with reasonable care; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document, including, without limitation, the truth of the statements made in any certificate delivered by the Borrower under Sections 0 or 0 of this Agreement or in any Credit Request, Rate Continuation/Conversion Request or any other similar notice or delivery, the Agent being entitled for the purposes of determining fulfillment of the conditions set forth therein to rely conclusively upon such certificates; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Revolving Credit Notes or any other Loan Document or to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, or collateral covered by any agreement or any other Loan Document and (f) shall incur no liability under or in respect of this Agreement, the Revolving Credit Notes or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it in good faith to be genuine and correct and signed or sent by the proper party or parties.

         Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of their respective obligations hereunder or under any Loan Document or in connection herewith or therewith. The


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

Banks each hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement, the Revolving Credit Notes or any other Loan Document unless it shall be requested in writing to do so by the Required Banks or all of the Banks, as applicable pursuant to Section 0 of this Agreement.

         8.11 AGENT'S INDEMNITY. The Banks shall indemnify the Agent, in its capacity as Agent (to the extent the Agent is not reimbursed by the Borrower) from and against: (a) any loss or liability (other than any caused by the Agent's gross negligence or willful misconduct) incurred by the Agent acting in the capacity as Agent in respect of this Agreement, the Revolving Credit Notes or any Loan Document and (b) any out-of-pocket costs and expenses incurred in defending itself or otherwise related to this Agreement, the Revolving Credit Notes or any Loan Document (other than any caused by the Agent's gross negligence or willful misconduct) including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution and enforcement of its rights and remedies as the Agent (other than the loss, liability or costs incurred by the Agent in the defense of any claim against it by the Banks arising in connection with its actions in its capacity as Agent); provided, however, that each Bank shall be liable for only its Ratable Portion of the whole loss or liability. After any Agent's resignation as Agent pursuant to
Section 0 of this Agreement, the provisions of this Section 0 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

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

         8.12 RESIGNATION OF AGENT. The Agent may resign as Agent effective ten (10) Business Days after giving notice thereof to the Banks for any reason. If the Agent shall resign as Agent under this Agreement, the Required Banks shall appoint from among the Banks (other than the Bank that has resigned) a successor agent for the Banks, which successor agent shall be reasonably acceptable to the Borrower. In the case of resignation by the Agent, if no successor agent shall have been appointed by the time such resignation becomes effective, then the retiring Agent may, on behalf of the Banks, appoint a successor agent from among the remaining Banks. Upon appointment (whether effected by the Required Banks or the retiring Agent on behalf of the Banks), the successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holder of the Revolving Credit Notes.

9        TRANSFERS AND ASSIGNMENTS.

         9.1 TRANSFER OF COMMITMENTS. Each Bank shall have the right at any time or times to transfer to another financial institution, without recourse, all or any part of: such Bank's Revolving Credit Commitment; any Loan made by such Bank; any Revolving Credit Note executed in favor of such Bank, and any participations, if any, purchased by the Bank pursuant to Section 0 of this Agreement; provided, however, in each such case, that the transferor and the transferee shall have complied with the following requirements:

                  (a) PRIOR CONSENT. No transfer (other than a transfer by any Bank to any Affiliate of such Bank) may be consummated pursuant to this
         Section 0 in the minimum amount of Five Million Dollars ($5,000,000) without the prior written consent of the Borrower and the Agent, which shall not be unreasonably withheld; provided, however, that, (i) the consent of the Borrower shall not be required in the event a Bank transfers it's commitment to another Bank and (ii) no Bank shall make any transfer pursuant to this Section 0 if after giving effect to such transfer such Bank's Revolving Credit Commitment would be less than Five Million Dollars ($5,000,000) unless such Bank shall transfer all if its Revolving Credit Commitment and ceases to be a "Bank" under this Agreement; provided, further, that, if at the time of the proposed transfer the Borrower is the subject of a proceeding referenced in Sections 0 or 0 of this Agreement or an Event of Default has otherwise occurred which has not been waived by the Required Banks, the Borrower's consent shall not be required and any Bank may consummate a transfer contemplated by this Section 0 with the consent of the Agent. Notwithstanding anything to the contrary, any Bank may at any time (i) assign all or any portion of its rights under this Agreement and its Revolving Credit Notes to the Federal Deposit Insurance Corporation or other similar governmental agency, or (ii) create a security interest in all or any portion of such rights in favor of any Federal Reserve Bank, in each case in accordance with Regulation A or the Board of Governors of the Federal Reserve System,

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

         and no such assignment or creation shall release such assigning Bank from its obligations hereunder.

                  (b) AGREEMENT; TRANSFER FEE. The transferor: (i) shall remit to the Agent an administrative fee of Three Thousand Dollars ($3,000) and (ii) shall cause the transferee to execute and deliver to the Borrower, the Agent and each Bank (A) an Assignment Agreement, substantially in the form of Exhibit F attached hereto, and otherwise in form and substance satisfactory to the Agent and its counsel (a "Bank Assignment Agreement"), together with the consents and releases referenced therein and (B) such additional amendments, assurances and other writings as the Agent may reasonably require to effect such transfer.

                  (c) REVOLVING CREDIT NOTES. The Borrower shall execute and deliver to the Agent, the transferor and the transferee, any consent or release (of all or a portion of the obligations of the transferor) to be delivered in connection with the Assignment Agreement. If a Bank's entire interest in its Revolving Credit Commitment and in all of its Loans have been transferred, the Borrower shall execute and deliver to the transferee appropriate Revolving Credit Notes against return of the Revolving Credit Notes (marked "replaced") held by the transferor. If only a portion of a Bank's interest in its Revolving Credit Commitment and Loans has been transferred, the Borrower shall execute and deliver a new Revolving Credit Note to each of the transferor and the transferee against return of the original such Revolving Credit Notes of the transferor (marked "replaced") held by the transferor.

                  (d) PARTIES. Upon satisfaction of the requirements of this
         Section 0, including the payment of the fee and the delivery of the documents set forth in Section 0 above, (i) the transferee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement and (ii) the transferor (A) shall continue to be a "Bank" for the purposes of this Agreement only if and to the extent that the transfer shall not have been a transfer of its entire interest in its Revolving Credit Commitment and Loans and (B) shall cease to be and thereafter shall no longer be deemed to be a "Bank" in the case of any transfer of its entire interest in its Revolving Credit Commitment and Loans and (iii) the signature pages hereto and Annex A hereto shall be automatically amended, without further action, to reflect the result of any such transfer.

         9.2 SALE OF PARTICIPATIONS. Each Bank shall have the right at any time or times to sell one or more participations or subparticipations to a financial institution in all or any part of: such Bank's Revolving Credit Commitment; any Loan made by such Bank; any Revolving Credit Note executed in favor of such Bank, and any participations, if any, purchased by such Bank pursuant to Section 0 of this Agreement or this Section 0; provided, however, in each such case, that the transferor and the transferee shall have complied with the following requirements:

                  (a) BENEFITS OF PARTICIPANT. The provisions of Section 0 of this Agreement

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

         shall inure to the benefit of each purchaser of a participation or subparticipation (provided that each such participant shall look solely to the seller of its participation for those benefits and the Borrower's liabilities, if any, under any of those sections shall not be increased as a result of the sale of any such participation) and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

                  (b) RIGHTS RESERVED. In the event any Bank shall sell any participation or subparticipation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against the Borrower this Agreement and the Loan Documents) and duties pursuant to this Agreement and the Loan Documents, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 0 of this Agreement, except if and to the extent that any such waiver, consent or amendment would (A) reduce any fee or commission allocated to the participation or subparticipation, as the case may be, (B) reduce the amount of any principal payment on any Loan allocated to the participation or subparticipation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or (C) extend the time for payment of any amount allocated to the participation or subparticipation, as the case may be.

                  (c) NO DELEGATION. No participation or subparticipation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or subparticipation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

         9.3 CONFIDENTIALITY. The Agent, the Letter of Credit Bank and each Bank hereby agrees to use commercially reasonable efforts to keep, and to cause its agents, attorneys and financial advisors to keep, any information delivered or made available by the Borrower or any of its Subsidiaries to it confidential from anyone other than Persons employed or retained by the Agent, the Letter of Credit Bank or any Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent the Agent, the Letter of Credit Bank or any Bank from disclosing such information (a) to any other Bank, (b) to any other person if reasonably incidental to the administration of the Loans, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which has been publicly disclosed other than as a result of a disclosure by the Agent, the Letter of Credit Bank or any other Bank which is not permitted by this Agreement, (f) in connection with any litigation to which the Agent, the Letter of Credit or any Bank, or their respective Affiliates may be a party, (g) to the extent reasonably required in connection with the exercise of any remedy hereunder, (h) to the Agent's, the Letter of Credit Bank or such Bank's legal counsel and independent auditors, (i) to any actual or proposed participant or assignee of all or part of its rights hereunder so long as such participant or assignee has agreed in writing to be bound by the terms of this Section 0 and (j) to the extent required by Law.



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

10       INDEMNITIES.

         10.1 INCREASED COSTS. If, due to either: (a) the introduction of any Law or regulation, or any change (other than any change by way of imposition or increase of reserve requirements in respect of LIBOR Rate Loans otherwise included in the Eurocurrency Reserve Percentage) in or in the interpretation of any Law or regulation or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of Law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Loans, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to indemnify such Bank for such increased cost.

         10.2 RISK-BASED CAPITAL. If any Bank determines that: (a) compliance with any Law or regulation or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or (b) compliance with any directive, guideline or request from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital required to be so maintained is increased by or based upon the existence of such Bank's Revolving Credit Commitment to lend hereunder and other commitments of this type, then, upon demand by such Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to indemnify such Bank or such corporation, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Revolving Credit Commitment to lend hereunder.

         10.3     TAXES.

                  (a) TAXES; WITHHOLDING. Any and all payments by the Borrower hereunder, under the Revolving Credit Notes or the other Loan Documents shall be made, in accordance with the provisions of Section 2, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, the Letter of Credit Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Bank, the Letter of Credit Bank or the Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Revolving Credit Note to any Bank, the Letter of Credit Bank or the Agent and makes such deductions from the sums so payable: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 0) such Bank, the Letter of Credit Bank or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. All such Taxes shall be paid by the Borrower prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, that, if any such penalties or interest become due, the Borrower shall make prompt payment thereof to the appropriate governmental authority.

                  (b) STAMP TAXES. The Borrower agrees to pay, and will indemnify each Bank, the Letter of Credit Bank or the Agent for, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder, under the Revolving Credit Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Revolving Credit Notes or the Letters of Credit (hereinafter referred to as "Other Taxes").

                  (c) INDEMNIFICATION FOR OTHER TAXES. The Borrower will indemnify each Bank, the Letter of Credit Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 0) paid by such Bank, the Letter of Credit Bank or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any indemnification payment shall be made within thirty (30) days from the date such Bank, the Letter of Credit Bank or the Agent (as the case may be) makes written demand therefor.

                  (d) REQUEST FOR REFUND. At the reasonable request of the Borrower, each Bank, the Letter of Credit Bank and the Agent shall apply at the Borrower's expense for a refund in respect of Taxes or Other Taxes previously paid by the Borrower pursuant to this Section 0 if in the good faith opinion of such Bank, the Letter of Credit Bank or the Agent there is a reasonable basis for such refund. Notwithstanding the foregoing, none of the Banks, the Letter of Credit Bank or the Agent shall be obligated to pursue such refund if, in the exercise of its good faith judgment, such action would be disadvantageous to it. If any Bank, the letter of Credit Bank or the Agent subsequently receives from a taxing authority a refund of any Tax previously paid by the Borrower and for which the Borrower has indemnified the Bank pursuant to this Section 0, such Bank, the letter of Credit Bank or the Agent, as the case may be, shall within thirty (30) days after receipt of such refund, and to the extent permitted by applicable law, pay to the Borrower the net amount of any such recovery after deducting taxes and expenses attributable thereto.

                  (e) FURNISHING OF CERTIFICATE. Within thirty (30) days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in

         Section 0 of this Agreement, the original or a certified copy of a receipt evidencing payment thereof. If Taxes ever become payable in respect of any payment hereunder or under the Revolving Credit Notes made during a Fiscal Quarter, thereafter the Borrower will furnish to the Agent, within thirty (30) days after the end of such Fiscal Quarter, at such address, a certificate from the Borrower stating that any payments made during such Fiscal Quarter are exempt from or not subject to Taxes.

                  (f) EXEMPTION CERTIFICATE. Not later than: (a) the Closing Date, (b) in the case of any bank or financial institution that becomes a Bank after the Closing Date pursuant to Section 0 of this Agreement, the date of the instrument of assignment pursuant to which such bank or financial institution became a Bank, (c) annually on each Anniversary Date thereafter or (d) such other times as the Agent or the Borrower may reasonably request: (i) each Bank organized under the laws of a jurisdiction outside the United States shall provide the Agent and the Borrower with duly completed copies of Form 1001 or Form 4224 or any successor form prescribed by the Internal Revenue Service of the United States certifying that such Bank is exempt from United States withholding taxes with respect to all payments to be made to such Bank hereunder or other document satisfactory to the Borrower and the Agent indicating that all payments to be made to such Bank hereunder are not subject to such taxes and (ii) each other Bank shall provide the Agent and the Borrower with a written statement which certifies that such Bank is not a non-resident alien or foreign corporation and which otherwise satisfies Treasury Regulation Section 1.1441-5(b) or any successor regulation under the Internal Revenue Code (each such certificate or statement, an "Exemption Certificate"). Unless the Agent and the Borrower have received an Exemption Certificate from such Bank, the Borrower, or the Agent if the Borrower has not withheld, may withhold taxes from such payments at the applicable statutory rate (subject, in the case of the Borrower to the requirements of Section 0 above); provided, however, that, if the Borrower has so withheld, the Borrower shall so notify the Agent. If the Borrower is required to pay additional amounts to any Bank pursuant to this Section 0, such Bank shall use commercially reasonable efforts to designate a different Lending Office if such designation will thereafter avoid the need for any additional payments under this Section 0 and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A Bank which ceases to be exempt from United States withholding taxes shall notify the Agent and the Borrower promptly thereof. If a Bank organized under the laws of a jurisdiction other than the United States or a political subdivision thereof fails to comply with the provisions of this Subsection (f), then the Borrower shall not have any obligation to increase the sum payable to such Bank pursuant to this Section 0 or to indemnify such Bank for Taxes as provided in this Section.

                  (g) SURVIVAL OF PROVISION. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and liabilities of the Borrower contained in this Section 0 shall survive the payment in full of the Obligations.

         10.4 LOSSES. If any payment of principal of, or Rate Conversion or Rate Continuation of, any LIBOR Rate Loan is not paid when due or is made on a day other than on the last day of an Interest Period relating to such Loan, as a result of a payment or Rate Conversion or Rate Continuation pursuant to the provisions of Section 0 of this Agreement or acceleration of the maturity of the Revolving Credit Notes pursuant to Section 0 of this Agreement or for any other reason, the Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Rate Conversion or Rate Continuation, including, without limitation, any loss, cost or expense (other than any expenses directly attributable to loan origination efforts) incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Loan.

         10.5 INDEMNIFICATION FOR REQUESTS. Whenever the Borrower: (a) shall revoke any Credit Request, any Rate Conversion/Continuation Request involving any LIBOR Rate Loan, (b) shall for any other reason fail to borrow pursuant to any such Request or otherwise comply therewith, (c) shall fail to fulfill, on or before the date specified in any such request, the applicable conditions set forth in Section 0 of this Agreement or (d) shall fail to honor any prepayment notice, then, in each case on any Bank's demand, the Borrower shall indemnify each Bank and the Agent against any loss, cost or expense incurred by such Bank or the Agent as a result of any such failure by the Borrower, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank or the Agent to fund the LIBOR Rate Loan to be made by such Bank or the Agent in connection with such request when such LIBOR Rate Loan, as a result of such failure by the Borrower, is not made on such date.

         10.6 GENERAL INDEMNITY. The Borrower shall indemnify and hold harmless the Agent, the Letter of Credit Bank, and each Bank, and the respective directors, officers, employees and Affiliates thereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever including, without limitation, reasonable fees and disbursements of counsel and settlements costs, which may be imposed on, incurred by, or asserted against the Agent, the Letter of Credit Bank, or any Bank or the respective directors, officers, employees and Affiliates thereof in any in connection with any investigative, administrative or judicial proceeding (whether the Agent or such Bank is or is not designated as a party thereto) relating to or arising out of this Agreement or any Loan Document, the transactions contemplated thereby, or any actual or proposed use of proceeds hereunder or thereunder, except that neither the Agent, the Letter of Credit Bank, nor any Bank nor any such directors, officers, employees and Affiliates thereof shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         10.7 ENVIRONMENTAL INDEMNITY. The Borrower shall, at its sole cost and expense, indemnify, defend and save harmless the Agent and the Banks (and each of their respective

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

officers, directors, employees, agents, representatives and contractors and any subsequent owner of the assets of the Borrower who purchases such assets through the Agent or pursuant to any enforcement action by the Agent) from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigations, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and\or expenses (including, without limitation, reasonable attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted against any of such indemnified Persons relating to, resulting from or arising out of: (i) Environmental Claims (other than those caused by the wilful misconduct or gross negligence of the Agent of the Banks), (ii) a material misrepresentation or inaccuracy in any representation or warranty contained in this Agreement relating to the Borrower's compliance with Environmental Laws or
(iii) a breach or failure to perform any covenant made by the Borrower in this Agreement relating to Environmental Laws or Environmental Claims which continues uncured after the expiration of any applicable grace period. The Borrower will pay any sums owing to the Agent or the Banks pursuant to this indemnification obligation ten (10) days after demand by the Agent, together with interest on such amount accruing from and after the expiration of such period at the default rate of interest hereunder.

         10.8 CERTIFICATE FOR INDEMNIFICATION. Each demand by Agent or a Bank for payment pursuant to this Section 0 shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct. In determining the amount of any such payment thereunder, each Bank may use reasonable averaging and attribution methods.

         10.9 DUTY TO MITIGATE; STANDARD TREATMENT. Each Bank seeking payment pursuant to this Section 0 shall use reasonable efforts and take all reasonable actions to avoid the cause of the payment and to minimize the amount thereof. Each Bank agrees that it will not seek compensation or reimbursement provided for in this Section 0 unless such Bank as a matter of policy intends generally to seek comparable compensation or reimbursement from other borrowers similarly situated and with similarly documented financial accommodations.



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11       GENERAL.

                  This Agreement and the Loan Documents shall be governed by the following provisions:

         11.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement, the Revolving Credit Notes or any Loan Document, nor consent to any departure by the Borrower therefrom, nor waiver of any Event of Default under this Agreement, the Revolving Credit Notes or any Loan Document, shall in any event be effective unless the same shall be in writing and signed by the Required Banks (or, if unanimous consent of all Banks is required as hereinafter provided, all of the Banks), the Agent and the Borrower and, if relating to the Letter of Credit, the Letter of Credit Bank. Such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Unanimous waiver or consent of all Banks shall be required only with respect to: (a) the waiver of non-payment or extension of maturity of any Revolving Credit Note, or the payment date of interest, principal and/or fees thereunder, (b) any reduction in the rate of interest on the Revolving Credit Notes, or in any amount of principal or interest due on any Revolving Credit Note, or in the manner of pro rata application of any payments made by the Borrower to the Banks hereunder, (c) any change in the definition or calculation of "Required Banks", (d) any change in the dollar amount or percentage of any Bank's Revolving Credit Commitment, (e) any change in amount or timing of any fees payable under this Agreement, (f) any waiver of an Event of Default or Potential Default that would affect the rate of interest or the amount of fees otherwise payable under this Agreement, (g) any change in any provision of this Agreement which requires all of the Banks to take any action under such provision, (h) any amendment to or waiver under any Subsidiary Guaranty or (i) any change in Section 0, 0, 0 or this Section 0 itself. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by the Borrower to all Banks. Each Bank or other holder of a Revolving Credit Note shall be bound by any amendment, waiver or consent obtained as authorized by this section, regardless of its failure to agree thereto.

         11.2 CUMULATIVE PROVISIONS; INTEGRATION. Each right, power or privilege specified or referred to in this Agreement is in addition to and not in limitation of any other rights, powers and privileges that the Agent, the Letter of Credit Bank and the Banks may otherwise have or acquire by operation of Law, by other contract or otherwise. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of the Borrower contained in this Agreement, each of the Loan Documents, or in any document referred to in this Agreement or the Loan Document or contained in any agreement supplementary hereto or thereto, or any schedule or report given to the Agent, the Letter of Credit Bank or any Bank or contained in any other agreement between the Agent, the Letter of Credit Bank and the Banks and the Borrower, whether concurrently or hereafter entered into or delivered, shall be deemed cumulative to, and not in derogation or substitution of, any of the terms, covenants, conditions, or agreements of the Borrower contained in this Agreement.

         11.3 BINDING EFFECT. This Agreement shall become effective when it shall have been


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

executed by the Borrower, the Agent, the Letter of Credit Bank and the Banks and shall be binding upon and inure to the benefit of the Borrower, the Agent, the Letter of Credit Bank and the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent, the Letter of Credit Bank and the Banks. The Banks may, in their sole discretion, assign, sell, transfer or sell participations or subparticipations subject to
Section 0 of this Agreement.

         11.4 COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable costs and expenses of: (a) the Agent, and the Letter of Credit Bank (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent) in connection with the preparation, execution, delivery, administration, modification, amendment and waiver of any default of this Agreement and the Loan Documents and (b) the Agent, the Letter of Credit Bank and the Banks (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Letter of Credit Bank and the Banks) in connection with the enforcement of, the exercise of remedies under, or the preservation of rights and remedies under this Agreement and any of the Loan Documents (including any collection, bankruptcy or other enforcement proceedings arising with respect to the Borrower, this Agreement, or any Event of Default under this Agreement). All amounts due under this Section 0 shall be payable upon written demand therefor accompanied by a detailed description of the amount due and the circumstances giving rise to the cost or expense involved.

         11.5 SURVIVAL OF PROVISIONS. All representations and warranties made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement and of the Revolving Credit Notes. The provisions of Sections 0, 0.1 through 0 and 0 of this Agreement shall survive the payment of the Obligations owed by the Borrower hereunder and the termination of this Agreement (whether by acceleration or otherwise).

         11.6 IMMEDIATE U.S. FUNDS. Unless specifically designated otherwise, any reference to money is a reference to lawful money of the United States which, if in the form of credits, shall be in immediately available funds.

         11.7 CAPTIONS. The several captions to different Sections and the respective subsections thereof are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

         11.8 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, taken, received or reserved by the Agent, the Letter of Credit Bank or any Bank, shall exceed the maximum lawful rate that may be contracted for, charged, taken, received or reserved by the Agent, the Letter of Credit Bank or any Bank in accordance with applicable law, the rate of interest and all such charges payable, contracted for, charged, taken, received or reserved in respect of the Obligations of the Borrower hereunder


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

(including the Loans by the Banks to the Borrower) shall be limited to the maximum rate permitted by applicable Law.

         11.9 ILLEGALITY. If any provision in this Agreement or any other Loan Document shall for any reason be or become illegal, void or unenforceable, in whole or in part, that illegality, voidness or unenforceability shall not affect the remainder of such provision or any other provision of this Agreement or Loan Document.

         11.10 NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be given solely: (a) by hand delivery or by overnight courier delivery service, with all charges paid, (b) by facsimile transmission, if confirmed same day in writing mailed by first class mail, or (c) by registered or certified mail, postage prepaid and addressed to the parties. For the purposes of this Agreement, such notices shall be deemed to be given and received: (i) if by hand or by overnight courier service, upon actual receipt, (ii) if by facsimile transmission, upon receipt of machine-generated confirmation of such transmission (and provided the above-stated written confirmation is sent) or (iii) if by registered or certified mail, upon actual receipt; provided, however, that requests from the Borrower to Agent or the Banks pursuant to any of the provisions hereof including, without limitation, Sections 0 and 0 of this Agreement, shall not be effective until actually received by the Agent or the Banks, as the case may be. Notices or other communications hereunder shall be addressed, if to the Borrower, at the address specified on the signature pages of this Agreement; if to the Agent or the Letter of Credit Bank, at the address of the Agent specified on the signature pages of this Agreement, and, if to a Bank, at the address of such Bank specified on the signature pages of this Agreement.

         11.11 GOVERNING LAW. This Agreement and the Loan Documents and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Ohio (without giving effect to the conflict of laws rules thereof).

         11.12 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules thereto, and the Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Except for the Agent Letter, any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the Loan Documents. Nothing in this Agreement or in the Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Loan Documents.

         11.13 JURY TRIAL WAIVER. EACH OF THE BORROWER, THE AGENT, THE LETTER OF CREDIT BANK AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE AGENT, THE LETTER OF CREDIT BANK AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP

ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY REVOLVING CREDIT NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         11.14    JURISDICTION; VENUE; INCONVENIENT FORUM.

                  (a) JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  (b) VENUE; INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OTHER LOAN DOCUMENT IN ANY OHIO STATE OR FEDERAL COURT SITTING IN OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

         11.15 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.


                                              OM GROUP, INC.


                                              ------------------------------
                                              Name: James M. Materna
                                              Title: Chief Financial Officer

                                              Address for notices:

                                              3800 Terminal Tower
                                              Cleveland, Ohio 44113-2204
                                              Attention: Chief Financial Officer
                                              Telecopy: (216) 781-0902

                                      NATIONAL CITY BANK, as Agent and Letter of
                                      Credit Bank


                                      ------------------------------------------
                                      Name: Timothy G. Healy
                                      Title: Vice President


                                      Address for Notices:

                                      National City Center
                                      1900 East Ninth Street
                                      Cleveland, Ohio 44114
                                      Attention:  Timothy G. Healy
                                      Metro Group
                                      Telecopy: (216) 575-9396


                                      Payment Office:

                                      National City Bank
                                      National City Center
                                      1900 East Ninth Street
                                      Cleveland, Ohio 44114

                                           BANKS

                                           ABN AMRO BANK N.V., as Co-Agent and a
                                           Bank


                                           -------------------------------------
                                           Name: Roy D. Hasbrook
                                           Title: Group Vice President


                                           -------------------------------------
                                           Name: Louis K. McLinden
                                           Title: Vice President


                                           Address for Notices:

                                           ABN Amro Bank N.V.
                                           One PPG Place, Suite 2950
                                           Pittsburgh, PA 15222-5400
                                           Attention: Roy D. Hasbrook
                                           Telecopy: (412) 566-2266


                                           Lending Office:

                                           ABN Amro Bank N.V.
                                           One PPG Place, Suite 2950
                                           Pittsburgh, Pennsylvania 15222-5400

                                                    NBD BANK, as a Bank


                                                    ----------------------------
                                                    Name: Paul R. DeMelo
                                                    Title: Vice President


                                                    Address for Notices:

                                                    NBD Bank
                                                    611 Woodward Avenue
                                                    Detroit, Michigan 48336
                                                    Attention: Paul R. DeMelo
                                                    Telecopy: (313)225-1212

                                                    Lending Office:

                                                    NBD Bank
                                                    611 Woodward Avenue
                                                    Detroit, Michigan 48336

                                             HARRIS TRUST AND SAVINGS BANK, as a
                                             Bank


                                             -----------------------------------
                                             Name: William A. McDonnell
                                             Title: Vice President


                                             Address for Notices:

                                             Harris Trust and Savings Bank
                                             111 West Monroe Street
                                             PO Box 755
                                             Chicago, Illinois 60690
                                             Attention: William A. McDonnell
                                             Telecopy: (312)461-5225

                                             Lending Office:

                                             Harris Trust and Savings Bank
                                             111 West Monroe Street
                                             PO Box 755
                                             Chicago, Illinois 60690

                                              KEYBANK NATIONAL ASSOCIATION, as a
                                              Bank


                                              ----------------------------------
                                              Name: Richard A. Pohle
                                              Title: Vice President


                                              Address for Notices:

                                              KeyBank National Association
                                              127 Public Square
                                              OH-01-27-0606
                                              6th Floor
                                              Cleveland, Ohio 44114
                                              Attention: William J. Kysela
                                              Telecopy: (216) 689-4981


                                              Lending Office:

                                              KeyBank National Association
                                              127 Public Square
                                              Cleveland, Ohio 44114

                                                   MELLON BANK, N.A., as a Bank


                                                   -----------------------------
                                                   Name: Henry W. Centa
                                                   Title: Vice President


                                                   Address for Notices:

                                                   Mellon Bank, N.A.
                                                   200 Public Square, 29th Floor
                                                   Cleveland, Ohio 44114
                                                   Attention: Henry W. Centa
                                                   Telecopy: (216) 575-0513


                                                   Lending Office:

                                                   Mellon Bank, N.A.
                                                   200 Public Square, 29th Floor
                                                   Cleveland, Ohio 44114

                                                   NATIONAL CITY BANK, as a Bank


                                                   -----------------------------
                                                   Name:  Timothy G. Healy
                                                   Title: Vice President


                                                   Address for Notices:

                                                   National City Center
                                                   1900 East Ninth Street
                                                   Cleveland, Ohio 44114
                                                   Attention:  Timothy G. Healy
                                                   Metro Group
                                                   Telecopy: (216) 575-9396


                                                   Lending Office:

                                                   National City Center
                                                   1900 East Ninth Street
                                                   Cleveland, Ohio 44114

                                     ANNEX I
                                   COMMITMENTS

                 Credit Agreement, dated as of January 30, 1998, among OM Group, Inc., the Agent, the Co-Agent, the Letter of Credit Bank and the Banks






================================================================================
                                           Revolving
                                            Credit
           Bank                            Commitment
================================================================================
National City Bank                       $ 63,750,000               25.50%
================================================================================
ABN Amro Bank N.V.                       $ 60,000,000               24.00%
================================================================================
KeyBank National Association             $ 38,125,000               15.25%
================================================================================
Mellon Bank, N.A.                        $ 38,125,000               15.25%
================================================================================
Harris Trust and Savings Bank            $ 25,000,000               10.00%
================================================================================
NBD Bank                                 $ 25,000,000               10.00%
================================================================================
Aggregate Bank Commitments               $250,000,000.00           100.00%
================================================================================




                                  Annex I - 1

                                    Annex II
                              SUPPLEMENTAL SCHEDULE

                 Credit Agreement, dated as of January 30, 1998, among OM Group, Inc., the Agent, the Co-Agent, the Letter of Credit Bank and the Banks











                                  Annex II - 1

                                                               EXECUTION COPY



                              REVOLVING CREDIT NOTE


$25,000,000                                            Dated: January 30, 1998

                  FOR VALUE RECEIVED, the undersigned, OM Group, Inc, a Delaware corporation ("Borrower"), hereby promises to pay to the order of NBD Bank [Harris Bank and Trust Company] (the "Bank"), in immediately available funds on the Revolving Credit Termination Date, the lesser of [________________________] Dollars ($25,000,000) or the aggregate outstanding principal amount of the Revolving Credit Loans made by the Bank to the Borrower pursuant to the Credit Agreement (as hereinafter defined). Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in that certain Credit Agreement, dated as of January 30, 1998 (as the same may from time to time be amended, supplemented, restated or otherwise modified, the "Credit Agreement"), among the Borrower, the banks which are signatories thereto (the "Banks"), ABN Amro Bank N.V., as Co-Agent, National City Bank, as Letter of Credit Banks ("Letter of Credit Banks"), and National City Bank, as Agent for the Banks, the Co-Agent and the Letter of Credit Bank ("Agent").

                  The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan evidenced hereby from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement. The Borrower promises to pay on demand interest on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

                  Both principal and interest in respect of each Revolving Credit Loan are payable in lawful money of the United States of America to the Agent at the Payment Office of the Agent in same day funds. Each Revolving Credit Loan made by the Bank to the Borrower pursuant to the Credit Agreement, and all payments made on account of the principal amount thereof, shall be recorded by the Agent and the Bank on its books and records and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this Revolving Credit Note; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Revolving Credit Note.

                  This Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Loans by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Bank's Revolving Credit Commitment, the indebtedness of the Borrower resulting from each such Revolving Credit Loan being evidenced by this Revolving Credit Note, (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof and
(iii) provides for the amendment or waiver of certain terms of the Credit Agreement, all upon the terms and conditions therein specified.

                  The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. This Revolving Credit Note shall be binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the Bank, its successors and assigns and all subsequent holders of this Note.

                  THIS REVOLVING CREDIT NOTE HAS BEEN MADE AND EXECUTED IN CLEVELAND, CUYAHOGA COUNTY, OHIO, AND SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF OHIO WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. IF ANY PROVISION HEREOF IS IN CONFLICT WITH ANY STATUTE OR RULE OF LAW OF THE STATE OF OHIO OR IS OTHERWISE UNENFORCEABLE FOR ANY REASON WHATSOEVER, THEN SUCH PROVISION SHALL BE DEEMED SEPARABLE FROM AND SHALL NOT INVALIDATE ANY OTHER PROVISION OF THIS NOTE.


                                                OM GROUP, INC. ("BORROWER")

                                                --------------------------------
                                                By:     James M. Materna
                                                Title:  Chief Financial Officer

                         LOANS AND PAYMENTS OF PRINCIPAL
                                CREDIT AGREEMENT,
                          DATED AS OF January 30, 1998

==========================================================================================================================
Date of     $ Amount              Date Paid        Principal Amount Paid  Principal Amount          Noted by
Loan                                                                      Outstanding
==========================================================================================================================
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================

                                    EXHIBIT B

                                     FORM OF
                                 CREDIT REQUEST

From:             OM Group, Inc. (the "Borrower")

To:               National City Bank, as Agent

Date:             __________________, 199___

Subject: Amended and Restated Credit Agreement, dated as of January 30, 1998 (as amended from time to time, the "Credit Agreement"), among the Borrower, the banks which are signatories thereto (the "Banks"), ABN Amro Bank N.V., as Co-Agent, National City Bank, as Letter of Credit Bank ("Letter of Credit Banks"), and National City Bank, as Agent for the Banks, the Co-Agent and the Letter of Credit Bank ("Agent")

Greetings:

         Each capitalized term in this Credit Request shall be defined in accordance with the Credit Agreement. Pursuant to the Credit Agreement, we request:

         ( ) the Banks to grant us an Alternate Base Rate Borrowing in the aggregate principal sum of $_______________, to be made available on the _____________ day of ____________________, 199____.

         ( ) the Banks to grant us a LIBOR Rate Borrowing in the aggregate principal sum of $_______________, to be made available on the ________ day of ________________, 199___, and to have an initial Interest Period of _______________.

         ( ) a Letter of Credit Bank to issue a [Standby Letter of Credit] [Trade Letter of Credit], dated as of _______________, 199___, for the account of the Borrower and to and for the benefit of __________________________________, as beneficiary, for an aggregate face amount of [$_______________]; and in connection therewith we enclose a more detailed application and a Reimbursement Agreement.

and, in the case of any requested Borrowing or Letter of Credit issuance, to disburse the proceeds thereof, or issue such Letter of Credit, as follows:
______________________________________________________________________________
______________________________________________________________________________
_____________________________________________________________________________.

         The undersigned hereby certifies that conditions set forth in Section
3.2 of the Credit Agreement are satisfied on the date hereof, and will be satisfied on the date of the Rate Conversion or Rate Continuation, as the case may be, before and after giving effect thereto and to the application of the proceeds therefrom.

Very truly yours,

OM GROUP, INC.,
as Borrower


_____________________________
By:  ____________________
Its:   ____________________

                                    EXHIBIT C

                                     FORM OF
                      RATE CONVERSION/CONTINUATION REQUEST

From:             OM Group, Inc. (the "Borrower")

To:               National City Bank, as Agent

Date:             __________________, 199___

Subject: Amended and Restated Credit Agreement, dated as of January 30, 1998 (as amended from time to time, the "Credit Agreement"), among the Borrower, the banks which are signatories thereto (the "Banks"), ABN Amro Bank N.V., as Co-Agent, National City Bank, as Letter of Credit Bank ("Letter of Credit Banks"), and National City Bank, as Agent for the Banks, the Co-Agent and the Letter of Credit Bank ("Agent")

Greetings:

                  Each capitalized term used in this Rate
Conversion/Continuation Request shall have the meaning ascribed to such term in the Credit Agreement. Pursuant to the Credit Agreement, the Borrower requests:

         ( ) the Banks to convert $_________________ principal amount of the [LIBOR Rate Loans] [Alternate Base Rate Loans] comprising the Revolving Credit Borrowing (or portion thereof) [made] [converted] [continued] on _____________, 199_ in the original aggregate principal sum of $___________________, on _________________, 199_, into [LIBOR Rate
         Loans to have an Interest Period of ___ months from the date thereof commencing on _________________, 199_.] [Alternate Base Rate Loans.]

         ( ) the Banks to continue $_________________ principal amount of the LIBOR Rate Loans comprising the Revolving Credit Borrowing (or portion thereof) [made] [converted] [continued] on _____________, 199_ with a ___ month Interest Period in the original aggregate principal sum of $___________________ as LIBOR Rate Loans having an Interest Period of the same duration commencing on _________________, 199_.

         ( ) the Banks to convert $__________________ principal amount of the LIBOR Rate Loans comprising the Revolving Credit Borrowing (or portion thereof) [made][converted] [continued] on _____________, 199__ with a ____ month Interest Period in the original aggregate principal sum of [$______________] to LIBOR Rate Loans having an Interest

         Period of ____ months commencing on ________________, 199__.(1)


         The undersigned represents and warrants that this request is made in compliance with Section 2.7 of the Credit Agreement.

         The undersigned hereby certifies that conditions set forth in Section
3.2 of the Credit Agreement are satisfied on the date hereof, and will be satisfied on the date of the Rate Conversion or Rate Continuation, as the case may be, before and after giving effect thereto and to the application of the proceeds therefrom.


Very truly yours,

OM GROUP, INC.,
as Borrower


_________________________________
By: _____________________________
Its: ____________________________



         Contact Phone:    (_____) ______________
         Contact Fax:      (_____) ______________



--------
(1) In the event that Borrower desires to request more than one rate conversion or rate continuation on the same day, the Borrower may deliver more than one Rate Conversion/Continuation Request (subject to the limitations of Section 2.11).

                                    EXHIBIT D

                                     FORM OF
                          SUBSIDIARY GUARANTY AGREEMENT


                  This GUARANTY AGREEMENT (this "Guaranty Agreement") is made as of the _____ day of _____________, 1998, by [ ___________________], a
__________________ corporation (the "Guarantor"), in favor of National City Bank, as Agent (the "Agent"), for the benefit of the Banks (as defined below), the Co-Agent (as defined below) and the Letter of Credit Bank (as defined below).

                                    RECITALS

                  WHEREAS, the Agent, OM Group, Inc. (the "Borrower"), the banks which are party thereto (the "Banks"), ABN Amro Bank, N.V., as Co-Agent (the "Co-Agent") and National City Bank, as Letter of Credit Bank (the "Letter of Credit Bank"), will enter into that certain Amended and Restated Credit Agreement (as the same may from time to time be amended or otherwise modified or supplemented, the "Credit Agreement"), pursuant to which the Banks will make certain loans and other financial accommodations available to the Borrower;

                  WHEREAS, the Guarantor is a wholly-owned subsidiary of the Borrower and therefore will benefit from the loans and financial accommodations made available to the Borrower; and

                  WHEREAS, it is a condition precedent to the Banks' making of financial accommodations available to the Borrower and the Letter of Credit Bank's issuing of letters of credit under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty Agreement;

                  NOW, THEREFORE, in consideration of these premises and in order to induce the Banks to make loans and other financial accommodations available to the Borrower under the Credit Agreement, the Guarantor hereby agrees with the Agent, for the benefit of the Banks, the Co-Agent and the Letter of Credit Bank as follows:

                  SECTION 1. Definitions. The capitalized terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                  SECTION 2. Guaranty. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations the Borrower may now or hereafter owe to the Agent, the Banks or the Letter of Credit Bank, of every type and description, including, but not limited to, the Borrower's obligations under the Credit Agreement and the Loan Documents (all such obligations of the Borrower being referred to herein as of the "Guaranteed Obligations") and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent, the Banks or the Letter of Credit Bank in enforcing any rights under this Guaranty Agreement.

                  SECTION 3. Maximum Liability. The maximum liability of the Guarantor under this Guaranty Agreement shall be the greatest amount which, after taking into consideration all other valid and enforceable debts and liabilities of the Guarantor, an applicable court has determined (after any appeals) would not render the Guarantor insolvent, unable to pay its debts as they become due, inadequately capitalized for the business which it intends to conduct, or unable to pay a judgment rendered upon a claim that is the subject of an action or proceeding pending at the time when the obligations of this Guaranty Agreement are incurred or increased.

                  SECTION 4. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. The liability of the Guarantor under this Guaranty Agreement shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Credit Agreement, the Loan Documents or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Loan Documents or any other agreement or instrument relating thereto;

                  (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) failure by the Agent or any Bank to take any steps to perfect and maintain its or their security interest in, or preserve its rights to, any security or collateral for the Guaranteed Obligations;

                  (e) the Agent's or any Bank's election in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) (the "Bankruptcy Code"), or the application of Section 1111(b)(2) of the Bankruptcy Code;

                  (f) any borrowing or grant of a security interest under
         Section 364 of the Bankruptcy Code; or

                  (g) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor.

This Guaranty Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent, any Bank or the Letter of Credit Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

                  SECTION 5. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent, any Bank or the Letter of Credit Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity or any collateral.

                  SECTION 6. Subrogation. The Guarantor shall have no right of subrogation, reimbursement or contribution and hereby waives any right to enforce any remedy which the Agent, any Bank or the Letter of Credit Bank now has or may hereafter have against the Borrower, any endorser or any other guarantor, of all or any part of the Guaranteed Obligations, and the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent to secure payment of the Guaranteed Obligations or any other liability of the Borrower to the Agent, the Banks or the Letter of Credit Bank. The Guarantor also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty Agreement . The Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or other collateral given to the Agent or any Bank to secure payment of the Guaranteed Obligations.

                  SECTION 7. Financial Condition of Borrower. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal and the Guarantor hereby agrees that neither the Agent nor any Bank shall have any duty to advise the Guarantor of information known to the Agent or any such Bank regarding such condition or any such circumstances. In the event the Agent or any Bank, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, neither the Agent or such Bank shall be under any obligation (i) to undertake any investigation not a part of its regular business routine (ii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, the Agent or such Bank wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

                  SECTION 8. Marshalling of Assets. The Guarantor consents and agrees that the Agent, the Banks and the Letter of Credit Bank shall not be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Obligations. The Guarantor further agrees that, to the extent that the Borrower makes a payment or payments to the Agent, any Bank or the Letter of Credit Bank, or the Agent, any Bank or the Letter of Credit Bank receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Guaranteed Obligations or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

                  SECTION 9. Representations and Warranties; Incumbency.

                  (a) The Guarantor hereby represents and warrants that (i) the Guarantor is a corporation duly organized and existing in good standing and has full power and authority to make and deliver this Guaranty Agreement; (ii) the execution, delivery and performance of this Guaranty Agreement by the Guarantor have been duly authorized by all necessary action of its directors and shareholders and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its Certificate of Incorporation or By-Laws or any agreement presently binding on it; (iii) this Guaranty Agreement has been duly executed and delivered by the authorized officers of the Guarantor and constitutes its lawful, binding and legally enforceable obligation (subject to the United States Bankruptcy Code and other similar laws generally affecting the enforcement of creditors' rights); (iv) the authorization, execution, delivery and performance of this Guaranty Agreement do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency; and (v) there are no actions, suits or proceedings pending or threatened against or affecting the Guarantor, or any of its properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, if adversely determined, may (A) call into question the legality, validity or enforceability of this Guaranty Agreement or any Loan Document, or
(B) have a material adverse effect on the condition, financial or otherwise, operations, properties or prospects of the Guarantor.

                  (b) The Guarantor shall deliver to the Agent, concurrently with the execution of this Guaranty Agreement, (i) a certificate executed by an authorized officer of the Guarantor certifying (A) the resolutions of the Board of Directors of the Guarantor authorizing the execution, performance and delivery of this Guaranty Agreement and the other Loan Documents to which the Guarantor is a party, (B) the names and signatures of the officers of the Guarantor executing or attesting to this Guaranty Agreement and such other Loan Documents, and (C) as true, correct, complete and in full force and effect, without amendment or revocation as of the date hereof, the Guarantor's Certificate of Incorporation and By-Laws and (ii) a good standing certificate for the Guarantor issued by the Secretary of State of the state of its incorporation.

         SECTION 10. Negative Covenants. The Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid or the Revolving Credit Commitment remains outstanding, the Guarantor will not, without the prior written consent of the Agent, for the benefit of the Banks:

                  (a) Liens, Etc. Except as permitted by the Credit Agreement, create or suffer to exist any lien, security interest or other charge or encumbrance, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any Indebtedness of any Person.

                  (b) Sales, Etc. of Assets. Except as permitted by the Credit Agreement, sell, lease, transfer or otherwise dispose of any of its assets.

                  (c) Change in Nature of Business. Make any material change in the nature of its business as carried on at the date of this Guaranty Agreement.

                  SECTION 11. Authorization. The Agent, on behalf of the Banks and the Letter of Credit Bank, is hereby authorized, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time, to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or otherwise modify, amend or change the terms of the Credit Agreement, the Loan Documents, or any other promissory note or other agreement, document or instrument now or hereafter executed by the Borrower and delivered to the Agent, any Bank or the Letter of Credit Bank; (ii) accept partial payments on the Guaranteed Obligations; (iii) take and hold security or collateral for the payment of this Guaranty Agreement, any other guarantees of the Guaranteed Obligations or other liabilities of the Borrower and the Guaranteed Obligations guaranteed hereby or thereby, and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; and (v) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of the Guarantor hereunder.

                  At any time upon the occurrence and during the continuation of an Event of Default, the Agent, any Bank or the Letter of Credit Bank may, in its sole discretion, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Obligations (i) any indebtedness due or to become due from the Agent, any Bank or the Letter of Credit Bank to the

Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of the Agent, any Bank or the Letter of Credit Bank.

                  SECTION 12. Amendments, Etc. No amendment or waiver of any provisions of this Guaranty Agreement nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and all of the Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No release or termination of this Guaranty Agreement shall be effected unless the same shall be in writing and executed by the Agent.

                  SECTION 13. No Waiver; Remedies. No failure on the part of the Agent or any Bank or the Letter of Credit Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 14. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Agent, each Bank and the Letter of Credit Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent, such Bank or the Letter of Credit Bank to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty Agreement, irrespective of whether or not the Agent, such Bank or the Letter of Credit Bank shall have made any demand under this Guaranty Agreement and although such obligations may be contingent and unmatured. The Agent, each such Bank and the Letter of Credit Bank agrees promptly to notify the Guarantor after any such set-off and application made by the Agent, such Bank or the Letter of Credit Bank, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent, each Bank and the Letter of Credit Bank under this Section 14 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent, such Bank or the Letter of Credit Bank may have.

                  SECTION 15. Continuing Guaranty; Transfer of Advances. This Guaranty Agreement is a continuing guaranty and shall (i) remain in full force and effect until the Guaranteed Obligations are paid in full and each Bank's Revolving Credit Commitment is terminated, and shall continue in effect thereafter until this Guaranty Agreement is revoked prospectively as to future transactions by written notice to that effect actually received by the Agent (but such notice shall not be effective as to any Guaranteed Obligations or the Revolving Credit Commitment outstanding at that time, any additional interest, premiums or fees to become payable with respect thereto or any renewals, extensions, or refinancings of the same), (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), subject to the limitations, if any, set forth in the Credit Agreement, the Agent and each Bank may assign or otherwise transfer any portion of the Advances held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to the Agent herein or otherwise.

                  SECTION 16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopy, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Guarantor, at its address shown below its signature hereto; and if to the Agent, at its address specified in the Credit Agreement, or as to each party at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective five (5) Business Days after deposit in the mails, and on the date telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

                  SECTION 17. Solvency. The Guarantor is solvent (as described in the Guarantor Credit Agreement). The Guarantor does not believe that final judgments, if any, against the Guarantor in actions for money damages presently pending will be rendered at a time when, or in an amount such that, the Guarantor will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Guarantor, after taking into account all other anticipated uses of the cash of the Guarantor (including the payments on or in respect of debt referred to in this Section 17), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

                  SECTION 18. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS GUARANTY AGREEMENT, THE CREDIT AGREEMENT OR THE LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT) WOULD INVOLVE DIFFICULT AND COMPLEX ISSUES AND THEREFORE AGREE THAT ANY LAWSUIT GROWING OUT OF OR INCIDENTAL TO ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

SECTION 19. Jurisdiction; Venue; Inconvenient Forum.

                  (a) Jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, THE CREDIT AGREEMENT OR THE LOAN DOCUMENTS,

OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  (b) Venue; Inconvenient Forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, THE CREDIT AGREEMENT OR ANY LOAN DOCUMENT IN ANY OHIO STATE OR FEDERAL COURT SITTING IN CUYAHOGA COUNTY, OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE GUARANTOR CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

                  SECTION 20. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Ohio.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                    [____________________________],
                                    ("GUARANTOR")

                                    ____________________________________________
                                    By: ________________________________________

                                    Its:________________________________________

                                    Address for Notices:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________

Accepted and Agreed to by:

NATIONAL CITY BANK, as Agent

____________________________________
By: Timothy G. Healy
Its: Vice President

                                    EXHIBIT F

                                     FORM OF
                            BANK ASSIGNMENT AGREEMENT

                  This Assignment Agreement (this "Assignment Agreement") between _____________________________________________________________________
(the "Assignor") and ________________________________________ (the "Assignee")
is dated as of ________________, 19___. The parties hereto agree as follows:

                  1. PRELIMINARY STATEMENT. The Assignor is a party to an Amended and Restated Credit Agreement, dated as of January 30, 1998 (which, as it may be amended, modified, renewed or extended from time to time, is herein called the "Credit Agreement"), among OM Group, Inc. (the "Borrower"), the banks which are signatories thereto (the "Banks"), ABN Amro Bank N.V., as Co-Agent (the "Co-Agent"), National City Bank as Letter of Credit Bank (the "Letter of Credit Bank"), and National City Bank as agent for the Banks and the Letter of Credit Bank (the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. The Assignor desires to assign to the Assignee, and the Assignee desires to assume from the Assignor, an undivided interest (the "Purchased Percentage") in the Revolving Credit Commitment of the Assignor such that after giving effect to the assignment and assumption hereinafter provided, the Revolving Credit Commitment of the Assignee shall equal ________________________ Dollars ($___________) and its percentage of the aggregate amount of the Revolving Credit Commitments shall equal ________________________ percent (____%).

                  2. ASSIGNMENT. For and in consideration of the assumption of obligations by the Assignee set forth in Section 3 hereof and the other consideration set forth herein, and effective as of the Effective Date (as hereinafter defined), the Assignor does hereby sell, assign, transfer and convey all of its right, title and interest in and to the Purchased Percentage of (i) the Revolving Credit Commitment of the Assignor (as in effect on the Effective
Date), (ii) any Revolving Credit Loan made by the Assignor which is outstanding on the Effective Date, (iii) the Assignor's Ratable Portion of each Letter of Credit, (iv) any Note delivered to the Assignor pursuant to the Credit Agreement, and (v) the Credit Agreement and the other Loan Documents. Pursuant to Section 9.1(d) of the Credit Agreement, on and after the Effective Date the Assignee shall have the same rights, benefits and obligations as the Assignor had under the Loan Documents with respect to the Purchased Percentage of the Loan Documents, all determined as if the Assignee were a "Bank" under the Credit Agreement with ____________________ Dollars ($_____________) equaling
_____________ percent (_____%) of the aggregate amount of the Revolving Credit Commitments. The Effective Date (the "Effective Date") shall be two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Attachment I hereto and any consents substantially in the form of Attachment II hereto required to be delivered to the Agent by Section 9.1(b) of the Credit Agreement have been delivered to the Agent; provided, however, that, in the event that the Borrower shall appropriately deliver a Credit Request prior to the time at which all of conditions to the effectiveness of this Assignment shall have been met, the Effective Date shall be the Business Day immediately following the day upon which the Advances by the Bank are to be made under such Credit Request. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 are not made on or prior to the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date on the Business Day prior to the proposed Effective Date and will notify the Assignee of any pending Credit Request which would delay such proposed Effective Date.

                  3. ASSUMPTION. For and in consideration of the assignment of rights by the Assignor set forth in Section 2 hereof and the other consideration set forth herein, and effective as of the Effective Date, the Assignee does hereby accept that assignment, and assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties and liabilities of the Assignor under the Credit Agreement which are assigned to the Assignee hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the aggregate amount of the Revolving Credit Commitments in accordance with the provisions set forth in the Credit Agreement and to participate in the Letters of Credit pursuant to its Ratable Portion thereof as if the Assignee were a "Bank" under the Credit Agreement with ______________________ Dollars ($_______________) equaling
____________ percent (______%) of the aggregate amount of the Revolving Credit Commitments. The Assignee agrees to be bound by all provisions relating to "Bank" under and as defined in the Credit Agreement, including, without limitation, provisions relating to the dissemination of information and the payment of indemnification.

                  4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the Purchased Percentage of the Assignor's Revolving Credit Commitment, Advances and reimbursement with respect to Letters of Credit. The Assignee shall advance funds directly to the Agent with respect to all Advances and reimbursement payments made on or after the Effective Date. In consideration for the sale and assignment of Advances hereunder the Assignee shall pay the Assignor, on the Effective Date, an amount in Dollars equal to the Purchased Percentage of all such Advances. On and after the Effective Date, the Assignee will also remit to the Assignor any amounts of interest on Advances and fees received from the Agent which relate to the Purchased Percentage of Advances made by the Assignor accrued for periods prior to the Effective Date and not heretofore paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

                  5. CONFIDENTIALITY. By executing and delivering this Assignment, the Assignee acknowledges and agrees to the provisions of Section
9.3 of the Credit Agreement.

                  6. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. The Assignee represents and warrants to the Assignor, the Borrower, the Agent and the Bank (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as the Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by the Assignor, (b) the Assignee confirms that it meets the requirements to be an assignee as set forth in Sections 9.1(a) and 9.1(b) of the Credit Agreement; (c) the Assignee confirms that it is able to fund the Advances, and (d) the Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Loan Documents as are required to be performed by it as a Bank thereunder. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no representation or warranty of any kind to the Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Loan Documents, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Advances. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Advances, the Credit Agreement or the Loan Documents, except for its or their own bad faith or willful misconduct. The Assignee appoints the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof;

                  7. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

                  8. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 9.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Loan Documents, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Loan Documents has been obtained, (ii) the assignee under such assignment from the Assignee shall agree to assume all of the Assignee's obligations hereunder in a manner satisfactory to the Assignor and (iii) the Assignee is not thereby released from any of its obligations to the Assignor hereunder.

                  9. REDUCTIONS OF AGGREGATE AMOUNT OF COMMITMENTS. If any reduction in the aggregate amount of the Revolving Credit Commitments occurs between the date of this Assignment Agreement and the Effective Date, the percentage of the aggregate amount of the Revolving Credit Commitments assigned to the Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Revolving Credit Commitment of the Assignee shall be recalculated based on the reduced aggregate amount of the Revolving Credit Commitments.

                  10. ENTIRE AGREEMENT. This Assignment Agreement and the attached consent embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

                  11. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

                  12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.


                                          [NAME OF ASSIGNOR]

                                          _____________________________________
                                          By:__________________________________
                                          Its:_________________________________


                                          [NAME OF ASSIGNEE]

                                          _____________________________________
                                          By:__________________________________
                                          Its:_________________________________

                                  ATTACHMENT I
                                       TO
                        FORM OF BANK ASSIGNMENT AGREEMENT


                              NOTICE OF ASSIGNMENT

To:      OM Group, Inc,
3800 Terminal Tower
Cleveland, Ohio 44113
Attention:  __________________

NATIONAL CITY BANK, as Agent
1900 East Ninth Street
10th Floor
Cleveland, Ohio 44114
Attention:  ____________________

From:[NAME OF ASSIGNOR]
[NAME OF ASSIGNEE]

______________, 19___

                  1. We refer to that certain Credit Agreement, dated as of ______________, 1998 (which, as it may be amended, modified, renewed or extended from time to time, is herein called the "Credit Agreement"), among OM Group, Inc. (the "Borrower"), the banks which are signatories thereto (the "Banks"), ABN Amro Bank N.V., as Co-Agent (the "Co-Agent"), National City Bank as Letter of Credit Bank (the "Letter of Credit Bank"), and National City Bank as agent for the Banks and the Letter of Credit Bank (the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

                  2. This Notice of Assignment (this "Notice" ) is given and delivered to ****[the Borrower and]**** the Agent pursuant to Section 9.1(a) of the Credit Agreement.

                  3. ___________________________("Assignor") and
______________________ (the "Assignee") have entered into an Assignment Agreement, dated as of ____________, 19___, pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor, an undivided interest in and to all of the Assignor's rights and obligations under the Credit Agreement such that Assignee's percentage of the aggregate amount of the Revolving Credit Commitments shall equal __________________ Dollars

----------
     *to be included only if consent must be obtained from the Company pursuant to Section 9.01 of the Credit Agreement.

($________________________) __________________ percent (____%), effective as of the "Effective Date" (as hereinafter defined).

                  4. The "Effective Date" shall be the later of ____________, 19___ or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents required by Sections 9.1(a), 9.1(b) and 9.1(c) of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied; provided, however, that, in the event that the Borrower shall appropriately deliver a Credit Request prior to the time at which all of conditions to the effectiveness of this Assignment shall have been met, the Effective Date shall be the Business Day immediately following the day upon which the Advances by the Bank are to be made under such Credit Request.

                  5. As of this date, the Ratable Portion of the Assignor in the aggregate amount of the Revolving Credit Commitments, Advances and the LC Exposure is _____% (____________________________ Dollars ($_______________)). As
of the Effective Date, the Ratable Portion of the Assignor in the aggregate amount of the Revolving Credit Commitments, Advances and LC Exposure will be _____% (_______________________ Dollars ($________________)) (as such percentage may be reduced or increased by assignments which become effective prior to the assignment to the Assignee becoming effective) and the Ratable Portion of the Assignee in the aggregate amount of the Revolving Credit Commitments, Advances and the LC Exposure will be _____% (__________________________ Dollars
($________________)).

                  6. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before ________________, 19___ to determine if the Assignment Agreement will become effective on such date pursuant to
Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the occurrence of the Effective Date.

                  7. The Assignee hereby accepts and assumes the assignment and delegation referred to herein and agrees as of the Effective Date (i) to perform fully all of the obligations under the Credit Agreement which it has hereby assumed and (ii) to be bound by the terms and conditions of the Credit Agreement as if it were a "Bank".

                  8. The Assignor and the Assignee request and agree that any payments to be made by the Agent to the Assignor on and after the Effective Date shall, to the extent of the assignment referred to herein, be made entirely to the Assignee, it being understood that the Assignor and the Assignee shall make between themselves any desired allocations.

                  9. The Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver the Notes or, as appropriate, replacements notes, to the Assignor and the Assignee in accordance with Section 9.1(c) of the Credit Agreement. The

Assignor [and the Assignee] agree[s] to deliver to the Agent the original Note received from it by the Borrower upon its receipt of a new Note in the amount set forth above.

                  The Assignee advises the Agent that the address listed below is its address for notices under the Credit Agreement:

                             ___________________________________
                             ___________________________________
                             ___________________________________

                  The Assignee advises the Agent that the address listed below is the address of its Lending Office and the wire transfer instructions for delivery of funds by the Agent thereto:

                             ___________________________________
                             ___________________________________
                             ___________________________________
                             ___________________________________
                             ___________________________________
                             ___________________________________

ASSIGNOR

______________________________________________________________
By:___________________________________________________________
Its: _________________________________________________________


ASSIGNEE

______________________________________________________________
By:___________________________________________________________
Its:__________________________________________________________

                                  ATTACHMENT II
                                       TO
                        FORM OF BANK ASSIGNMENT AGREEMENT

                               CONSENT AND RELEASE


TO:[NAME OF ASSIGNOR]
____________________________
____________________________


[NAME OF ASSIGNEE]
____________________________
____________________________


________________, 19___


                  1.We acknowledge receipt from __________________________ (the
"Assignor") and ________________________ (the "Assignee") of the Notice of Assignment, dated as of _______________, 19____ (the "Notice"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Notice.

                  2.In consideration of the assumption by the Assignee of the obligations of the Assignor as referred to in the Notice, [the Borrower****] and the Agent hereby (i) irrevocably consent[s], pursuant to Section 9.1(a) of the Credit Agreement, to the assignment and delegation referred to in the Notice and
(ii) as of the Effective Date, irrevocably reduces the percentage of the Assignor in the aggregate amount of the Revolving Credit Commitments, the Advances and the Letters of Credit by the percentage of the aggregate amount of the Revolving Credit Commitments, the Advances and the Letters of Credit assigned to the Assignee and releases the Assignor from all of its obligations to the Borrower under the Credit Agreement and any of the Loan Documents to the extent that such obligations have been assumed by the Assignee.

                  ****[3.The Borrower directs the Agent to prepare for issuance by the Borrower of new Notes requested by the Assignor and the Assignee in the Notice.]****

                  4.In consideration of the assumption by the Assignee of the obligations of the Assignor as referred to in the Notice, the Agent and each of the Bank executing below (which constitute the Required Banks under the Credit Agreement) hereby (i) irrevocably consents, pursuant to Section 9.1(a) of the Credit Agreement, to the assignment and delegation referred to in the Notice,
(ii) as of the Effective Date, irrevocably releases the Assignor from its obligations to the Agent under the Credit Agreement or any of the Loan Documents to the extent that such obligations have been assumed by the Assignee, and (iii) agrees that, as of the Effective Date, the Agent shall consider the Assignee as a "Bank" for all purposes under the Credit Agreement and any of the Loan Documents to the extent of the assignment and delegation referred to in the Notice.


OM GROUP, INC.


______________________________________________________________
By:___________________________________________________________
Its:__________________________________________________________


NATIONAL CITY BANK, as Agent


______________________________________________________________
By:___________________________________________________________
Its:__________________________________________________________



To be included only if the consent of the Borrower is required pursuant to
Section 9.1(a) of the Credit Agreement.

                                                                     EXHIBIT 4.4



                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY

                            Matters To Be Covered In
                   Opinion of Special Counsel To the Company
                   -----------------------------------------


        1. Each of the Company, its domestic Restricted Subsidiaries and KCO being duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and having requisite corporate power and authority to issue and sell the Notes and to execute and deliver and to perform its obligations under the Notes and the Note Agreements.

        2. Each of the Company, its domestic Restricted Subsidiaries and KCO being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

        3. The Guarantors being corporations validly existing in good standing under the laws of their state of incorporation having requisite corporate power and authority to operate and deliver and to perform their obligations under the Guaranty Agreements.

        4. Due authorization and execution of the Notes, Note Agreements and Guaranty Agreements and such documents being legal, valid, binding and enforceable.

        5. No conflicts with charter documents, laws or other agreements and no creation of Liens in respect of any property of the Company, the Guarantors or any other Restricted Subsidiary.

        6. All consents required to issue and sell the Notes and to execute and deliver the Notes, Note Agreements and Guaranty Agreements having been obtained.

        7. No litigation questioning validity of documents.

        8. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

        9. No violation of Regulations G, T, U or X of the Federal Reserve
Board.

        10. Company and each Guarantor not an "investment company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended. Company and each Guarantor not a "public utility" as such term is defined in the

Federal Power Act, as amended. Company and each Guarantor not subject to regulation under any Federal, Ohio or Delaware law which limits its ability to incur Indebtedness.
                                      -2-